Exhibit 4.12

NGL ENERGY OPERATING LLC,

NGL ENERGY FINANCE CORP.

AND EACH OF THE GUARANTORS PARTY HERETO

8.125% SENIOR SECURED NOTES DUE 2029

8.375% SENIOR SECURED NOTES DUE 2032

INDENTURE

Dated as of February 2, 2024

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee and Collateral Agent

i

Section 13.10	Regarding the Collateral Agent	115
Section 13.11	Conflicts	117

EXHIBITS

Exhibit A-1	FORM OF 2029 NOTE
Exhibit A-2	FORM OF 2032 NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF SUPPLEMENTAL INDENTURE

INDENTURE dated as of February 2, 2024 among NGL Energy Operating LLC, a Delaware limited liability company (the “Operating LLC”), NGL Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with Operating LLC, the “Issuers”), each a wholly owned subsidiary of NGL Energy Partners LP, a Delaware limited partnership (the “Company”), the Guarantors (as defined herein) and U.S. Bank Trust Company, National Association, as trustee with respect to the 2029 Notes and with respect to the 2032 Notes (in such capacity, the “Trustee”) and as collateral agent with respect to the 2029 Notes and with respect to the 2032 Notes (in such capacity, the “Collateral Agent”).

The Issuers, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of each series of Notes (as defined herein), respectively:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions.
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“144A Global Note” means a Global Note substantially in the form of Exhibit A-1, in the case of 2029 Notes, or Exhibit A-2, in the case of 2032 Notes, hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the 2029 Notes or 2032 Notes, as applicable, sold in reliance on Rule 144A.

“2029 Additional Notes” means additional 2029 Notes (other than the 2029 Initial Notes) issued under this Indenture in accordance with Section 2.02 and Section 4.09 hereof, as part of the same series as the 2029 Initial Notes.

“2032 Additional Notes” means additional 2032 Notes (other than the 2032 Initial Notes) issued under this Indenture in accordance with Section 2.02 and Section 4.09 hereof, as part of the same series as the 2032 Initial Notes.

“2029 Initial Notes” means the 2029 Notes issued under this Indenture on the Issue Date.

“2032 Initial Notes” means the 2032 Notes issued under this Indenture on the Issue Date.

“2026 Senior Secured Notes” means the Issuers’ 7.500 senior secured notes due 2026.

“2029 Notes” means the Issuers’ 8.125% Senior Secured Notes due 2029 and includes 2029 Additional Notes, together as a single class.

“2029 Notes Make-Whole Price” with respect to any 2029 Notes to be redeemed, means an amount equal to the greater of:

(1) 100% of the principal amount of such 2029 Notes; and

(2) (a) the redemption price of such Notes at the 2029 Notes Step-Down Date (as defined herein) plus (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Notes matured on the 2029 Notes Step-Down Date) on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the 2029 Notes Treasury Rate plus 50 basis points less (c) interest accrued to, but excluding, the date of redemption;

plus, in the case of both (1) and (2), accrued and unpaid interest on such 2029 Notes to be redeemed, if any, to, but excluding, the redemption date.

“2029 Notes Obligations” means all Obligations under this indenture, the notes and the Note Guarantees with respect to the 2029 Notes.

“2029 Notes Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs:

The 2029 Notes Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the 2029 Notes Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2029 Notes Step-Down Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2029 Notes Step-Down Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the 2029 Notes Treasury Rate based on the rate per annum equal to the quarterly equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2029 Notes Step-Down Date, as applicable. If there is no United States Treasury security maturing on the 2029 Notes Step-Down Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2029 Notes Step-Down Date, one with a maturity date preceding the 2029 Notes Step-Down Date and one with a maturity date following the 2029 Notes Step-Down Date, the Issuers shall select the United States Treasury security with a maturity date preceding the 2029 Notes Step-Down Date. If there are two or more United States Treasury securities maturing on the 2029 Notes Step-Down Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the 2029 Notes Treasury Rate in accordance with the terms of this paragraph, the quarterly yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“2032 Notes” means the Issuers’ 8.375% Senior Secured Notes due 2032 and includes 2032 Additional Notes, together as a single class.

“2032 Notes Make-Whole Price” with respect to any 2032 Notes to be redeemed, means an amount equal to the greater of:

(1) 100% of the principal amount of such 2032 Notes; and

(2) (a) the redemption price of such Notes at the 2032 Notes Step-Down Date (as defined herein) plus (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2032 Notes matured on the 2032 Notes Step-Down Date) on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the 2032 Notes Treasury Rate plus 50 basis points less (c) interest accrued to, but excluding, the date of redemption;

plus, in the case of both (1) and (2), accrued and unpaid interest on such 2032 Notes to be redeemed, if any, to, but excluding, the redemption date.

“2032 Notes Obligations” means all Obligations under this indenture, the notes and the Note Guarantees with respect to the 2032 Notes.

“2032 Notes Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs:

The 2032 Notes Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the 2032 Notes Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2032 Notes Step-Down Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2032 Notes Step-Down Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date
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If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuers shall calculate the 2032 Notes Treasury Rate based on the rate per annum equal to the quarterly equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2032 Notes Step-Down Date, as applicable. If there is no United States Treasury security maturing on the 2032 Notes Step-Down Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2032 Notes Step-Down Date, one with a maturity date preceding the 2032 Notes Step-Down Date and one with a maturity date following the 2032 Notes Step-Down Date, the Issuers shall select the United States Treasury security with a maturity date preceding the 2032 Notes Step-Down Date. If there are two or more United States Treasury securities maturing on the 2032 Notes Step-Down Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the 2032 Notes Treasury Rate in accordance with the terms of this paragraph, the quarterly yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“ABL Administrative Agent” means JPMorgan Chase Bank, N.A. in its capacity as the administrative agent under the ABL Credit Agreement, or any successor representative acting in such capacity.

“ABL Collateral Agent” means JPMorgan Chase Bank, N.A. in its capacity as the collateral agent under the ABL Credit Agreement, or any successor representative acting in such capacity.

“ABL Credit Agreement” means that certain Credit Agreement, dated as of February 4, 2021, by and among Operating LLC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, as amended by that certain First Amendment to Credit Agreement, dated as of November 8, 2021, that certain Second Amendment to Credit Agreement, dated as of April 13, 2022, that certain Third Amendment to Credit Agreement, dated as of February 16, 2023, that certain Fourth Amendment to Credit Agreement, dated as of July 13, 2023, that certain Fifth Amendment to Credit

Agreement, dated as of the Issue Date, and as may have been further amended, restated, amended and restated, supplemented or otherwise modified to date, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring (including increasing the amount of available borrowings thereunder, changing the maturity or adding or removing Subsidiaries as borrowers or guarantors thereunder and whether or not with the same agents, lenders, investors or holders) all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility; provided that, after giving effect to any such amendment, supplement or modification, the so amended, supplemented or modified ABL Credit Agreement shall constitute an asset based revolving facility in which the majority of the commitments thereunder are held by commercial banks and other financial institutions that are regulated by, or under the supervision of, the Office of the Comptroller of the Currency.

“ABL Documents” means the ABL Credit Agreement, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan, letter of credit or note documents, collateral or security documents, notes, guarantees, mortgages, deeds of trust, pledge agreements, instruments and agreements governing or evidencing, or executed or delivered in connection with, the ABL Credit Agreement or any Pari Passu ABL Obligations, as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time.

“ABL Facility” means the asset-based revolving credit facility established under the ABL Credit Agreement.

“ABL Indebtedness” means all Indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the ABL Documents that is secured by a Permitted Lien described under clause (1) of the definition thereof (including any Hedging Obligations and Obligations in respect of Treasury Management Arrangements secured pursuant to the ABL Documents), and all other obligations of the Issuers or any Guarantor in respect thereof.

“ABL Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the Issuers, the Guarantors, the Collateral Agent, the Term Loan Collateral Agent, the Real Property Collateral Agent and the ABL Collateral Agent, as amended or supplemented from time to time.

“ABL Obligations” means ABL Indebtedness and all other Obligations in respect thereof.

“ABL Priority Collateral” has the meaning given to it in the ABL Intercreditor Agreement.

“Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business;

(2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(3) outstanding Capital Stock of any Restricted Subsidiary held by Persons other than Affiliates; provided that all the Capital Stock of such Restricted Subsidiary held by the Company or any other Restricted Subsidiaries shall entitle the Company or such other Restricted Subsidiary to not less than a pro rata portion of all dividends or other distributions made by such Restricted Subsidiary upon any of such Capital Stock;

provided, however, that, in the case of clauses (2) and (3), such Restricted Subsidiary is primarily engaged in a Permitted Business.

“Additional Notes” means 2029 Additional Notes and 2032 Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights by the Company or any of the Company’s Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole or of all of the Equity Interests of the Issuers will be governed by Section 4.14 and/or Section 5.01 hereof and not by Section 4.10 hereof; and

(2) the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale by the Company or any of the Company’s Restricted Subsidiaries of Equity Interests in any of the Company’s Restricted Subsidiaries (other than, in each case, directors’ qualifying shares or Equity Interests required by applicable law to be held by a Person other than the Company or any of the Company’s Restricted Subsidiaries).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50.0 million;

(2) a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3) an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to a Restricted Subsidiary;

(4) the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable, working capital assets or other assets in the ordinary course of business (including in connection with any compromise, settlement or collection of accounts receivable), and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries (including the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries taken as whole);

(5) licenses and sublicenses by the Company or any of its Restricted Subsidiaries of software or Intellectual Property in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(7) the creation or perfection of a Lien not prohibited by Section 4.12 hereof, including a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(8) the sale or other disposition of cash or Cash Equivalents;

(9) the sale or other disposition of Hedging Obligations or other financial instruments in the ordinary course of business;

(10) (a) a Restricted Payment that does not violate Section 4.07 hereof, including, without limitation, the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment, or (b) the consummation of a Permitted Investment, including, without limitation, unwinding any Hedging Obligations, and including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

(11) the issuance, sale or other disposition of Equity Interests of an Unrestricted Subsidiary; and

(12) any trade or exchange by the Company or any of its Restricted Subsidiaries of assets for properties or assets owned or held by another Person used or useful in a Permitted Business (including Capital Stock of a Person engaged primarily in a Permitted Business that is or becomes a Restricted Subsidiary); provided that (a) the assets or properties exchanged or received by the Company or any of its Restricted Subsidiaries may not include cash or Cash Equivalents except for relatively minor amounts necessary in order to achieve an exchange of equivalent value and (b) the Fair Market Value of the assets traded or exchanged by the Company or such Restricted Subsidiary (together with any cash or Cash Equivalents to be delivered by the Company or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the assets (together with any cash or Cash Equivalents) to be received by the Company or such Restricted Subsidiary; and provided, further, that any cash received must be applied in accordance with the provisions of Section 4.10 hereof. “Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or any other Canadian federal or provincial law (including the debtor relief provisions of corporate statutes) or the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, arrangement, reorganization or relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have corresponding meanings. For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock purchase agreement, merger agreement, amalgamation agreement, arrangement agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

So long as the Company is organized as a limited partnership, references to its Board of Directors are to the Board of Directors of the General Partner.

“Borrowing Base” means the “borrowing base” under (i) the ABL Facility as in effect from time to time or (ii) any replacement thereof in the form of an asset based revolving facility; provided that a majority of the commitments thereunder shall be held by commercial banks and other financial institutions that are regulated by, or under the supervision of, the Office of the Comptroller of the Currency, and such term shall be defined in accordance with customary practices and standards for U.S. asset based revolving facilities.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to remain closed.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease or finance lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. Notwithstanding the foregoing, all obligations of the Company and its Restricted Subsidiaries that are or would be characterized as an operating lease as determined in accordance with GAAP prior to January 1, 2019 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not as a Capital Lease Obligation) for purposes of this Indenture regardless of any change in GAAP on or after January 1, 2019 (or any change in the implementation in GAAP for future periods that are contemplated as of such date) that would otherwise require such obligation to be recharacterized as a Capital Lease Obligation.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

References herein to “stock,” in the case of a non-corporation, shall be deemed to include the equivalent “Capital Stock” instrument for such non-corporation.

“Cash Equivalents” means:

(1) United States dollars;

(2) Government Securities having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the ABL Credit Agreement or with any commercial bank with commercial paper rated, on the day of such purchase, at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s;

(4) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2), (3) or (4) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(6) commercial paper issued by any lender party to the ABL Credit Agreement, the parent corporation of any lender party to the ABL Credit Agreement or any Subsidiary of such lender’s parent corporation, and commercial paper rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s and in each case maturing within one year after the date of acquisition thereof;

(7) money market funds that (A) comply with the criteria set forth in Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, (B) are rated AA by S&P and Aa by Moody’s and (C) have portfolio assets of at least $5,000,000,000; and

(8) deposits in any currency available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which the Company or any Restricted Subsidiary maintains its chief executive office or is engaged in a Permitted Business; provided that all such deposits are made in such accounts in the ordinary course of business.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) of the Exchange Act), other than a Permitted Holder, which occurrence is followed within 60 days thereafter by a Rating Decline;

(2) the adoption of a plan for the liquidation or dissolution of the Company;

(3) the consummation of any transaction (including, without limitation, any merger, amalgamation or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner (or, following a conversion of the Company from a limited partnership to a corporation (and so long as the Company is not subsequently converted to a limited partnership), the

Company), measured by voting power rather than number of shares, units or the like, which occurrence is followed within 60 days thereafter by a Rating Decline;

(4) the removal of the General Partner by the limited partners of the Company in accordance with the terms of the Partnership Agreement; or

(5) the Company ceases to own, directly or indirectly, all of the Equity Interests of each of the Issuers.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity or the addition of one or more holding companies or entities shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity or its general partner, as applicable, to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case, no “person,” other than a Permitted Holder, Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

“Class B Preferred Unit,” “Class C Preferred Unit” and “Class D Preferred Unit” each have the respective meanings assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means the ABL Priority Collateral and the Notes-TLB Priority Collateral.

“Collateral Agent” has the meaning assigned to such term in the preamble of this Indenture.

“Company” has the meaning assigned to such term in the preamble of this Indenture.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (together with any related provision for taxes and any related non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity), to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4) depreciation, depletion, amortization, (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), abandonment, impairment and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(5) all extraordinary, unusual or non-recurring expenses, including expenses related to the Fair Market Value of contingent consideration, to the extent that such extraordinary, unusual or non-recurring expenses were deducted in computing such Consolidated Net Income; plus

(6) forecasted income that is derived from MVC Contracts, less appropriate direct and indirect costs to realize such income, projected by the Company to be realized within 12 months from the date of determination (which income shall be subject to certification by management of the Company and shall be calculated on a pro forma basis as though such income had been realized on the first day of such period), net of the amount of actual benefits realized during such period; provided that such income is reasonably identifiable and factually supportable and projected by the Company in good faith; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of preferred stock dividends or distributions; provided that:

(1) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(2) the net income (but not loss) of any Person that is not a Restricted Subsidiary of such specified Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of such specified Person;

(3) the net income (but not loss) of any Restricted Subsidiary of such specified Person that is not a Guarantor will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members; provided, however, that the operation of this clause (3) shall be suspended with respect to any Restricted Subsidiary that is acquired by the Company or any of its Restricted Subsidiaries (regardless of whether such acquisition is effected pursuant to a merger or otherwise), but such suspension shall cease immediately after the first six months following such acquisition;

(4) the cumulative effect of a change in accounting principles will be excluded;

(5) any unrealized losses and gains for such period under derivative instruments included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC 815, will be excluded;

(6) all non-cash equity-based compensation expense, including all non-cash charges related to restricted Equity Interests and redeemable Equity Interests granted to officers, directors and employees, will be excluded;

(7) any charges associated with any write-down, amortization or impairment of goodwill or other tangible or intangible assets will be excluded; and

(8) any non-cash or other charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity (including, without limitation, premiums or penalties paid to counterparties in connection with the breakage, termination or unwinding of Hedging Obligations) will be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Controlling Collateral Agent” has the meaning set forth in the Notes-TLB Intercreditor Agreement.

“Corporate Trust Office of the Trustee” means the office of the Trustee at its address specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means one or more debt facilities (including, without limitation, the ABL Facility and the Term Loan Facility), commercial paper facilities or secured or unsecured capital markets financings, in each case, with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, capital market financings, private placements, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case (subject to the proviso in the definition of ABL Credit Agreement), as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including refinancing with any capital markets transaction or otherwise by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Customary Recourse Exceptions” means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary or Joint Venture, (i) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or Joint Venture and (ii) exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary or Joint Venture, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Delaware Assets” shall mean the fee-owned Material Real Property Assets that are part of the Delaware Pipeline.

“Delaware Pipeline” shall mean pipeline systems of the Issuers and Guarantors located in Lea County, New Mexico; Eddy County, New Mexico; Loving County, Texas and Reeves County, Texas.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Value” means, with respect to any Real Property Asset, the book value of such Real Property Asset, together with the book value of all fixtures appurtenant thereto and all improvements thereon.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends or distributions.

“Domestic Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Subsidiary).

“Equity Interests” of any Person means Capital Stock and all warrants, options or other rights to acquire Capital Stock of such Person (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a sale of Equity Interests of the Company (other than Disqualified Stock and other than to a Subsidiary of the Company) made for cash on a primary basis by the Company after the Issue Date.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Deposit Account” means accounts that are (a) solely used for the purposes of making payments in respect of payroll, taxes and employees’ wages and benefits, (b) disbursement accounts where solely proceeds of indebtedness, including the proceeds of the loans under the ABL Credit Agreement, are deposited, (c) zero balance accounts from which balances are swept daily to a Controlled Account (as defined in the ABL Credit Agreement), (d) third-party trust accounts and (e) other accounts with funds on deposit with a daily average balance of less than $2.0 million individually and $10.0 million in the aggregate.

“Existing Indebtedness” means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Term Loan Credit Agreement, ABL Credit Agreement, the Notes or the Note Guarantees) in existence on the Issue Date, until such amounts are repaid.

“Existing Preferred Units” means the Class B Preferred Units, the Class C Preferred Units, and the Class D Preferred Units existing on the Issue Date.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $40.0 million or more and otherwise by an officer of the General Partner (unless otherwise provided herein); provided, that, for purposes of Section 4.10(a)(2)(C) and clause (12) of the second paragraph of the definition of “Asset Sale” if the value of such Additional Assets or assets contemplated to be traded or exchanged exceeds $150.0 million, the Company shall deliver to the Trustee a copy of a written opinion as to the fairness from a financial point of view of such trade or exchange issued by a nationally recognized investment bank, appraisal firm or firm of independent public accountants.

“FASB ASC 815” means Financial Accounting Standards Board Accounting Standards Codification 815.

“FERC Subsidiary” means a Restricted Subsidiary that is subject to the regulatory jurisdiction of the Federal Energy Regulatory Commission (or any successor thereof).

“Finance Corp.” has the meaning assigned to such term in the preamble of this Indenture.

“First Lien Leverage Ratio” means, at any time of determination, the ratio of (i) the outstanding principal amount of Secured Indebtedness (other than Junior Lien Obligations) with respect to the Collateral (net of up to (i) for so long as Class D Preferred Units remain outstanding, $25.0 million cash and/or Cash Equivalents of the Company and the Restricted Subsidiaries and (ii) thereafter, $100.0 million cash and/or Cash Equivalents of the Company and the Restricted Subsidiaries) as of the end of the Trailing Four Quarters, to (ii) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such Trailing Four Quarters; provided that such First Lien Leverage Ratio shall be determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio.

“Fitch” means Fitch Ratings, Inc. or any successor to the ratings business thereof.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any Trailing Four Quarter Period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the Trailing Four Quarter Period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Obligation applicable to such Indebtedness, but if the remaining term of such interest Hedging Obligation is less than twelve months, then such interest Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such option rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as such Person may designate.

Notwithstanding anything to the contrary herein with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture under a restrictive covenant that does not require compliance with a financial ratio or test (including, without limitation, any First Lien Leverage Ratio test, Secured Leverage Ratio test, any Fixed Charge Coverage Ratio test and any Total Leverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Indenture that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence. Each amount incurred or transaction entered into (or consummated) will be deemed to have been incurred or entered into (or consummated) first, to the extent available, as an Incurrence Based Amount pursuant to the applicable financial ratio or test.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, amalgamations, consolidations or otherwise (including acquisitions of assets used or useful in a Permitted Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the Trailing Four Quarter Period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the Trailing Four Quarter Period;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4) any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such Trailing Four Quarter Period;

(5) any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such Trailing Four Quarter Period; and

(6) interest income reasonably anticipated by such Person to be received during the Trailing Four Quarter Period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of such Person, which determination shall be conclusive for all purposes under this Indenture; provided that such officer may in such officer’s discretion include any reasonably identifiable and factually supportable pro forma changes to Consolidated Cash Flow or Fixed Charges, including any pro forma expense and cost reductions or synergies that have occurred or are reasonably expected to occur within the 12 months immediately following the Calculation Date and are either (i) prepared and calculated in accordance with Regulation S-X under the Securities Act or (ii) set forth in an Officers’ Certificate signed by the chief financial officer of such Person that states (a) the amount of each such adjustment and (b) that such adjustments are based on the reasonable good faith belief of the chief financial officer executing such Officers’ Certificate at the time of such execution and the factual basis on which such good faith belief is based.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense (less interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding write-off of deferred financing costs and accretion of interest charges on future retirement benefits and other obligations that do not constitute

Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2) the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest on Indebtedness of another Person that is guaranteed by the specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one or more of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus

(4) all dividends (in the case of a partnership or limited liability company, quarterly or other periodic distributions equivalent to a dividend) paid in cash in the applicable Trailing Four Quarter Period on any series of preferred stock of such Person or any of its Restricted Subsidiaries which dividends or distributions had accrued during such Trailing Four Quarter Period, other than dividends or distributions on Equity Interests paid or payable or determined by the Board to be paid in Equity Interests of such Person (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, that are in effect from time to time. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP. At any time after the Issue Date, the Company may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Company’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. The Company shall give notice of any such election made in accordance with this definition to the Trustee and the Holders of Notes.

“General Partner” means NGL Energy Holdings LLC, a Delaware limited liability company, and its successors and permitted assigns as the general partner of the Company; provided that, following a conversion of the Company from a limited partnership to a corporation (and so long as the Company is not subsequently converted to a limited partnership), all references to “General Partner” herein shall be to the Company.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, Section 2.06(b)(3), Section 2.06(b)(4), Section 2.06(d)(2), Section 2.06(d)(3) or Section 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, or any agency or instrumentality thereof, in each case for which the full faith and credit of the United States is pledged or the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States.

“Grand Mesa Assets” shall mean the fee-owned Material Real Property Assets that are part of the Grand Mesa Pipeline.

“Grand Mesa Pipeline” shall mean the 550-mile pipeline that transports crude oil from its origin in Weld County, Colorado to the terminal of the Issuers and Guarantors in Cushing, Oklahoma.

“Grantors” means, collectively, the Issuers and the Guarantors.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). When used as a verb, “Guarantee” has a correlative meaning.

“Guarantors” means any of: (1) the Company, (2) the Restricted Subsidiaries of the Company executing this Indenture as initial Subsidiary Guarantors; and (3) the Restricted Subsidiaries of the Company that become Subsidiary Guarantors in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person (other than the Company) has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements, interest rate collar agreements or other agreements or arrangements designed to manage interest rates or interest rate risk;

(2) any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect such Person against fluctuations in the price of Hydrocarbons used, produced, processed or sold; and

(3) foreign exchange contracts, currency protection agreements or other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates.

“Holder” means a Person in whose name a Note is registered and shall, if the Holder is DTC or its nominee, mean and include the beneficial owner of the Notes where appropriate in context.

“Hydrocarbons” means oil, natural gas, casing head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person, regardless of whether contingent:

(1) in respect of borrowed money;

(2) evidenced by or issued in exchange for bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) (but excluding obligations with respect to letters of credit securing obligations (other than obligations with respect to borrowed money) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than 30 days following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(3) in respect of bankers’ acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided, that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of FASB ASC 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) in the case of any Hedging Obligation, the termination value of the agreement or arrangement giving rise to such Hedging Obligation that would be payable by such Person at such date;

(3) in the case of any letter of credit, the face amount thereof;

(4) the principal amount of the Indebtedness, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness; and

(5) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A) the Fair Market Value of such assets at the date of determination; and

(B) the amount of the Indebtedness of the other Person.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness:”

(i) accrued expenses and trade accounts payable arising in the ordinary course of business;

(ii) any indebtedness that has been defeased in accordance with GAAP or defeased or discharged pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(iii) Hydrocarbon balancing liabilities incurred in the ordinary course of business;

(iv) any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the FASB ASC 815);

(v) any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) bankers’ acceptances, (c) workers’ compensation claims, health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation and statutory obligations and (d) any Guarantees or standby letters of credit functioning as or supporting any of the foregoing bonds or obligations, to the extent not drawn; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (v) are incurred in the ordinary course of the business of the Company and its Restricted Subsidiaries and do not relate to obligations for borrowed money;

(vi) any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, earnouts, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of any business, assets or Capital Stock;

(vii) any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five Business Days of its incurrence;

(viii) any Treasury Management Arrangement;

(ix) any obligation arising out of advances on trade receivables, factoring of receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice; and

(x) all contracts and other obligations, agreements, instruments or arrangements described in clauses (16), (26), and (27) of the definition of “Permitted Liens.”

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the 2029 Initial Notes and the 2032 Initial Notes.

“Insolvency or Liquidation Proceeding” means:

(1) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Issuer or any Guarantor;

(2) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Issuer or any Guarantor or with respect to a material portion of their respective assets;

(3) any liquidation, dissolution, reorganization or winding up of any Issuer or any Guarantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(4) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Issuer or any Guarantor.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Intellectual Property” means all U.S. and foreign (a) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof (“Patents”), (b) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing (“Trademarks”), (c) copyrights and copyrightable subject matter (“Copyrights”), (d) rights of publicity, (e) moral rights and rights of attribution and integrity, (f) computer programs (whether in source code, object code, or other form), databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing,(g) trade secrets and all confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, (h) all rights in the foregoing and in other similar intangible assets, (i) all applications and registrations for the foregoing, and (j) all rights and remedies against infringement, misappropriation, or other violation thereof.

“Intercreditor Agreements” means, collectively, the ABL Intercreditor Agreement and the Notes-TLB Intercreditor Agreement.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended, and any successor statute.

“Investment Grade Rating” means a rating equal to or higher than:

(1) Baa3 (or the equivalent) by Moody’s;

(2) BBB- (or the equivalent) by S&P; or

(3) BBB- (or the equivalent) by Fitch,

or, if any such Rating Agency ceases to rate the Notes of the applicable series for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means, with respect to a series of Notes, the first day on which (a) the Notes of such series have an Investment Grade Rating from at least two Rating Agencies, (b) no Default or Event of Default with respect to the Notes of such series has occurred and is then continuing under this Indenture and (c) the Company has delivered to the Trustee an Officers’ Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding (1) endorsements of negotiable instruments and documents in the ordinary course of business, and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the Person making the advance), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in an oil or natural gas leasehold to the extent constituting a security under applicable law), together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

“Issue Date” means February 2, 2024.

“Issuers” has the meaning assigned to such term in the preamble of this Indenture, together with their successors and assigns.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

“Junior Lien” means a Lien, junior to the Liens on the Collateral securing both any ABL Obligations and Notes-TLB Obligations pursuant to the Junior Lien Intercreditor Agreement, granted by the Issuer or any Guarantor to secure Junior Lien Obligations.

“Junior Lien Documents” means, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Junior Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Junior Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Junior Lien Obligations.

“Junior Lien Indebtedness” means any Indebtedness (other than intercompany Indebtedness owing to an Issuer or its Affiliates) of any Issuer or any Guarantor (including any Permitted Refinancing Indebtedness in respect thereof) that is secured by a Junior Lien pursuant to a Permitted Lien described under clause (1) of the definition thereof; provided that, in the case of any Indebtedness referred to in this definition:

(1) such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the maturity date of the Notes (except as a result of a customary change of control or asset sale repurchase offer provisions);

(2) on or before the date on which the first such Indebtedness is incurred by any Issuer or any Guarantor, the Company shall deliver to each Secured Representative complete copies of each applicable Junior Lien Document (which shall provide that each secured party with respect to such Indebtedness shall be subject to and bound by the Junior Lien Intercreditor Agreement), along with an Officers’ Certificate certifying as to such Junior Lien Documents and identifying the obligations constituting Junior Lien Obligations;

(3) on or before the date on which any such Indebtedness is incurred by any Issuer or any Guarantor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Junior Lien Representative and each Secured Representative, as “Junior Lien Obligations” hereunder;

(4) a Junior Lien Representative is designated with respect to such Indebtedness and executes and delivers the Junior Lien Intercreditor Agreement (including, as applicable, a joinder thereto) on behalf of itself and all holders of such Indebtedness; and

(5) all other requirements set forth in the Junior Lien Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Junior Lien Obligations to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Junior Lien Intercreditor Agreement” means an intercreditor agreement which subordinates the Lien on the Collateral of the holders of the Junior Lien Obligations to the Lien on the Collateral of each of the holders of ABL Obligations and Pari Passu ABL Obligations and the holders of the Notes-TLB Obligations and the terms of which are consistent with market terms (in the view of the ABL Collateral Agent or, if the ABL Collateral Agent has been replaced, any other agent for the holders of ABL Obligations) governing security arrangements for the subordination and sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Junior Lien Obligations” means Junior Lien Indebtedness and all other Obligations in respect thereof.

“Junior Lien Representative” means in the case of any series of Junior Lien Obligations, the trustee, agent or representative of the holders of such series of Junior Lien Obligations who is appointed as a representative of the Junior Lien Obligations (for purposes related to the administration of security interests) pursuant to the applicable Junior Lien Document governing such series of Junior Lien Obligations, together with its successors and assigns in such capacity.

“Leasehold Property” means any leasehold interest of any Issuer or any Guarantor as lessee under any lease of a Real Property Asset.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC or PPSA (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Limited Condition Transaction” means any (i) Investment, acquisition (whether by merger, consolidation, amalgamation or otherwise), sale or disposition whose consummation is not conditioned on the availability or, or on obtaining, third-party financing and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Stock or preferred stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Material Real Property Asset” means (a) any (x) Grand Mesa Asset and (y) Delaware Asset, in each case, with a Designated Value in excess of $1.0 million and (b) any other Real Property Asset of any Issuer or any Guarantor that is located in the United States and has a Designated Value equal to or greater than $10.0 million as of the Issue Date or as of the date of acquisition thereof, excluding in the case of this subsection (b):

(1) any Leasehold Property, easement or right of way if under the terms of the lease with respect to such Leasehold Property or conveyance document with respect to such easement or right-of-way, or applicable law, the grant of a Lien therein is prohibited or requires the consent of the applicable third party and such prohibition has not been waived or any necessary third party consents have not been obtained after the use of commercially reasonable efforts to do so (which, for the avoidance of doubt shall not require cash payments or other consideration aside from payment or reimbursement of reasonable fees and expenses in connection with the preparation and recording of the documentations related to such consents and mortgages); and

(2) any other Real Property Asset or Real Property Assets identified by Issuer or Guarantor, if the aggregate Designated Value of such Real Property Asset(s), together with the Designated Value of any Real Property Asset(s) the subject of subsection (1) above, does not exceed the greater of $250.0 million and 2.5% of the Total Assets of the Company.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the ratings business thereof.

“MVC Contract” means any minimum volume contract or other revenue contract of Operating LLC or any of its Subsidiaries, the duration of which is at least 12 months, that features a fixed fee that automatically steps up on a date certain notwithstanding any change in volumes or other conditions.

“Net Proceeds” means the aggregate amount of cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale, but excluding any non-cash consideration deemed to be cash for purposes of Section 4.10 hereof), net of:

(1) the direct costs relating to such Asset Sale, including, without limitation, all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2) all payments made on any Indebtedness that is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or that must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3) all distributions and other payments required to be made to holders of minority interests in Subsidiaries or Joint Ventures as a result of such Asset Sale; and

(4) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for as long as required to be held as reserve or in escrow for adjustment in respect of the sale price or for indemnification or any liabilities associated with the assets disposed of in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise, in each case of clause (a) and (b) above, except for Customary Recourse Exceptions; and

(2) as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of any Unrestricted Subsidiary or Joint Venture), except for Customary Recourse Exceptions.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantees” means, with respect to a series of Notes, any Guarantee of the Issuers’ obligations under this Indenture and the Notes of such series by any Guarantor in accordance with the provisions of this Indenture.

“Notes Obligations” means the 2029 Notes Obligations and the 2032 Notes Obligations.

“Notes” means the 2029 Notes and the 2032 Notes.

“Notes Documents” means this Indenture, the Notes, the Note Guarantees, the Security Documents and any other document related to the issuance of the Notes, as may be amended or supplemented from time to time.

“Notes-TLB Intercreditor Agreement” means the intercreditor agreement dated as of the Issue Date among the Term Loan Collateral Agent, the Collateral Agent, the Real Property Collateral Agent, the Issuers and the Guarantors in respect of the Notes-TLB Obligations and any future Pari Passu Notes-TLB Obligations, as amended or supplemented from time to time.

“Notes-TLB Priority Collateral” has the meaning given to it in the ABL Intercreditor Agreement.

“Notes-TLB Obligations” means, subject to the terms and conditions in the Intercreditor Agreements, (i) all Notes Obligations, (ii) all Term Loan Obligations and (iii) all Pari Passu Notes-TLB Obligations.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum dated January 25, 2024, related to the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person (or, with respect to the Company, so long as it remains a partnership, the General Partner).

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company or two Officers of the General Partner, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of such Person, that meets the requirements of this Indenture pertaining to such certificates.

“Operating Surplus” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date; provided that, for the avoidance of doubt, for purposes of any calculation pursuant to this Indenture, Operating Surplus shall be zero as of the day immediately prior to the first day of the first quarter in which the Issue Date occurs and exclude any amounts attributable to Operating Surplus prior to the first day of the first quarter in which the Issue Date occurs. For the avoidance of doubt, when used with reference to a fiscal quarter or other period, such reference shall mean the Operating Surplus calculated through and including the last day of such period.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Pari Passu ABL Lien Indebtedness” means any Indebtedness that is permitted to have Pari Passu Lien Priority relative to the ABL Obligations with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness shall have executed a joinder to the ABL Intercreditor Agreement in the form provided therein.

“Pari Passu ABL Obligations” means Pari Passu ABL Lien Indebtedness and all other Obligations in respect thereof.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that is not Subordinated Debt.

“Pari Passu Lien Priority” means relative to specified Indebtedness and other obligations having equal Lien priority to (i) the Notes-TLB Obligations on the Collateral or (ii) the ABL Obligations on the Collateral.

“Pari Passu Notes-TLB Indebtedness” means any Additional Notes, additional Term Loan Obligations and any other Indebtedness that has a Stated Maturity date that is equal to or longer than the Stated Maturity date of any Notes-TLB Obligations that is permitted to have Pari Passu Lien Priority relative to the Notes-TLB Obligations with respect to the Collateral and is not secured by any other assets; provided that, in each case, an authorized representative of the holders of such Indebtedness (other than any Additional Notes) shall have executed a joinder to the Intercreditor Agreements in the form provided therein.

“Pari Passu Notes-TLB Obligations” means Pari Passu Notes-TLB Indebtedness and all other Obligations in respect thereof.

“Pari Passu Second Lien” means a Lien having equal priority to (i) the Lien securing the Notes-TLB Obligations on the ABL Priority Collateral and (ii) the Lien securing the ABL Obligations on the Notes-TLB Priority Collateral pursuant to the Pari Passu Second Lien Intercreditor Agreement, granted by the Issuers or any Guarantor to secure Pari Passu Second Lien Obligations.

“Pari Passu Second Lien Documents” means, collectively, any indenture, note, security document and each of the other agreements, documents and instruments providing for or evidencing any Pari Passu Second Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Pari Passu Second Lien Obligations, to the extent such are effective at the relevant time, in each case as each may be amended, restated, supplemented, modified, renewed, extended or refinanced in whole or in part from time to time, and any other credit agreement, indenture or other agreement, document or instrument evidencing, governing, relating to or securing any Pari Passu Second Lien Obligations.

“Pari Passu Second Lien Indebtedness” means any Indebtedness (other than intercompany Indebtedness owing to an Issuer or its affiliates) of any Issuer or any Guarantor (including any Permitted Refinancing Indebtedness in respect thereof) that is secured by a Pari Passu Second Lien pursuant to a Permitted Lien described under clause (1) of the definition thereof; provided that, in the case of any Indebtedness referred to in this definition:

(1) such Indebtedness does not mature and does not have any mandatory or scheduled payments or sinking fund obligations prior to the maturity date of the Notes (except as a result of a customary change of control or asset sale repurchase offer provisions);

(2) on or before the date on which the first such Indebtedness is incurred by any Issuer or any Guarantor, the Company shall deliver to each Secured Representative complete copies of each applicable Pari Passu Second Lien Document (which shall provide that each secured party with respect to such Indebtedness shall be subject to and bound by the Pari Passu Second Lien Intercreditor Agreement), along with an Officers’ Certificate certifying as to such Pari Passu Second Lien Documents and identifying the obligations constituting Pari Passu Second Lien Obligations;

(3) on or before the date on which any such Indebtedness is incurred by any Issuer or any Guarantor, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to the Pari Passu Second Lien Representative and each Secured Representative, as “Pari Passu Second Lien” hereunder;

(4) a Pari Passu Second Lien Representative is designated with respect to such Indebtedness and executes and delivers the Pari Passu Second Lien Intercreditor Agreement (including, as applicable, a joinder thereto) on behalf of itself and all holders of such Indebtedness; and

(5) all other requirements set forth in the Pari Passu Second Lien Intercreditor Agreement as to the confirmation, grant or perfection of the Liens of the holders of Pari Passu Second Lien Obligations to secure such Indebtedness or Obligations in respect thereof are satisfied.

“Pari Passu Second Lien Intercreditor Agreement” means an intercreditor agreement which subordinates the Lien on the Collateral of the holders of the Pari Passu Second Lien Obligations to (i) the Lien on the ABL Priority Collateral of each of the holders of ABL Obligations and Pari Passu ABL Obligations and (ii) the Lien on the Notes-TLB Priority Collateral of the holders of the Notes-TLB Obligations and the terms of which are consistent with market terms (in the view of the ABL Collateral Agent or, if the ABL Collateral Agent has been replaced, any other agent for the holders of ABL Obligations) governing security arrangements for the subordination and sharing of Liens or arrangements relating to the distribution of payments, as applicable, at the time the intercreditor agreement is proposed to be established in light of the type of Indebtedness subject thereto.

“Pari Passu Second Lien Obligations” means Pari Passu Second Lien Indebtedness and all other Obligations in respect thereof.

“Pari Passu Second Lien Representative” means in the case of any series of Pari Passu Second Lien Obligations, the trustee, agent or representative of the holders of such series of Pari Passu Second Lien Obligations who is appointed as a representative of the Pari Passu Second Lien Obligations (for purposes related to the administration of security interests) pursuant to the applicable Pari Passu Second Lien Document governing such series of Pari Passu Second Lien Obligations, together with its successors and assigns in such capacity.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Partnership Agreement” means the Seventh Amended and Restated Agreement of Limited Partnership of the Company dated as of October 31, 2019, as amended by the First Amendment to Seventh Amended and Restated Agreement of Limited Partnership of NGL Energy Partners LP dated as of February 4, 2021, as such may be further amended, modified or supplemented from time to time.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of:

(1) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or

(2) a Person that was merged, amalgamated or consolidated into the Company or a Restricted Subsidiary;

provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged, amalgamated and consolidated into the Company or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto and to any related financing transaction as if the same had occurred at the beginning of the Trailing Four Quarter Period:

(A) the Restricted Subsidiary or the Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09 hereof; or

(B) the Fixed Charge Coverage Ratio for the Restricted Subsidiary or the Company, as applicable, would be equal to or greater than the Fixed Charge Coverage Ratio for such Restricted Subsidiary or the Company immediately prior to such transaction.

“Permitted Business” means either (a) gathering, transporting, compressing, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, including water treatment, disposal and transportation, and entering into Hedging Obligations relating to any of the foregoing activities, or (b) any other business that generates gross income at least 90% of which constitutes “qualifying income” under Section 7704(d) of the Internal Revenue Code.

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary or in any Joint Venture; provided that:

(1) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such Unrestricted Subsidiary or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include, without limitation, all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including, without limitation, any “claw-back,” “make-well” or “keep-well”

arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

(2) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of the Permitted Business.

“Permitted Holder” means: (i) any of Coady Enterprises, LLC, Shawn W. Coady, Thorndike, LLC, Todd M. Coady, KrimGP2010, LLC, H. Michael Krimbill, NGL Energy GP LLC and EMG II NGL GP Holdings, LLC; (ii) any spouse, lineal descendant, legal guardian or other legal representative or estate of any of the Persons described in the preceding clause (i); (iii) any trust of which at least one of the trustees is any of the Persons described in the preceding clauses (i) or (ii); and (iv) any other Person that is controlled directly or indirectly by any one or more of the Persons described in the preceding clauses (i) through (iii).

“Permitted Investments” means:

(1) any Investment in the Company or in a Restricted Subsidiary;

(2) any Investment in Cash Equivalents;

(3) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(A) such Person becomes a Restricted Subsidiary; or

(B) such Person is merged, consolidated or amalgamated with or into, or is otherwise acquired by, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5) any Investment in a Person to the extent in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6) any Investment received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by, or other transfer of title to, the Company or any of its Restricted Subsidiaries with respect to any secured investment in default; or (b) litigation, arbitration or other disputes;

(7) Investments represented by Hedging Obligations;

(8) Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other deposits made in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(9) advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(10) loans or advances to officers, directors or employees made in the ordinary course of business of the General Partner, the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $5.0 million at any one time outstanding;

(11) repurchases of the Notes of any series and the Note Guarantees;

(12) advances and prepayments for asset purchases in the ordinary course of business in a Permitted Business of the Company or any of its Restricted Subsidiaries;

(13) receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(14) any Guarantee of Indebtedness permitted to be incurred by Section 4.09 hereof other than a guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary;

(15) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(16) surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

(17) guarantees by the Company or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any such Restricted Subsidiary in the ordinary course of business;

(18) Permitted Business Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding, that do not exceed the greater of (a) $200.0 million and (b) 3.75% of the Total Assets of the Company;

(19) Investments received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(20) Investments acquired after the Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries, or all or substantially all of the assets of another Person, in each case, in a transaction that is not prohibited by Section 5.01(a) hereof after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and

(21) other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (21) that are at the time outstanding, that do not exceed the greater of (a) $200.0 million and (b) 3.75% of the Total Assets of the Company; provided, however, that if any Investment pursuant to this clause (21) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (21) for so long as such Person continues to be a Restricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1) Liens securing Indebtedness incurred under Credit Facilities (including the ABL Facility, the Term Loan Facility and the Notes (other than any Additional Notes), the Note Guarantees (other than in respect of any Additional Notes) and other obligations under this Indenture (other than in respect of any Additional Notes)) that is permitted to be incurred pursuant to clause (1) of the definition of Permitted Debt in Section 4.09; provided that such Indebtedness secured by Liens pursuant to clause (1)(II) of such definition may be Pari Passu Notes-TLB Obligations (including Additional Notes), Pari Passu Second Lien Obligations or Junior Lien Obligations;

(2) Liens securing Indebtedness of Foreign Subsidiaries that is permitted to be incurred pursuant to clause (13) of the definition of Permitted Debt in Section 4.09(b) hereof;

(3) Liens to secure Hedging Obligations and/or Obligations with respect to Treasury Management Arrangements incurred in the ordinary course of business;

(4) Liens on property of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or amalgamated with or consolidated with the Company or any Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary or such merger, amalgamation or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person that becomes a Restricted Subsidiary or is merged with or into or amalgamated with or consolidated with the Company or any Restricted Subsidiary;

(5) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or a Restricted Subsidiary; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(6) Liens, pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(7) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which do not, individually or in the aggregate, materially impair the use of any of the assets or properties of the Company or any Restricted Subsidiary or which are not overdue by more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP;

(8) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the definition of Permitted Debt in Section 4.09(b) hereof covering only the assets acquired with or financed by such Indebtedness;

(9) Liens to secure Indebtedness of Restricted Subsidiaries that are not Guarantors permitted under Section 4.09 hereof; provided that such Liens may not extend to any property or assets of the Company or any Guarantor other than the Capital Stock of any non-Guarantor Restricted Subsidiaries;

(10) (i) Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture and (ii) any restriction or encumbrance (including customary rights of first refusal and tag, drag and similar rights) with respect to the pledge or transfer of Equity Interests of (x) any Unrestricted Subsidiary, (y) any Subsidiary that is not a wholly owned Subsidiary or (z) the Equity Interests in any Person that is not a Subsidiary;

(11) Liens on any asset or property acquired, constructed or improved by the Company or any of its Restricted Subsidiaries; provided that (a) such Liens are in favor of the seller of such asset or property, in favor of the Person or Persons developing, constructing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created within 360 days after the acquisition, development, construction, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under this Indenture and does not exceed the greater of (i) the cost of the asset or property so acquired, constructed or improved plus related financing costs and (ii) the Fair Market Value of the asset or property so acquired, constructed or improved, measured at the date of such acquisition, or the date of completion of such construction or improvement, and (d) such Liens are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);

(12) Liens existing on the Issue Date (for the avoidance of doubt, excluding Liens securing Indebtedness incurred under the ABL Facility, the Notes and the Note Guarantees and the Term Loan Facility on the Issue Date);

(13) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(14) Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(15) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, leases and subleases of real property, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries, considered as a single enterprise;

(16) Liens on pipelines or pipeline facilities that arise by operation of law;

(17) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture and which Refinances Secured Indebtedness; provided, however, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof);

(18) Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(19) filing of UCC or PPSA financing statements as a precautionary measure in connection with operating leases;

(20) bankers’ Liens, rights of setoff, Liens arising out of judgments, attachments or awards not constituting an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(22) Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(23) grants of software and other technology licenses in the ordinary course of business;

(24) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(25) Liens in favor of the Issuers or any of the Guarantors;

(26) Liens arising under operating agreements, joint venture agreements, partnership agreements, construction agreements, oil and gas leases, farmout agreements, division orders, agreements for the purchase, gathering, processing, treatment, sale, transportation or exchange of Hydrocarbons, unitization and pooling designations, declarations, orders and agreements, development agreements, participating agreements, area of mutual interest agreements, gas balancing agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, and other agreements arising in the ordinary course of the Company’s or any of its Restricted Subsidiaries’ business that are customary in the Permitted Business;

(27) Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of a Permitted Business for gathering, transporting, compressing, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, including entering into Hedging Obligations to support these businesses and the development, manufacture or sale of equipment or technology related to these activities;

(28) Liens arising solely by virtue of any statutory or common law provisions relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

(A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(29) Liens arising from UCC or PPSA financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(30) Liens arising under this Indenture in favor of the Trustee under this Indenture for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under this Indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(31) any leases or non-exclusive licenses of any Intellectual Property or intangible assets or entering into any franchise agreement, in each case, in the ordinary course of business;

(32) ground leases in respect of real property on which facilities owned or leased by the Company or any of its Restricted Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Company or any Restricted Subsidiary;

(33) other Liens with respect to obligations at any one time outstanding not to exceed the greater of (a) $150.0 million and (b) 3.00% of the Total Assets of the Company; and

(34) Liens securing Junior Lien Obligations in an amount equal to the maximum principal amount that could be incurred such that after giving pro forma effect thereto, the Secured Leverage Ratio for the Trailing Four Quarters would be no greater than 4.50 to 1.00.

“Permitted Preferred Payments” means any and all payments to holders of, or otherwise on, Existing Preferred Units, including in respect of distribution amounts (including any penalty or default amounts), liquidation preference, stated value, redemption amounts and accretion amounts (excluding any payments on Class B Preferred Units and Class C Preferred Units that are not required in order to permit the redemption, repurchase or other acquisition or retirement of, or any other payments in respect of, in whole or in part, the Class D Preferred Units).

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries, any Disqualified Stock of the Company or any preferred stock of any Restricted Subsidiary (a) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, retire, redeem, repay, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of (clauses (a) and (b), collectively, a “Refinancing,” and the term “Refinanced” has a correlative meaning) any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of the Company or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of the Company or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1) the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith); and

(2) if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(A) such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;

(B) if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated or otherwise junior in right of payment to the Notes, such Indebtedness (and any related Guarantee), Disqualified Stock or preferred stock is contractually subordinated or otherwise junior in right of payment to, the Notes, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

(C) such Indebtedness or Disqualified Stock is incurred or issued by the Company or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced; provided that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities shall be subject to the refinancing provision of the definition of Credit Facilities and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, unlimited liability company or government or other entity.

“PPSA” means the Personal Property Security Act (Alberta), including the regulations thereto, as amended from time to time, and any other similar legislation of any Canadian province or territory; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest or other Lien is governed by the personal property security legislation or other applicable legislation with respect to personal property security in effect in a jurisdiction in Canada other than the Province of Alberta (including the Civil Code of Québec), “PPSA” shall refer instead to such other applicable federal, provincial or territorial legislation pertaining to the granting, perfecting, opposability, priority, ranking or enforcement of Liens on personal or movable property, and any successor statutes, together with any regulations thereunder, in each case as in effect from time to time. provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agency” means each of S&P, Moody’s and Fitch, or if (and only if) any of S&P, Moody’s or Fitch shall not make a rating on the Notes of the applicable series publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P, Moody’s or Fitch, as the case may be.

“Rating Decline” means a decrease in the rating of the Notes of any series by at least two Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) within 60 days after the earliest of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control and (z) public notice of the intention of the Company to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by a Rating Agency), which Rating Decline was the result of such Change of Control; provided, however, that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred as a result of a particular Change of Control unless each such Rating Agency making the reduction in rating to which this definition would otherwise apply announces or publicly confirms or informs the trustee in writing at the request of the Issuers or the Trustee that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Decline). In determining whether the rating of any series of Notes has decreased by one or more gradations, gradations within rating categories, such as + or - for S&P, and 1, 2, and 3 for Moody’s, will be taken into account; for example, in the case of S&P, a rating decline either from BB+ to BB or BB- to B+ will constitute a decrease of one gradation. For purposes of this definition, “Change of Control” shall also include any transaction described in clauses (1) and (3) of the definition of “Change of Control” that would constitute a Change of Control pursuant to such definition if followed by a Rating Decline within the time period specified therein.

“Real Property Asset” means, at any time of determination, any fee ownership or leasehold interest of any Issuer or any Guarantor in or to any real property, together with any easements or rights-of-way of any Issuer or any Guarantor.

“Real Property Collateral Agent” means the agent under the Notes-TLB Intercreditor Agreement appointed on behalf of each Holder of Notes-TLB Obligations to act as real property collateral agent under any mortgages, leasehold mortgages, deeds of trust, assignments of leases and rents and other security documents with respect to Material Real Property Assets.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A-1 or Exhibit A-2, as applicable, hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.

“Reporting Default” means a Default described in Section 6.01(5)(b).

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Note” means a Restricted Definitive Note or a Restricted Global Note.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of the Company, other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Inc., or any successor to the rating business thereof.

“SEC” means the United States Securities and Exchange Commission.

“Secured Indebtedness” means all Indebtedness (other than obligations in respect of Hedging Obligations) that is secured by a Lien.

“Secured Leverage Ratio” means, at any time of determination, the ratio of the outstanding principal amount of Secured Indebtedness (net of up to (i) for so long as Class D Preferred Units remain outstanding, $25.0 million cash and/or Cash Equivalents of the Company and the Restricted Subsidiaries and (ii) thereafter, $100.0 million cash and/or Cash Equivalents of the Company and the Restricted Subsidiaries) as of the end of the Trailing Four Quarters, to (ii) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such Trailing Four Quarters; provided that such Secured Leverage Ratio shall be determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio.

“Secured Representative” means:

(1) in the case of this Indenture and the Notes, the Trustee; or

(2) in the case of any series of Pari Passu Notes-TLB Obligations, any trustee, agent or representative thereof designated as such in the respective agreement or instrument governing such series of Pari Passu Notes-TLB Obligations.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the security agreements, pledge agreements, agency agreements, mortgages, deeds of hypothec, deeds of trust, deeds to secured debt, collateral assignments, collateral agency agreements, debentures and other instruments and documents executed and delivered by either Issuer or any Guarantor pursuant to this Indenture or any of the foregoing (including, without limitation, the financing statements under the UCC or the PPSA of the relevant state, province or territory), as the same may be amended, supplemented or otherwise modified from time to time and pursuant to which Collateral is pledged, assigned or granted to or on behalf of the Collateral Agent for the ratable benefit of the Holders with respect to each series of Notes, the Collateral Agent and the Trustee, perfected and notice of such pledge, assignment or grant is given.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article I, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with the terms of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof; provided that, in the case of debt securities that are by their terms convertible into Capital Stock (or cash or a combination of cash and Capital Stock based on the value of the Capital Stock) of the Company, any obligation to offer to repurchase such debt securities on a date(s) specified in the original terms of such securities, which obligation is not subject to any condition or contingency, will be treated as a Stated Maturity date of such convertible debt securities.

“Subordinated Debt” means Indebtedness of the Company or a Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto) to the Notes or the Note Guarantee of such Guarantor, as applicable. References to “subordinate” or “subordinate in right of payment” and similar terms shall have a correlative meaning.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or a limited liability company) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Domestic Subsidiary of the Company that is a Guarantor.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.

“Term Loan Administrative Agent” means The Toronto Dominion (Texas) LLC, in its capacity as the collateral agent under the Term Loan Credit Agreement, or any successor representative acting in such capacity.

“Term Loan Collateral Agent” means The Toronto Dominion (Texas) LLC, in its capacity as the collateral agent under the Term Loan Credit Agreement, or any successor representative acting in such capacity.

“Term Loan Credit Agreement” means that certain senior secured term loan credit agreement, dated on or about the Issue Date, by and among Operating LLC, as borrower, The Toronto Dominion (Texas) LLC, as administrative agent and collateral agent, and the several lenders and other agents party thereto, including any notes, guarantees, collateral and security documents, instruments and agreements executed in connection therewith, and in each case as such agreement or facility may be amended (including any amendment or restatement thereof), supplemented or otherwise modified from time to time, including any agreement exchanging, extending the maturity of, refinancing, renewing, replacing, substituting or otherwise restructuring all or any portion of the Indebtedness under such agreement or facility or any successor or replacement agreement or facility.

“Term Loan Documents” means the Term Loan Credit Agreement, any additional credit agreement, note purchase agreement, indenture or other agreement related thereto and all other loan or note documents, collateral or security documents, notes, guarantees, mortgages, deeds of trust, pledge agreements, instruments and agreements governing or evidencing, or executed or delivered in connection with, the Term Loan Credit Agreement, as such agreements or instruments may be amended, supplemented, modified, restated, replaced, renewed, refunded, restructured, increased or refinanced from time to time.

“Term Loan Facility” means the senior secured term loan credit facility established under the Term Loan Credit Agreement.

“Term Loan Indebtedness” means all Indebtedness, liabilities and obligations (of every kind or nature) incurred or arising under or relating to the Term Loan Documents that has a Pari Passu Lien Priority relative to notes and the Note Guarantees, and all other obligations of the Issuers or any Guarantor in respect thereof.

“Term Loan Obligations” means Term Loan Indebtedness and all other Obligations in respect thereof.

“Total Assets” of any Person means, as of any date, the amount that, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, as of the end of the most recently ended fiscal quarter for which internal financial statements are available; provided, however, that such amount shall be adjusted to give pro forma effect to any subsequent Investment, acquisition or disposition of any assets or Person (regardless of whether effected as a merger, purchase or sale of Equity Interests, asset acquisition or disposition or other form of acquisition or disposition) by such Person or any of its Restricted Subsidiaries, including any such Investment, acquisition or disposition that is pending and giving rise to the need to determine the amount of Total Assets, as if such transaction had occurred immediately prior to the end of such most recently ended fiscal quarter.

“Total Leverage Ratio” means, at any time of determination, the ratio of (i) the outstanding principal amount of Indebtedness (other than obligations in respect of Hedging Obligations) of the Company and its Restricted Subsidiaries (net of up to (i) for so long as Class D Preferred Units remain outstanding, $25.0 million cash and/or Cash Equivalents of the Company and the Restricted Subsidiaries and (ii) thereafter, $100.0 million cash and/or Cash Equivalents of the Company and the Restricted Subsidiaries) as of the end of the Trailing Four Quarters, to (ii) the Consolidated Cash Flow of the Company and its Restricted Subsidiaries for such Trailing Four Quarters; provided that such Total Leverage Ratio shall be determined on a pro forma basis in a manner consistent with the definition of Fixed Charge Coverage Ratio.

“Trailing Four Quarters” or “Trailing Four Quarter Period” means the four full fiscal quarters most recently ended prior to such time of determination for which internal financial statements are available.

“Transactions” means all the transactions (and any transactions related thereto) described in the definition of “Transactions” in the Offering Memorandum, which, for the avoidance of doubt, need not occur on the Issue Date.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Trustee” means the party named as such in the preamble of this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Note” means an Unrestricted Definitive Note or an Unrestricted Global Note.

“Unrestricted Subsidiary” means (i) each of the following Persons so long as it constitutes a Subsidiary of the Company, unless and until designated by the Board of Directors of the Company as a Restricted Subsidiary in compliance with Section 4.16 hereof: NGL Water Solutions Holdco, LLC and (ii) any Subsidiary of the Company (excluding any Issuer) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1) except to the extent permitted by subclause (1)(b) of the definition of “Permitted Business Investments,” has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

(2) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation.

All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of Capital Stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person; provided that, with respect to a limited partnership or other entity which does not have a Board of Directors, Voting Stock means the Capital Stock of the general partner of such limited partnership or other business entity with the ultimate authority to manage the business and operations of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding principal amount of such Indebtedness.

Section 1.02    Other Definitions.

Term	Defined in Section
“2029 Notes Step Down”	3.07
“2032 Notes Step Down”	3.08
“Affiliate Transaction”	4.11
“Alternate Offer”	4.14
“Authentication Order”	2.02
“CERCLA”	13.10
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Purchase Date”	4.14
“Collateral Disposition Offer”	4.10
“Covenant Defeasance”	8.03
“DTC”	2.03
“Equity Distributions”	4.07
“Event of Default”	6.01
“Excess Collateral Proceeds”	4.10
“Excess Proceeds”	4.10
“Incremental Funds”	4.07
“incur”	4.09
“LCT Election”	4.20
“LCT Test Date”	4.20
“Legal Defeasance”	8.02
“Note Amount”	4.10
“Net Proceeds Offer”	4.10
“Net Proceeds Purchase Date”	4.10
“Offer Amount”	4.10
“Offer Period”	4.10
“Paying Agent”	2.03
“Other Specified Collateral Deliverables”	13.05
“Other Specified Collateral Requirements”	13.05
“Other Specified Property”	13.05
“Pari Passu Offer”	4.10
“Paying Agent”	2.03
“Payment Default”	6.01
“Permitted Debt”	4.09
“Registrar”	2.03
“Reinstatement Date”	4.17
“Restricted Payments”	4.07
“Suspended Covenants”	4.17
“Suspension Date”	4.17
“Suspension Period”	4.17

Section 1.03    Rules of Construction.

(a) Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” is not limiting;

(5) words in the singular include the plural, and in the plural include the singular;

(6) “will” shall be interpreted to express a command;

(7) provisions apply to successive events and transactions; and

(8) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

(b) For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Notes Documents governed by the laws of the Province of Québec) and for all other purposes pursuant to which the interpretation or construction of any Notes Documents may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest” and “mortgage” shall be deemed to include a “hypothec”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to the “opposability” of such Liens to third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, and (j) an “agent” shall be deemed to include a “mandatary”.

ARTICLE II
THE NOTES

Section 2.01    Form and Dating.

(a) General. The Notes of each series and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in each series of Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuers, the Guarantors, the Trustee and the Collateral Agent, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, as applicable (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes of such series as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes of such series from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes of such series represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes of such series represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c) Additional Notes. Subject to compliance with the provisions of this Indenture, the Issuers may issue Additional Notes of either series under this Indenture after the Issue Date in an unlimited aggregate principal amount.

Section 2.02    Execution and Authentication.

At least one Officer must sign the Notes for each Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will authenticate: (i) for original issue on the Issue Date, 2029 Initial Notes in the aggregate principal amount of $900,000,000 and 2032 Initial Notes in the aggregate principal amount of $1,300,000,000, and (ii) any amount of Additional Notes of such series specified by the Issuers, in each case, upon receipt of a written order of the Issuers signed by two Officers (an “Authentication Order”). Such order shall specify (a) the amount of the Notes of each series to be authenticated and the date of original issue thereof and (b) whether the Notes are Restricted Notes or Unrestricted Notes. The aggregate principal amount of Notes of each series outstanding at any time may not exceed the aggregate principal amount of such Notes authorized for issuance by the Issuers pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Each series of Initial Notes and any Additional Notes of such series shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes of a series shall include the Initial Notes of such series and any Additional Notes of such series. Although the 2029 Notes and the 2032 Notes are referred to as the “Notes,” each are a separate series and will not together have any class voting rights other than as set forth in this Indenture. Accordingly, for purposes of this Indenture, unless the context otherwise requires, references to the “Notes” shall be deemed to refer to each series of Notes separately (including any Additional Notes of such series), and not to the 2029 Notes and the 2032 Notes on a combined basis. Nothing in this paragraph shall be deemed to modify, replace or otherwise affect the restrictions on transfer applicable to Restricted Notes with respect to a series of Notes set forth in Section 2.06 hereof.

Section 2.03    Registrar and Paying Agent.
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The Issuers will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for payment (“Paying Agent”). Unless otherwise designated by the Issuers by written notice to the Trustee, each such office or agency shall be the Trustee’s office in the Borough of Manhattan, The City of New York.

The Registrar will keep a register of each series of Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuers may change any Paying

Agent or Registrar without notice to any Holder. The Issuers will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuers fail to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Either Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuers initially appoint The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuers initially appoint the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

The Issuers will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest, if any, on, the Notes of a series, and will notify the Trustee of any default by the Issuers in making any such payment. While any such default continues with respect to a series of Notes, the Trustee may require a Paying Agent to pay all money held by it with respect to such series of Notes to the Trustee. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than an Issuer or one of its Subsidiaries) will have no further liability for the money. If an Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuers, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

The Trustee, for so long as it is acting as Registrar, shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee at least two Business Days before each interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders. Every Holder, by receiving and holding the same, agrees with the Issuers, the Guarantors, the Trustee and the Collateral Agent that none of the Issuer, the Guarantors, the Trustee or the Collateral Agent or any agent of any of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders, regardless of the source from which such information was derived.

Section 2.06    Transfer and Exchange.

(a) Transfer and Exchange of Global Notes. A Global Note of a series may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes of a series will be exchanged by the Issuers for Definitive Notes of such series if:

(1) the Issuers deliver to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuers within 120 days after the date of such notice from the Depositary;

(2) the Issuers in their sole discretion determine that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and deliver a written notice to such effect to the Trustee; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Definitive Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes of a series also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 and Section 2.10 hereof. Every Note of a series authenticated and delivered in exchange for, or in lieu of, a Global Note of such series or any portion thereof, pursuant to this Section 2.06, Section 2.07 or Section 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note of such series. A Global Note of a series may not be exchanged for another Note of such series other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note of a series may be transferred and exchanged as provided in Section 2.06(b), (c) or (e) hereof.

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note of a series may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) hereof, the transferor of such beneficial interest must deliver to the Registrar either:

(A) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note of such series in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B) both:

(i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note of such series in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note of a series may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of such series if the transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note of a series may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note of such series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series if the exchange or transfer complies with the requirements of Section 2.06(b)(2) hereof and the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to this subparagraph (4) at a time when an Unrestricted Global Note has not yet been issued, the Issuers shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes of such series in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this subparagraph (4).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note of a series proposes to exchange such beneficial interest for a Restricted Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of such series, then, upon receipt by the Registrar of the following documentation:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such beneficial interest is being transferred to one or both Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuers shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note of a series may exchange such beneficial interest for an Unrestricted Definitive Note of such series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such series only if the Registrar receives the following:

(i) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note of a series proposes to exchange such beneficial interest for a Definitive Note of such series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note of such series, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note of a series proposes to exchange such Note for a beneficial interest in a Restricted Global Note of such series or to transfer such Restricted Definitive Notes of such series to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of such series, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F) if such Restricted Definitive Note is being transferred to one or both Issuers or any of their Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note of a series may exchange such Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series only if the Registrar receives the following:

(i) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note of a series may exchange such Note for a beneficial interest in an Unrestricted Global Note of such series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of such series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuers will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of such Definitive Notes. Prior to such registration of transfer or exchange, the requesting

Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note of a series may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of such series if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note of a series may be exchanged by the Holder thereof for an Unrestricted Definitive Note of such series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of such series if the Registrar receives the following:

(i) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes of a series may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of such series. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof

(f) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1) Private Placement Legend.

(A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE PARTNERSHIP OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE PARTNERSHIP’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY (INCLUDING ANY INTEREST HEREIN) THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (2) THE ACQUISITION AND

HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

(B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF NGL ENERGY OPERATING LLC OR NGL ENERGY FINANCE CORP. (COLLECTIVELY, THE ‘‘ISSUER’’).

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes of such series, the principal amount of Notes of such series represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such series, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuers will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.10, Section 4.14 and Section 9.05 hereof).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes of such series will be the valid obligations of the Issuers, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuers will be required:

(A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 10 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuers may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuers shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by electronic transmission.

Section 2.07    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuers and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuers will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note of such series if the Trustee’s requirements are met. If required by the Trustee or the Issuers, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuers may charge for their expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuers and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

The Notes of a series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuers or an Affiliate of either Issuer holds the Note; provided, however that Notes held by either of the Issuers or a Subsidiary of either Issuer shall be deemed to be not outstanding for purposes of Section 3.07(a) and Section 3.08(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than an Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes of such series payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes of each series have concurred in any direction, waiver or consent, Notes owned by any Issuer or Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with any Issuer or Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuers consider appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuers will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes. Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirements of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuers upon written request. The Issuers may not issue new Notes to replace Notes that they have paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

If the Issuers default in a payment of interest on the Notes of a series, they will pay the defaulted interest with respect to such series in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes of such series and in Section 4.01 hereof. The Issuers will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuers will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Issuers (or, upon the written request of the Issuers, the Trustee in the name and at the expense of the Issuers) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    CUSIP and ISIN Numbers.

The Issuers in issuing the Notes may use “CUSIP” and “ISIN” numbers, and, if they do so, the Trustee shall use the CUSIP and/or ISIN number in notices of redemption, repurchase or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such numbers printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Issuers shall promptly notify the Trustee in writing of any change in the CUSIP number and ISIN number.

ARTICLE III
REDEMPTION

Section 3.01    Notices to Trustee.

If Operating LLC elects to redeem Notes of any series pursuant to the optional redemption provisions of Section 3.07 or Section 3.08 hereof, it must furnish to the Trustee, at least 10 days (unless a shorter notice period shall be satisfactory to the Trustee) but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1) the clause of this Indenture pursuant to which the redemption shall occur;

(2) the redemption date;

(3) the principal amount of Notes of such series to be redeemed; and

(4) the redemption price or the method by which it is to be determined.

Section 3.02    Selection of Notes to Be Redeemed.

If less than all of the Notes of any series are to be redeemed at any time, the Trustee will select Notes of such series for redemption on a pro rata basis (or, in the case of Notes issued in global form pursuant to Article II hereof, based on the method of the Depositary that most nearly approximates a pro rata selection), unless otherwise required by law or applicable stock exchange or depository requirements.

In the event of partial redemption, the particular series of Notes to be redeemed will be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes of such series not previously called for redemption.

The Trustee will promptly notify the Issuers in writing of the Notes of such series selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03    Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, Operating LLC will mail or cause to be mailed, by first class mail (or, in the case of Notes in global form, pursuant to the Applicable Procedures of the Depositary), a notice of redemption to each Holder whose Notes of a series are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Article VIII or Article XI hereof.

The notice will identify the series of Notes to be redeemed and will state with respect to such series of Notes:

(1) the redemption date;

(2) the redemption price;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that, unless the Company defaults in making such redemption payment, or a condition precedent with respect to such redemption has not be satisfied, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and

(9) if such redemption or notice is subject to satisfaction of one or more conditions precedent, (i) a description of such condition or conditions precedent and (ii) that, in the Issuers’ discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed.

At the Issuers’ request, the Trustee will give the notice of redemption in the Issuers’ names and at their expense; provided, however, that the Issuers have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter time is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Notwithstanding any provision hereof to the contrary, the notice of redemption with respect to a redemption pursuant to Section 3.07(b) or Section 3.08(b) need not set forth the 2029 Notes Make-Whole Price or 2032 Notes Make-Whole Price, as applicable, but only the manner of calculation thereof. The Company will notify the Trustee of the 2029 Notes Make-Whole Price or 2032 Notes Make-Whole Price, as applicable, with respect to any redemption promptly after the calculation together with a calculation thereof and the 2029 Notes Treasury Rate or 2032 Notes Treasury Rate, as applicable, in reasonable detail, and the Trustee shall not be responsible for such calculation. The actions and determinations of the Company in determining the 2029 Notes Make-Whole Price or 2032 Notes Make-Whole Price, as applicable, shall be conclusive and binding for all purposes, absent manifest error.

Section 3.04    Effect of Notice of Redemption.

Once notice of redemption is sent in accordance with Section 3.03 hereof, Notes called for redemption become due and payable on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. Any redemption or notice of redemption may, at the Issuers’ discretion, be subject to one or more conditions precedent and, in the case of a redemption pursuant to Section 3.07(a) or Section 3.08(a) hereof, be given prior to and conditioned on the completion of the related Equity Offering.

Section 3.05    Deposit of Redemption Price.

At least one Business Day prior to the redemption date, the Issuers will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of all Notes to be redeemed on that date. The Trustee or the Paying Agent will promptly return to the Issuers any money deposited with the Trustee or the Paying Agent by the Issuers in excess of the amounts necessary to pay the redemption price of all Notes to be redeemed.

If the Issuers comply with the provisions of the preceding paragraph, on and after the redemption date, interest will cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Issuers to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuers will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuers a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07    Optional Redemption of 2029 Notes.

(a) Prior to February 15, 2026, Operating LLC may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the 2029 Notes outstanding under this Indenture (which may include Additional Notes) with an amount of cash not greater than the amount equal to the net cash proceeds from one or more Equity Offerings at a redemption price equal to 108.125% of the principal amount thereof, plus accrued and unpaid interest, if any, on the 2029 Notes redeemed to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the related interest payment date that is on or prior to the redemption date); provided that

(1) at least 50% of the aggregate principal amount of the 2029 Notes issued on the Issue Date (excluding 2029 Notes held by the Company and its Subsidiaries), remains outstanding after each such redemption; and

(2) the redemption occurs within 180 days after the closing of such Equity Offering.

(b) At any time or from time to time prior to February 15, 2026 (the “2029 Notes Step-Down Date”), Operating LLC may redeem all or a part of the 2029 Notes, at a redemption price equal to the 2029 Notes Make-Whole Price, subject to the rights of Holders of 2029 Notes on the relevant record date to receive interest, if any, due on the related payment date that is on or prior to the redemption date.

(c) In the event that Holders of not less than 90% in aggregate principal amount of the outstanding 2029 Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described in Section 4.14(c) hereof) purchases all of the 2029 Notes held by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to any Change of Control Offer or Alternate Offer described in Section 4.14 hereof, to redeem all of the 2029 Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the 2029 Notes that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the related interest payment date that is on or prior to the redemption date).

(d) Except as provided in the preceding paragraphs (a), (b) and (c), the Notes will not be redeemable at Operating LLC’s or the Company’s option prior to February 15, 2026.

(e) On and after February 15, 2026, Operating LLC may redeem, on one or more occasions, all or a part of the 2029 Notes, from time to time, at the following redemption prices (expressed as a percentage of principal amount to be redeemed) plus accrued and unpaid interest, if any, on the 2029 Notes to be redeemed to, but excluding, the applicable redemption date (subject to the right of Holders of 2029 Notes on the relevant record date to receive interest, if any, due on the related interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2026	104.063%
2027	102.031%
2028 and thereafter	100.000%

(f) Unless Operating LLC defaults in the payment of the redemption price, interest, if any, will cease to accrue on the 2029 Notes or portions thereof called for redemption on the applicable redemption date.

(g) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.08    Optional Redemption of 2032 Notes.

(a) Prior to February 15, 2027, Operating LLC may, on any one or more occasions, redeem up to 40% of the aggregate principal amount of the 2032 Notes outstanding under this Indenture (which may include Additional Notes) with an amount of cash not greater than the amount equal to the net cash proceeds from one or more Equity Offerings at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest, if any, on the 2032 Notes to be redeemed to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the related interest payment date that is on or prior to the redemption date); provided that

(1) at least 50% of the aggregate principal amount of the 2032 Notes issued on the Issue Date (excluding 2032 Notes held by the Company and its Subsidiaries), remains outstanding after each such redemption; and

(2) the redemption occurs within 180 days after the closing of such Equity Offering.

(b) At any time or from time to time prior to February 15, 2027 (the “2032 Notes Step-Down Date”), Operating LLC may redeem all or a part of the 2032 Notes, at a redemption price equal to the 2032 Notes Make-Whole Price, subject to the rights of Holders of 2032 Notes on the relevant record date to receive interest, if any, due on the related payment date that is on or prior to the redemption date.

(c) In the event that Holders of not less than 90% in aggregate principal amount of the outstanding 2032 Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described in Section 4.14(c) hereof) purchases all of the 2032 Notes held by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to any Change of Control Offer or Alternate Offer described in Section 4.14 hereof, to redeem all of the 2032 Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the 2032 Notes that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the related interest payment date that is on or prior to the redemption date).

(d) Except as provided in the preceding paragraphs (a), (b) and (c), the Notes will not be redeemable at Operating LLC’s or the Company’s option prior to February 15, 2027.

(e) On and after February 15, 2027, Operating LLC may redeem, on one or more occasions, all or a part of the 2032 Notes, from time to time, at the following redemption prices (expressed as a percentage of principal amount to be redeemed) plus accrued and unpaid interest, if any, on the 2032 Notes to be redeemed to, but excluding, the applicable redemption date (subject to the right of Holders of 2032 Notes on the relevant record date to receive interest, if any, due on the related interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2027	104.188%
2028	102.094%
2029 and thereafter	100.000%

(f) Unless Operating LLC defaults in the payment of the redemption price, interest, if any, will cease to accrue on the 2032 Notes or portions thereof called for redemption on the applicable redemption date.

(g) Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

ARTICLE IV
COVENANTS

Section 4.01    Payment of Notes.

The Issuers will pay or cause to be paid the principal of, premium, if any, on, or interest, if any, on, the Notes of a series on the dates and in the manner provided in the Notes of such series. Principal, premium, if any, interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuers or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuers in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

The Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Issuers will give prompt written notice to the Trustee of any change in the location of such office or agency. If at any time the Issuers fail to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuers of their obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuers hereby designate the Corporate Trust Office of the Trustee as one such office or agency of the Issuers in accordance with Section 2.03 hereof.

Section 4.03    Reports.

(a) Regardless of whether required by the rules and regulations of the SEC, so long as the Notes of any series are outstanding (unless defeased or discharged), the Company will file with the SEC (unless the SEC will not accept such a filing) within ten days after the time periods specified in the SEC’s rules and regulations, and upon request, the Company will furnish (without exhibits) to the Trustee for delivery to the Holders of Notes:

(1) all quarterly and annual reports that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

(b) The Company will be deemed to have furnished such reports and information described above in Section 4.03(a) to the Holders of Notes (and the Trustee shall be deemed to have delivered such reports and information to the Holders of Notes) if the Company has filed such reports or information, respectively, with the SEC using the EDGAR filing system (or any successor filing system of the SEC) or, if the SEC will not accept such reports or information, if the Company has posted such reports or information, respectively, on its website, and such reports or information, respectively, are available to Holders of Notes through internet access.

(c) For the avoidance of doubt, (i) such information will not be required to contain the separate financial information for Guarantors as contemplated by Rule 3-10, Rule 3-16, Rule 13-01 or Rule 13-02 of Regulation S-X or any financial statements of unconsolidated subsidiaries or 50% or less owned Persons as contemplated by Rule 3-09 of Regulation S-X or any schedules required by Regulation S-X, or in each case any successor provisions, and (ii) such information shall not be required to comply with Regulation G under the Exchange Act or Item 10(e) of Regulation S-K with respect to any non-GAAP financial measures contained therein.

(d) Except as provided above, all such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

(e) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by Section 4.03(a) above will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of its Unrestricted Subsidiaries.

(f) Any and all Defaults or Events of Default arising from a failure to furnish in a timely manner any financial information required by this Section 4.03 shall be deemed cured (and the Company shall be deemed to be in compliance with this Section 4.03) upon furnishing such financial information as contemplated by this Section 4.03 (but without regard to the date on which such financial statement or report is so furnished); provided that such cure shall not otherwise affect the rights of the Holders under the provisions of Article VI hereof if the principal of, premium, if any, on, and interest, if any, on, the Notes of any series have been accelerated in accordance with the terms of this Indenture and such acceleration has not been rescinded or cancelled prior to such cure.

(g) In addition, the Company will hold and participate in annual conference calls with the Holders of Notes, Beneficial Owners of Notes, bona fide prospective investors, securities analysts and market makers to discuss the financial information required to be furnished pursuant to clause (1) of Section 4.03(a) hereof no later than ten Business Days after distribution of such financial information. The Company shall be permitted to combine this conference call with any other conference call for other debt or equity holders or lenders.

(h) The Company and the Guarantors agree that, for so long as the Notes of any series remain outstanding, if at any time they are not required to file with the SEC the reports required by Section 4.03(a), the Company and the Guarantors will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(i) Delivery of reports, information and documents to the Trustee pursuant to this Section 4.03 is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

It is understood that the Trustee shall have no obligation to determine whether or not the reports and information described above have been filed with the SEC or are available on the Company’s website and are available to Holders through internet access. The delivery of such reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04    Compliance Certificate.

(a) The Issuers and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of each Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuers have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuers have kept, observed, performed and fulfilled each and every covenant contained in this Indenture and are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuers are taking or propose to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuers are taking or propose to take with respect thereto.

(b) So long as any of the Notes of either series are outstanding, the Issuers will deliver to the Trustee and the Collateral Agent, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.05    Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of Notes.

Section 4.06    Stay, Extension and Usury Laws.

Each of the Issuers and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force that may affect the covenants or the performance of this Indenture; and each of the Issuers and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger, amalgamation or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends, distributions or payments payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends, distributions or payments payable to the Company or a Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt (other than intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal within one year of the Stated Maturity thereof; or

(4) make any Restricted Investment

(all such payments and other actions set forth in clauses (1) through (4) of this Section 4.07(a) being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to the proposed Restricted Payment:

(1) at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2) the Total Leverage Ratio for the Company’s Trailing Four Quarters at the time of such Restricted Payment is not greater than 4.75 to 1.00, and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries during the fiscal quarter in which such Restricted Payment is made (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (13) and (14) of Section 4.07(b)), is less than the sum, without duplication, of:

(A) Operating Surplus with respect to the Company attributable to the period beginning on the first day of the fiscal quarter in which the Issue Date occurs to and including the last day of the Trailing Four Quarter Period (minus the amount of any Equity Distributions made during such period pursuant to item (b) below; provided that the amount of Operating Surplus pursuant to this item (A) shall not be less than $0 for any fiscal quarter as a result of any such deduction) plus $400.0 million; plus

(B) $200.0 million, less the amount of all prior Equity Distributions made by the Company and its Restricted Subsidiaries pursuant to this item (b) since the Issue Date; provided that the only Restricted Payments permitted to be made pursuant to this item (b) are distributions and payments on the Company’s units, including Permitted Preferred Payments, plus the related distributions on the General Partner’s general partner interest and any distributions with respect to incentive distribution rights (such distributions and payments being referred to as “Equity Distributions”); plus

(C) 100% of the aggregate net cash proceeds, and the Fair Market Value of any Capital Stock of Persons engaged primarily in a Permitted Business or other long-term assets that are used or useful in a Permitted Business, in each case received by the Company since the Issue Date from (x) a contribution to the common equity capital of the Company from any Person (other than a Restricted Subsidiary) or (y) the issuance and sale (other than to a Restricted Subsidiary) of Equity Interests (other than Disqualified Stock) of the Company or from the issuance or sale (other than to a Restricted Subsidiary) of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Disqualified Stock); plus

(D) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(E) the amount equal to the net reduction in Restricted Investments since the Issue Date resulting from (i) dividends, distributions, repayments of loans or advances, or other transfers of assets, in each case, to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, any Unrestricted Subsidiary) or (ii) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case, to the extent such amounts have not been included in Operating Surplus for any period commencing on or after the Issue Date (items (C), (D) above and this item (E) being referred to as “Incremental Funds”); minus

(F) the aggregate amount of Incremental Funds previously expended pursuant to this clause (3).

(b) The provisions of Section 4.07(a) hereof will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Indenture;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary) of Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement for value will be excluded (or deducted, if included) from the calculation of Operating Surplus and Incremental Funds;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary to the holders of its Equity Interests on a pro rata basis;

(5) as long as no Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary held by any of current or former directors or employees of the General Partner, the Company or of any Restricted Subsidiary; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $20.0 million in any fiscal year (with any portion of such $20.0 million amount that is unused in any fiscal year to be carried forward to successive fiscal years and added to such amount) plus, to the extent not previously applied or included, (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests of the Company to employees or directors of the General Partner, the Company or its Affiliates that occur after the Issue Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of Section 4.07(a) hereof) and (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the Issue Date;

(6) the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests;

(7) payments of cash, dividends, distributions, advances or other Restricted Payments, in each case, made in lieu of the issuance of fractional shares or units in connection with the exercise of warrants, options or other securities convertible or exchangeable for Equity Interests or in connection with the payment of a dividend or distribution to the holders of Equity Interests of the Company in the form of Equity Interests (other than Disqualified Stock) of the Company;

(8) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary representing fractional units of such Equity Interests in connection with a merger, amalgamation or consolidation involving the Company or such Restricted Subsidiary or any other transaction permitted by this Indenture;

(9) payments to the General Partner constituting reimbursements for expenses in accordance with the Partnership Agreement as in effect on the Issue Date and as it may be amended or replaced thereafter, provided that any such amendment or replacement is not materially less favorable to the Company in any material respect than the agreement prior to such amendment or replacement;

(10) in connection with an acquisition by the Company or any of its Restricted Subsidiaries, the return to the Company or any of its Restricted Subsidiaries of Equity Interests of the Company or its Restricted Subsidiaries constituting a portion of the purchase consideration in settlement of indemnification claims or purchase price adjustments;

(11) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Debt (a) at a purchase price not greater than 101% of the principal amount of such Subordinated Debt plus accrued interest in accordance with provisions similar to Section 4.14 hereof or (b) at a purchase price not greater than 100% of the principal amount thereof plus accrued interest in accordance with provisions similar to Section 4.10 hereof; provided that, prior to or simultaneously with such purchase, redemption, defeasance or other acquisition or retirement for value, the Company shall have complied with the provisions of Section 4.14 or Section 4.10 hereof, as the case may be, and repurchased all Notes of any series validly tendered for payment in connection with any Change of Control Offer, Collateral Disposition Offer, Net Proceeds Offer or Alternate Offer, as the case may be;

(12) the purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Indebtedness made by exchange for Equity Interests of the Parent (other than Disqualified Stock);

(13) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, any Permitted Preferred Payments pursuant to Section 4.10(c) hereof.

(14) Restricted Payments made as part of or to consummate the Transactions.

(c) The amount of all Restricted Payments (other than cash) will be the Fair Market Value, determined as of the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the Fair Market Value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date of declaration. The Fair Market Value of any Restricted Investment, assets or securities that are required to be valued by this Section 4.07 will be determined in accordance with the definition of the term “Fair Market Value.” For purposes of determining compliance with this Section 4.07, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) of Section 4.07(b) hereof, or is permitted pursuant to Section 4.07(a) hereof, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.07; provided that any Restricted Payments made pursuant to the preceding clauses (13) and (14) in whole or in part shall not be reclassified; and (y) in the event a Restricted Payment is made pursuant to Section 4.07(a) hereof, the Company will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries; provided that the priority that any series of preferred stock of a Restricted Subsidiary has in receiving dividends or liquidating or other distributions before dividends or liquidating or other distributions are paid in respect of common stock of such Restricted Subsidiary shall not constitute a restriction on the ability to make dividends or distributions on Capital Stock for purposes of this Section 4.08(a);

(2) make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any such Restricted Subsidiary to other Indebtedness incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(3) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b) The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing any Credit Facility (including the ABL Credit Agreement and the Term Loan Credit Agreement), any Existing Indebtedness or any other agreements or instruments, in each case as in effect on the Issue Date and any amendments, restatements, modifications, renewals, extensions, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate; provided that the encumbrances or restrictions contained in the amendments, restatements, modifications, renewals, extensions, increases, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the Issue Date;

(2) this Indenture, the Notes and the Note Guarantees;

(3) agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the encumbrances or restrictions therein are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, than the provisions contained in the ABL Credit Agreement, the Term Loan Credit Agreement and in this Indenture as in effect on the Issue Date;

(4) the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends and distributions thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to Section 4.09 hereof and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends and distributions or make any other distributions on its Capital Stock (other than requirements to pay dividends and distributions or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(5) applicable law, rule, regulation, order, approval, license, permit or similar restriction;

(6) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, increases, supplements, refundings, replacements or refinancings thereof; provided that, the encumbrances or restrictions contained in any such amendments, restatements, modifications, renewals, extensions, increases, supplements, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Financial Officer of the General Partner, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(7) customary non-assignment provisions in contracts or licenses, easements or leases, in each case, entered into in the ordinary course of business;

(8) purchase money obligations, security agreements or mortgage financings for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

(9) any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(10) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(11) Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(12) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(13) any instrument governing Indebtedness of a FERC Subsidiary; provided that such Indebtedness was otherwise permitted by the terms of this Indenture to be incurred;

(14) encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(15) any agreement or instrument relating to any property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisition;

(16) Hedging Obligations permitted from time to time under this Indenture; and

(17) Indebtedness incurred or Capital Stock issued by any Restricted Subsidiary; provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Capital Stock (a) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (b) will not materially affect the Company’s ability to make principal, interest and premium, if any, on the Notes of any series, as determined in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of the General Partner.

Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”; with “incurrence” having a correlative meaning) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) and issue preferred stock, (x) for so long as any Class D Preferred Units are outstanding, if the Total Leverage Ratio is no more than 4.75 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) and (y) thereafter, if the Fixed Charge Coverage Ratio for the Company’s Trailing Four Quarters immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such Trailing Four Quarter Period; provided, further, that the aggregate principal amount of Indebtedness of non-Guarantor Subsidiaries outstanding pursuant to this Section 4.09(a) shall not exceed $50.0 million.

(b) The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness or issuances of Disqualified Stock or preferred stock, as applicable (collectively, “Permitted Debt”):

(1) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness and letters of credit under Credit Facilities (including the ABL Facility, the Term Loan Facility and the Notes and the related Note Guarantees issued on the Issue Date) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed the sum of (I) ABL Obligations and Pari Passu ABL Obligations in an aggregate principal amount not to exceed the greater of (x) $600.0 million and (y) the amount of the Borrowing Base determined at the time of incurrence, plus (II) other Indebtedness not to exceed the sum of (A) an aggregate principal amount not to exceed the greater of (x) $2.95 billion and (y) 40% of the Total Assets of the Company, plus (B) at the time of such incurrence, an amount equal to the maximum principal amount that could be incurred such that after giving pro forma effect thereto, the First Lien Leverage Ratio would be no greater than 4.50 to 1.00; provided that for purposes of determining the amount that may be incurred under clause (1)(II)(B), all unsecured Indebtedness and Junior Lien Indebtedness incurred under this clause (1) shall be deemed to be included in clause (i) of the definition of “First Lien Leverage Ratio”.

(2) the incurrence by the Company or its Restricted Subsidiaries of Existing Indebtedness and Class D Preferred Units;

(3) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to extend, retire, redeem, repay, renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (3) at any time; provided that, immediately after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (3) and then outstanding does not exceed the greater of (a) $200.0 million and (b) 3.75% of the Total Assets of the Company;

(4) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, redeem, repay, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of the Company, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clause (2), (3) or (11) of this Section 4.09(b) or this clause (4);

(5) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A) if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (5);

(6) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(A) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(B) any sale or other transfer of any such preferred stock to a Person that is neither the Company nor a Restricted Subsidiary,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (6);

(7) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business and not for speculative purposes;

(8) the Guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or a Restricted Subsidiary to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes or the applicable Note Guarantee, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;
(9) the incurrence by the Company or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of the Company and its Restricted Subsidiaries;

(10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(11) the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary or any Joint Venture but only to the extent that such liability is the result of the Company’s or any such Restricted Subsidiary’s being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness; provided that, immediately after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (11) and then outstanding does not exceed $50.0 million;

(12) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness; and

(13) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness and the issuance by the Company of any Disqualified Stock, provided that, immediately after giving effect to any such incurrence or issuance, the amount of all such Indebtedness and Disqualified Stock incurred or issued pursuant to this clause (13) and then outstanding (including all Indebtedness and Disqualified Stock incurred or issued to Refinance any Indebtedness or Disqualified Stock incurred or issued pursuant to this clause (13)) does not exceed the greater of (a) $150.0 million and (b) 3.00% of the Total Assets of the Company determined on the date of such incurrence.

(c) Subject to Section 4.09(d) below, the Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or the applicable Note Guarantee on substantially identical terms. No Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

(d) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (13) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to

Section 4.09(a) hereof, the Company will be permitted in its sole discretion to divide, redivide, classify or reclassify such item of Indebtedness on the date of its incurrence, and later divide, redivide, classify or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities (including the ABL Facility and the Term Loan Facility) outstanding on the Issue Date and the Notes and the related Note Guarantees issued on the Issue Date will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest or preferred stock distributions, dividends or other amounts, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of any obligation of the Company or any Restricted Subsidiary as Indebtedness due to a change in accounting principles, and the payment of distributions, dividends or other amounts on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09; provided that, in each such case, the amount thereof is included in Fixed Charges of the Company as accrued to the extent required by the definition of such term.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 4.10    Asset Sales.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Asset Sale of Collateral unless:

(1) The Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by way of any other Person assuming responsibility for, any liabilities, contingent or otherwise) at or prior to the time of the Asset Sale at least equal to the Fair Market Value (measured as of date of the definitive agreement with respect to such Asset Sale) of the Collateral subject to such Asset Sale;

(2) at least 75% of the consideration from such Asset Sale received by the Company or such Restricted Subsidiary, as the case may be, is in the form of (A) cash, (B) Cash Equivalents, (C) Additional Assets of a type which would constitute (x) Notes-TLB Priority Collateral, in the case of an Asset Sale of Notes-TLB Priority Collateral, or (y) ABL Priority Collateral, in the case of an Asset Sale of ABL Priority Collateral (which in both cases are thereupon with their acquisition added to the Collateral securing the Notes-TLB Obligations), or (D) any combination of the foregoing; and

(3) to the extent that any consideration from such Asset Sales received by the Company or such Restricted Subsidiary, as the case may be, constitutes securities or other assets that are of a type or class that constitute Collateral, such securities or other assets, including the assets of any Person that becomes a Guarantor as a result of such transaction, are concurrently with their acquisition added to the Collateral securing the Notes-TLB Obligations (as Notes-TLB Priority Collateral or ABL Priority Collateral, as applicable) in the manner provided for herein or in any of the Security Documents.

In the case of any Asset Sale of Collateral pursuant to a condemnation, seizure, appropriation or similar taking, including by deed in lieu of condemnation, or any actual or constructive total loss or an agreed or compromised total loss, such Asset Sale shall not be required to satisfy the requirements of clause (1) or (2) above.

If at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale of Collateral is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant.

Subject to the terms of the Intercreditor Agreements, within 365 days following the receipt of any Net Proceeds from such Asset Sale of Collateral, the Company or any Restricted Subsidiary, as the case may be, may (1) use any Net Proceeds received from Asset Sales of ABL Priority Collateral to repay, redeem, retire, defease, replace, refinance, discharge or repurchase any ABL Obligations, provided any excess Net Proceeds may be used to repay, redeem, retire, defease, replace, refinance, discharge or repurchase any Notes-TLB Obligations, (2) use any Net Proceeds received from Asset Sales of Notes-TLB Priority Collateral to repay, redeem, retire, defease, replace, refinance, discharge or repurchase Notes-TLB Obligations (including Additional Notes); provided that if the Company or a Restricted Subsidiary repays, redeems or repurchases any Notes-TLB Obligations other than the Notes of each series on a pro rata basis, the Company or such Restricted Subsidiary must equally and ratably redeem, discharge, defease or repurchase (or offer to repurchase) the Notes of each series, at the Company’s option, as provided for under Section 3.07 and Section 3.08, as applicable, through open market purchases, tender offer, negotiated transactions or otherwise (to the extent such purchases are at a purchase price at or above 100% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption or repurchase date) or by making an offer to all Holders of each series to purchase their Notes at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, on the amount of Notes repurchased to (but excluding) the purchase date(and such offer shall be deemed for purposes of this covenant to be a use of proceeds from an Asset Sale equal to the aggregate amount of Net Proceeds offered to the Holders of such Notes, whether or not the offer is accepted by any or all Holders of such Notes), or (3) invest any Net Proceeds received from Asset Sales of Collateral in Additional Assets that would constitute (x) Notes-TLB Priority Collateral, in the case of an Asset Sale of Notes-TLB Priority Collateral, and (y) ABL Priority Collateral or Notes-TLB Priority Collateral, in the case of an Asset Sale of ABL Priority Collateral, which Additional Assets are thereupon with their acquisition added to the Collateral securing the Notes-TLB Obligations; provided that the Additional Assets shall not include the Equity Interests of Foreign Subsidiaries for purposes of the requirement unless the relevant Asset Sale consisted of the sale of Equity Interests of a Foreign Subsidiary.

Any Net Proceeds from Asset Sales of Collateral that are not applied or invested as provided in this subsection (A) will be deemed to constitute “Excess Collateral Proceeds.” Within 10 Business Days after the aggregate amount of Excess Collateral Proceeds exceeds $50.0 million, the Issuers will be required to make an offer (a “Collateral Disposition Offer”) to all Holders of Notes of each series to purchase the maximum principal amount of the Notes of each series (on a pro rata basis) and, if required by the terms of any other Pari Passu Notes-TLB Obligations, to the holders of such Pari Passu Notes-TLB Obligations (on a pro rata basis), to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the applicable series of Notes and such other Pari Passu Notes-TLB Obligations, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in this Indenture in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof with respect to the applicable series of Notes. To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer (together with, if required by the terms of any other Pari Passu Notes-TLB Obligations, the amount of Pari Passu Notes-TLB Obligations tendered pursuant to any similar requirement), is less than the Excess Collateral Proceeds, the Issuers may use any remaining Excess Collateral Proceeds for any purpose not otherwise prohibited by this Indenture . If the aggregate principal amount of Notes surrendered by Holders and, if required by the holders of Pari Passu Notes-TLB Obligations, holders of any Pari Passu Notes-TLB Obligations exceeds the amount of Excess Collateral Proceeds, the Notes of each series and Pari Passu Notes-TLB Obligations to be purchased shall be selected by the Trustee on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes-TLB Obligations. Upon completion of such Collateral Disposition Offer, the amount of Excess Collateral Proceeds shall be reset at zero. The Issuers may make a Collateral Disposition Offer if Excess Collateral Proceeds are less than $50.0 million and prior to 365 days after an Asset Sale of Collateral. Notwithstanding the foregoing, to the extent that any Net Proceeds or Excess Collateral Proceeds are required to be applied to prepay Indebtedness under the ABL Credit Agreement, the Term Loan Credit Agreement or other Pari Passu ABL Obligations, the Issuers may make a prepayment with respect to such Indebtedness out of such Net Proceeds or Excess Collateral Proceeds, at a price in cash in an amount equal to 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest, if any, to, but excluding, the date of prepayment.

Pending the final application of any such Net Proceeds in accordance with the fourth and fifth paragraphs of this Section 4.10(a), the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(b) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale (other than Asset Sales of Collateral, which shall be treated in the manner set forth in Section 4.10(a) above) unless:

(1) The Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by way of any other Person assuming responsibility for, any liabilities, contingent or otherwise) at or prior to the time of the Asset Sale at least equal to the Fair Market Value (measured as of date of the definitive agreement with respect to such Asset Sale) of the assets subject to such Asset Sale;

(2) at least 75% of the consideration from such Asset Sale received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or a combination thereof;

(A) in the case of any Asset Sale pursuant to a condemnation, seizure, appropriation or similar taking, including by deed in lieu of condemnation, or any actual or constructive total loss or an agreed or compromised total loss, such Asset Sale shall not be required to satisfy the requirements of clause (b)(1) or (b)(2) above;

(B) if at any time any non-cash consideration received by the Company or any Restricted Subsidiary, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Proceeds thereof shall be applied in accordance with this covenant; and

(3) within 365 days following the receipt of any Net Proceeds from such Asset Sale, an amount equal to 100% of the Net Proceeds from such Asset Sale is applied by the Company or such Restricted Subsidiary, as the case may be, as follows (it being understood that actions under clause (B), (C) or (D) may occur prior to actions under clause (A) during such 365-day period):

(A) to the extent the Company or such Restricted Subsidiary elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem, retire, defease, replace, refinance, discharge, purchase or repurchase Indebtedness (other than Disqualified Stock, Pari Passu Second Lien Obligations, Junior Lien Obligations or Subordinated Debt) (in each case other than Indebtedness owed to the Company or an Affiliate of the Company, unless such Affiliate only sells its pro rata portion of any Notes acquired by the Issuers in any open market purchases or pursuant to any offer to purchase Notes) within 365 days after the date of such Asset Sale;

(B) to the extent the Company or such Restricted Subsidiary elects, to acquire Additional Assets within 365 days from the date of such Asset Sale (provided that any assets (other than Excluded Assets (as defined in the Security Documents)) so acquired will become part of the Collateral to the extent required by this Indenture, the Security Documents and the Intercreditor Agreements as (x) Notes-TLB Priority Collateral to the extent such assets are of the type that would constitute Notes-TLB Priority Collateral or (y) ABL Priority Collateral to the

extent such assets are of the type that would constitute ABL Priority Collateral securing the Notes-TLB Obligations);

(C) to the extent the Company or such Restricted Subsidiary elects to make an investment in a capital expenditure used or useful in a Permitted Business within 365 days after the date of such Asset Sale; provided that to the extent such investment is an asset (other than an Excluded Asset) which would constitute Collateral, such investment is thereupon added to the Collateral to the extent required by this Indenture, the Security Documents and the Intercreditor Agreements as (x) Notes-TLB Priority Collateral to the extent such investments is of the type that would constitute Notes-TLB Priority Collateral or (y) ABL Priority Collateral to the extent such investment is of the type that would constitute ABL Priority Collateral securing the Notes-TLB Obligations;

(D) to make an offer to purchase the Notes and any Pari Passu Indebtedness with similar asset sale provisions, pro rata at 100% of the tendered principal amount thereof (or 100% of the accreted value of such other Pari Passu Indebtedness so tendered, if such Pari Passu Indebtedness was offered at a discount) plus accrued and unpaid interest, if any, to, but excluding, the purchase date; and

(E) to the extent of the balance of such Net Proceeds after application in accordance with clauses (A), (B), (C) and (D) above to the extent consistent with any other applicable provision of this Indenture, to fund any corporate purpose; provided, however, that in connection with any prepayment, repayment, redemption, retirement, defeasance, replacement, refinancing, discharge, purchase or repurchase of Indebtedness pursuant to clause (A) or (D) above, the Company or such Restricted Subsidiary will retire such Indebtedness; provided, further, that pending the final application of any such Net Proceeds in accordance with this clause (3), the Company and its Restricted Subsidiaries may temporarily reduce Indebtedness or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.

(c) Notwithstanding the provisions of the fourth paragraph of the preceding subsection (a) and clause (3) of the preceding subsection (b), within 365 days following the receipt of any Net Proceeds from any Asset Sale, so long as (1) no Default or Event of Default has occurred and is continuing and (2) the First Lien Leverage Ratio shall be no greater than 4.50 to 1.00, determined on a pro forma basis for such Asset Sale (including a pro forma application of the net proceeds therefrom), as if such Asset Sale and the use of proceeds therefrom had occurred at the beginning of the applicable Trailing Four Quarter Period, the Company or any Restricted Subsidiary, as the case may be, may instead of applying such proceeds pursuant to the fourth paragraph of the preceding subsection (A) and/or clause (3) of the preceding subsection (B), use such proceeds to make Permitted Preferred Payments in an amount not to exceed:

(I) $200.0 million; provided that the assets and/or businesses comprising such Asset Sales with respect to this clause (C)(I) do not account for or produce more than 5.0% of Consolidated Cash Flow for such Trailing Four Quarter Period; plus

(II) $75.0 million; provided that, with respect to this clause (C)(II), such assets (1) are real estate assets (or the Equity Interests of any Subsidiary whose assets are comprised of real estate assets) sold no later than March 31, 2024 having an aggregate sales price up to $75.0 million and (2) such assets do not account for or produce more than 2.5% of Consolidated Cash Flow for such Trailing Four Quarter Period.

In the case of the fourth paragraph of Section 4.10(a) or clause (3)(B) of the preceding Section 4.10(b), if, during the 365-day period following the date of the Asset Sale, the Company or such Restricted Subsidiary enters into a written agreement committing it to apply such Net Proceeds in accordance with the requirements of the fourth paragraph of Section 4.10(a) or clause (3)(B) of the preceding Section 4.10(b) after such 365-day period, then such 365-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days, until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement) or has been applied, as the case may be.

In the event of an Asset Sale that requires the purchase of Notes or in which the Issuers elect to purchase Notes pursuant to clause (3)(D) of Section 4.10(b), the Issuers will be required to apply such Excess Proceeds (as defined below) to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Issuers to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows:

(1) the Issuers will make an offer to purchase (a “Net Proceeds Offer”) within ten Business Days of such time from all Holders of Notes of each series in accordance with the procedures set forth herein in the maximum principal amount of Notes of each series (on a pro rata basis) that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the applicable series of Notes and the denominator of which is the sum of the outstanding principal amount of the applicable series of Notes and such Pari Passu Indebtedness; and

(2) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Issuers will make an offer to purchase or otherwise repurchase or redeem such Pari Passu Indebtedness (a “Pari Passu Offer”) in an amount equal to the excess of the Excess Proceeds over the Note Amount at a purchase price of 100% of their principal amount (or 100% of the accreted value of such Pari Passu Indebtedness, if such Pari Passu Indebtedness was offered at a discount) plus accrued and unpaid interest, if any, to, but excluding, to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth herein with respect to the Net Proceeds Offer and in the documentation governing such Pari Passu Indebtedness with respect to the Pari Passu Offer. If the aggregate purchase price of the Notes and Pari Passu Indebtedness tendered pursuant to the Net Proceeds Offer and Pari Passu Offer is less than the Excess Proceeds, the remaining Excess Proceeds will be available to the Issuers for use in accordance with clause (3)(E) of Section 4.10(b). The Issuers shall only be required to make an Net Proceeds Offer for Notes pursuant to this covenant if the Net Proceeds available therefor (after application of the proceeds as provided in clauses (3)(A), (3)(B) and (3)(C) of Section 4.10(b)) (the “Excess Proceeds”) exceeds $50.0 million (and any lesser amounts shall be carried forward for purposes of determining whether a Net Proceeds Offer is required with respect to the Net Proceeds from any subsequent Asset Sale). Upon completion of any such Net Proceeds Offer, the amount of Excess Proceeds shall be reset at zero. The Issuers may make a Net Proceeds Offer if Excess Proceeds are less than $50.0 million and prior to 365 days after an Asset Sale.

The Collateral Disposition Offer or Net Proceeds Offer will remain open for a period of 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law (the “Net Proceeds Offer Period”). No later than five Business Days after the termination of the Net Proceeds Offer Period (the “Net Proceeds Purchase Date”), the Issuers will purchase the principal amount of Notes, Pari Passu Notes-TLB Obligations and Pari Passu Indebtedness, as applicable, required to be purchased pursuant to this covenant (the “Net Proceeds Offer Amount”) or, if less than the Net Proceeds Offer Amount has been so validly tendered and not properly withdrawn, all Notes, Pari Passu Notes-TLB Obligations and Pari Passu Indebtedness, if applicable, validly tendered and not properly withdrawn in response to the Collateral Disposition Offer or Net Proceeds Offer, as applicable.

If the Net Proceeds Purchase Date is on or after an interest record date and on or before the related interest payment date, then with respect to Holders who have tendered their Notes for purchase pursuant to a Collateral Disposition Offer or Net Proceeds Offer, any accrued and unpaid interest will be paid on such Net Proceeds Purchase Date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Collateral Disposition Offer or Net Proceeds Offer.

On or before the Net Proceeds Purchase Date, the Issuers will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Net Proceeds Offer Amount of Notes, Pari Passu Notes-TLB Obligations and Pari Passu Indebtedness, as applicable, or portions of Notes, Pari Passu Notes-TLB Obligations and Pari Passu Indebtedness, as applicable, so validly tendered and not properly withdrawn pursuant to the Collateral Disposition Offer or Net Proceeds Offer, or if less than the Net Proceeds Offer Amount has been validly tendered and not properly withdrawn, all Notes, Pari Passu Notes-TLB Obligations and Pari Passu Indebtedness, as applicable, so validly tendered and not properly withdrawn, in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof in the case of the Notes. The Issuers or the applicable tender agent, as the case may be, will promptly (but in any case not later than five Business Days after termination of the Net Proceeds Offer Period) mail or deliver to each tendering Holder of Notes or holder or lender of Pari Passu Notes-TLB Obligations or Pari Passu Indebtedness, as the case may be, an amount equal to the purchase price of the Notes, Pari Passu Notes-TLB Obligations or Pari Passu Indebtedness so validly tendered and not properly withdrawn by such holder or lender, as the case may be, and accepted by the Issuers for purchase, and, in the case of Notes in non-global form, the Issuers will promptly issue a new Note, and the Trustee, upon delivery of an authentication order from the Issuers, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted will be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuers will publicly announce the results of the Collateral Disposition Offer or Net Proceeds Offer, as the case may be, on the Net Proceeds Purchase Date.

(d) For purposes of Sections 4.10(a)(2) and 4.10(b)(2) above and for no other purpose, each of the following shall be deemed to be cash:

(1) the amount (without duplication) of any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet, or in the footnotes thereto) (other than Subordinated Debt, intercompany Indebtedness or Indebtedness for borrowed money (other than Indebtedness secured primarily by the assets subject to such Asset Sale)) of the Company or such Restricted Subsidiary that is expressly assumed by the transferee of any such assets pursuant to a written agreement that releases the Company or such Restricted Subsidiary from further liability therefor;

(2) the amount of any securities, notes or other obligations received from such transferee that are within 90 days after such Asset Sale converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash actually so received); and

(3) any assets or Equity Interests of the kind referred to in Sections 4.10(b)(3)(B) and 4.10(b)(3)(C).

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, will be governed by Section 4.14 and/or Section 5.01 and not by this Section 4.10.

The Issuers shall reasonably determine in their sole discretion in good faith whether, and to what extent, the Net Proceeds of an Asset Sale is attributable to Notes-TLB Priority Collateral or ABL Priority Collateral or is invested in Notes-TLB Priority Collateral or ABL Priority Collateral, taking into account all relevant factors. In the event that ABL Priority Collateral and Notes-TLB Priority Collateral (and/or other assets not constituting Collateral) is disposed of in a single transaction or series of related transactions in which the aggregate sales price or purchase price is not allocated between the ABL Priority Collateral and Notes-TLB Priority Collateral (and/or other assets not constituting Collateral), including in connection with the sale of a Guarantor which owns assets constituting both ABL Priority Collateral and Notes-TLB Priority Collateral (and/or other assets not constituting Collateral), then, solely for purposes of this Indenture, the portion of the aggregate sales price deemed to be Net Proceeds from the ABL Priority Collateral, on the one hand, and Notes-TLB Priority Collateral, on the other hand (and/or proceeds of other assets not constituting Collateral), or the portion of the purchase price deemed to be invested in ABL Priority Collateral or Notes-TLB Priority Collateral, as the case may be (and/or other assets not constituting Collateral), shall be reasonably allocated by the Issuers in their sole discretion in good faith, taking into account all relevant factors.

The Issuers will comply with, the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of Notes pursuant to a Collateral Disposition Offer or a Net Proceeds Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 4.10, the Issuers shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.

Section 4.11    Transactions with Affiliates.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration to or from the Company or a Restricted Subsidiary in excess of $15.0 million with respect to any single transaction or series of related transactions, unless:

(1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Board of Directors of the Company, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary from a financial point of view; and

(2) the Company delivers to the Trustee:

(A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $45.0 million but less than or equal to $75.0 million, an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11; and

(B) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75.0 million, a resolution of the Board of Directors of the Company set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 4.11 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by either the Conflicts Committee of the Board of Directors of the Company (so long as the members of the Conflicts Committee approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of the Company, if any.

(b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1) any employment, consulting or similar agreement or arrangement, employee benefit plan, equity award, equity option, equity appreciation, officer or director indemnification agreement, restricted unit agreement, severance agreement or other compensation plan or arrangement entered into by the General Partner, the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities made pursuant thereto;

(2) transactions between or among the Company and/or its Restricted Subsidiaries;

(3) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(4) payment of reasonable fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of, and compensation paid to, and indemnity or insurance provided on behalf of, officers, directors, employees or consultants of the General Partner, the Company or any of its Restricted Subsidiaries, including, but not limited to, reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(5) any issuance of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

(6) Restricted Payments that do not violate the provisions of Section 4.07 hereof or any Permitted Investments;

(7) payments to the General Partner with respect to reimbursement for expenses in accordance with the Partnership Agreement as in effect on the Issue Date and as it may be amended, provided that any such amendment is not less favorable to the Company in any material respect than the agreement prior to such amendment;

(8) transactions between the Company or any of its Restricted Subsidiaries and any other Person, a director of which is also on the Board of Directors of the Company, and such common director is the sole cause for such other Person to be deemed an Affiliate of the Company or any of its Restricted Subsidiaries; provided, however, that such director abstains from voting as a member of the Board of Directors of the Company on any transaction with such other Person;

(9) (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any of its Restricted Subsidiaries of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of Unrestricted Subsidiaries;

(10) payments to an Affiliate in respect of the Notes or the Note Guarantees or any other Indebtedness of the Company or any Restricted Subsidiary on the same basis as concurrent payments made or offered to be made in respect thereof to non-Affiliates;

(11) payment of loans or advances to employees not to exceed $5.0 million in the aggregate at any one time outstanding;

(12) any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary;

(13) transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated person, in the good faith determination of the Company’s Board of Directors or any Officer of the Company involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(14) any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of Section 4.11(a) hereof; and

(15) in the case of contracts for gathering, transporting, treating, processing, marketing, distributing, storing or otherwise handling Hydrocarbons, or activities or services reasonably related or ancillary thereto, or other operational contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries and third parties, or if neither the Company nor any of its

Restricted Subsidiaries has entered into a similar contract with a third party, then the terms of which are no less favorable than those available from third parties on an arm’s-length basis.

Section 4.12    Liens.

(a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or permit to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired.

(b) If any Issuer or any Guarantor, directly or indirectly, shall create, incur, assume or permit or permit to exist any Lien of any kind upon any of their property or assets (including Equity Interests of any Subsidiary), whether owned at the Issue Date or thereafter acquired, (x) in the case of Liens securing any of the ABL Obligations, Notes-TLB Obligations, Pari Passu ABL Obligations, or Pari Passu Notes-TLB Obligations, such Issuer or such Guarantor, as the case may be, shall, contemporaneously with the incurrence of such Lien, grant at least a first- or second-priority Lien consistent with the relative Lien priority set forth in the ABL Intercreditor Agreement, subject to Permitted Liens, upon such property or asset as security for the Notes and the Guarantees pursuant to the ABL Intercreditor Agreement and any other applicable intercreditor agreement, (y) in the case of Liens securing Pari Passu Second Lien Obligations, such Issuer or such Guarantor, as the case may be, shall, contemporaneously with the incurrence of such Lien, grant at least a first- or second-priority Lien consistent with the relative Lien priority set forth in the Pari Passu Second Lien Intercreditor Agreement, subject to Permitted Liens, upon such property or asset as security for the Notes and the Guarantees pursuant to the Pari Passu Second Lien Intercreditor Agreement and any other applicable intercreditor agreement and (z) in the case of Liens securing Junior Lien Obligations, such Issuer or such Guarantor, as the case may be, shall, contemporaneously with the incurrence of such Lien, grant a priority Lien relative to such Junior Lien Obligations, subject to Permitted Liens, upon such property or asset as security for the Notes and the Guarantees pursuant to the Junior Lien Intercreditor Agreement or other applicable intercreditor agreement.

(c) Any such Lien granted to secure the Notes pursuant to clause (b) above on property or assets (which property or assets would not otherwise constitute Collateral other than as required by clause (b) above) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged in all respects upon (i) the release and discharge of the other Lien to which it relates (except a release and discharge upon payment of the obligation secured by such Lien during the pendency of any Default or Event of Default, in which case such Liens shall only be discharged and released upon payment of the Notes or cessation of such Default or Event of Default) or (ii) in the case of any such Lien in favor of any Guarantee, upon the termination and discharge of such Guarantee in accordance with this Indenture.

Section 4.13    Business Activities of Finance Corp.

Finance Corp. will not hold any material assets, become liable for any material obligations, engage in any trade or business, or conduct any business activity, other than the issuance of capital stock to the Company, the incurrence of Indebtedness as a co-issuer, co-obligor or guarantor of Indebtedness incurred by the Company (including, without limitation, the Notes) that is permitted to be incurred by the Company under Section 4.09 hereof, and activities incidental thereto.

Section 4.14    Offer to Repurchase Upon Change of Control.

(a) Except as set forth in Section 4.14(c) below, if a Change of Control occurs, each Holder of a series of Notes will have the right, except as provided below, to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes of such series pursuant to an offer in respect of such series of Notes (“Change of Control Offer”) on the terms set forth in this Indenture. In any Change of Control Offer, the Company will offer to make a cash payment (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes of such series to be repurchased plus accrued and unpaid interest, if any, on the Notes of such series repurchased to, but excluding, the date of purchase (the “Change of Control Purchase Date”), subject to the rights of Holders of such series of Notes on the relevant record date to receive interest due on the related interest payment date. Within 30 days following any Change of Control for which a

Change of Control Offer is required to be made for a series of Notes, the Company will send a notice to each Holder of such series of Notes describing the transaction or transactions that constitute the Change of Control and stating:

(1) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes of such series tendered, and not withdrawn, will be accepted for payment;

(2) the purchase price and the Change of Control Purchase Date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is sent;

(3) that any Note of a series not tendered will continue to accrue interest;

(4) that, unless the Issuers default in the payment of the Change of Control Payment, all Notes of such series accepted for payment pursuant to such Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date;

(5) that Holders electing to have any Notes of such series purchased pursuant to a Change of Control Offer will be required to surrender the Notes of such series, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Purchase Date, a letter or electronic transmission setting forth the name of the Holder, the principal amount of Notes of such series delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes of such series purchased; and

(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes of such series surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes of such series as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, or compliance with the provisions of this Section 4.14 would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(b) Promptly following the expiration of any Change of Control Offer for a series of Notes, the Company will, to the extent lawful, accept for payment all Notes or portions of Notes of such series properly tendered, and not withdrawn, pursuant to such Change of Control Offer, subject to the consummation of such Change of Control if such Change of Control Offer was made in advance of such Change of Control. Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

(1) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes of such series properly tendered and not withdrawn and accepted for payment; and

(2) deliver or cause to be delivered to the Trustee the Notes of such series properly accepted for payment together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes of such series being purchased by the Company.

The Paying Agent will promptly mail or wire transfer to each Holder of Notes of such series so accepted for payment, the Change of Control Payment for such Notes (or, if all the Notes of such series are then in global form, make such payment through the facilities of the Depositary), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes of such series surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any Note so accepted for payment will cease to accrue interest on and after the Change of Control Purchase Date, unless the Company defaults in making the Change of Control Payment. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

(c) Notwithstanding any provision to the contrary, the Company will not be required to make a Change of Control Offer upon a Change of Control, if (1) a third party makes a Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in Section 4.14(a) hereof applicable to a Change of Control Offer made by the Company and purchases all Notes of such series properly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption of all outstanding Notes of such series has been given pursuant to Section 3.07 and Section 3.08 hereof, as applicable, unless and until there is a default in payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all of such series of Notes validly tendered and not withdrawn at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes of such series properly tendered, and not withdrawn, in accordance with the terms of the Alternate Offer. Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time such Change of Control Offer or Alternate Offer is made.

(d) In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes of any series accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described in Section 4.14(c) hereof) purchases all of the Notes of such series held by such Holders, the Company will have the right set forth in Section 3.07(c) or Section 3.08(c), as applicable, to redeem all of the Notes of such series that remain outstanding.

Section 4.15    Additional Note Guarantees.

If, on any date after the Issue Date, (i) any Restricted Subsidiary that is not already a Subsidiary Guarantor, Guarantees (or otherwise becomes liable for) any Obligations under any Credit Facility (including the ABL Facility and Term Loan Facility), or (ii) any Domestic Subsidiary that is not already a Subsidiary Guarantor, Guarantees (or otherwise becomes liable for) any other Indebtedness for borrowed money in a principal amount in excess of $50.0 million, then, within 20 Business Days after such date, such Subsidiary will provide a Note Guarantee and concurrently become a Subsidiary Guarantor by executing a supplemental indenture in substantially the form specified in Exhibit E hereto. Each Note Guarantee and the Liens on the Collateral securing a Note Guarantee of a Subsidiary Guarantor will be released automatically at such time as such Subsidiary Guarantor is discharged or otherwise released from all its Obligations in respect of its Guarantee of (or other liability for) any Obligations under any Credit Facility (including the ABL Facility and the Term Loan Facility) or any other Indebtedness for borrowed money in a principal amount in excess of $50.0 million; provided that such discharge or other release did not result directly from payment by such Subsidiary Guarantor in satisfaction of (a) its liability as a guarantor pursuant to such Guarantee, or (b) its primary liability for such Obligations (after demand or default under such Credit Facility). Furthermore, each Note Guarantee of a Subsidiary Guarantor shall be subject to release as provided in Section 10.05 hereof.

Each Domestic Subsidiary that becomes a Subsidiary Guarantor on or after the Issue Date shall, at the time it becomes a Subsidiary Guarantor in accordance with the provisions of the immediately preceding paragraph, become a party to the applicable Security Documents, the Intercreditor Agreements and, to the extent required by this Indenture and the Security Documents, shall as promptly as practicable (or within the time periods set forth in Article XIII hereof, as applicable), execute and deliver such security instruments, financing statements, certificates, Officers’ Certificates and Opinions of Counsel (to the extent, and substantially in the form, delivered on the Issue Date) as may be necessary to vest in the Collateral Agent a perfected first- or second-priority security interest, as the case may be (subject to Permitted Liens), in properties and assets that constitute Collateral as security for the Notes or the Note Guarantees and as may be necessary to have such property or asset added to the applicable Collateral as required under the Security Documents and this Indenture, subject to the terms of the Intercreditor Agreements, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.

Section 4.16    Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default. References herein to a Person becoming a Restricted Subsidiary or comparable language shall include such Person becoming a Restricted Subsidiary by redesignation of such Person from an Unrestricted Subsidiary to a Restricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of Section 4.09 hereof.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if: (1) such Indebtedness is permitted under Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.17    Covenant Suspension.

With respect to a series of Notes, following the first day (such date, a “Suspension Date”) on which:

(a) an Investment Grade Rating Event with respect to such series of Notes occurs; and

(b) no Default or Event of Default with respect to such series of Notes has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture with respect to such series of Notes (collectively with respect to such series of Notes, the “Suspended Covenants”):

(i) Section 5.01(a)(4);

(ii) Section 4.10(b);

(iii) Section 4.07;

(iv) Section 4.08;

(v) Section 4.09;

(vi) Section 4.11;

(vii) Section 4.15 (but only with respect to any Domestic Subsidiary that is required to become a Subsidiary Guarantor after the date of the commencement of the applicable Suspension Date); and

(viii) Section 4.16.

If at any time after a Suspension Date, a credit rating assigned to such series of Notes is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default with respect to such series of Notes occurs and is continuing, then the Suspended Covenants with respect to such series of Notes will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable under this Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of this Indenture), unless and until the Notes of such series subsequently attain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default with respect to such series of Notes is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes of such series maintain an Investment Grade Rating from both Rating Agencies and no Default or Event of Default with respect to such series of Notes is in existence); provided, however, that no Default, Event of Default or breach of any kind with respect to such series of notes shall be deemed to exist under this Indenture, the Notes or the Note Guarantees of such series of notes with respect to such Suspended Covenants based on, and none of the Company or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (as defined below) with respect to such series of Notes, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period. The period of time between the Suspension Date and the Reinstatement Date with respect to a series of Notes is referred to as the “Suspension Period.”

On the Reinstatement Date for an applicable series of Notes, and solely with respect to such series of Notes, (i) all Indebtedness incurred during the applicable Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified under clause (2) of the definition of Permitted Debt and (ii) any Investment made after the applicable Suspension Date will be deemed to have been made on the Issue Date, so that it is classified under clause (15) of the definition of Permitted Investments. Calculations made after the applicable Reinstatement Date of the amount available to be made as Restricted Payments under Section 4.07 will be made as though Section 4.07 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under Section 4.07(a).

During any period when the Suspended Covenants with respect to a series of Notes are suspended, the Board of Directors of the Company may not designate any of the Company’s Subsidiaries as Unrestricted Subsidiaries.

Promptly following the occurrence of any Suspension Date or Reinstatement Date with respect to a series of Notes, the Company will provide an Officers’ Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to monitor or independently determine or verify if a Suspension Date or Reinstatement Date has occurred or notify the Holders of the Notes of the applicable series of any Suspension Date or Reinstatement Date. The Trustee may provide a copy of such Officers’ Certificate to any Holder of the Notes of the applicable series upon request.

Section 4.18    Layering.

None of the Company, the Issuers or the Subsidiary Guarantors will, directly or indirectly, incur:

(1) any Secured Indebtedness (other than Capital Lease Obligations) if such Secured Indebtedness is or purports to be by its terms (or by the terms of any agreement governing such Secured

Indebtedness) (i) secured by Liens that, with respect to any ABL Priority Collateral, are junior in priority to any Liens securing ABL Obligations and/or any Pari Passu ABL Obligations and senior in priority to the Notes-TLB Obligations and/or any Pari Passu Notes-TLB Obligations or (ii) secured by Liens that, with respect to any Notes-TLB Priority Collateral, are junior in priority to any Liens securing the Notes-TLB Obligations and/or any Pari Passu Notes-TLB Obligations and senior in priority to ABL Obligations and/or any Pari Passu ABL Obligations; or

(2) any Indebtedness in an aggregate principal amount in excess of $25.0 million that is subordinate in right of payment (including via any “first-out” collateral proceeds waterfall or similar structure) to (i) the ABL Obligations and/or any Pari Passu ABL Obligations unless such Indebtedness is also subordinated in right of payment to the obligations under the Notes-TLB Obligations and/or any Pari Passu Notes-TLB Obligations or (ii) the Notes-TLB Obligations and/or any Pari Passu Notes-TLB Obligations unless such Indebtedness is also subordinated in right of payment to the ABL Obligations and/or any Pari Passu ABL Obligations.

Section 4.19    Limitation on activities of the Company.

The Company will not conduct, transfer or otherwise engage in any business or operations other than (1) its direct or indirect ownership of all of the Equity Interests in, and its management of, the Issuers and its other Restricted Subsidiaries, (2) action required to maintain its existence and the performance of obligations under and compliance with its organizational documents and any requirements of any law, regulation, rule, order, judgment, decree or permit (including rules and regulations applicable to companies with equity or debt securities held by the public), (3) performance of its obligations under the ABL Credit Agreement, the Term Loan Credit Agreement and this Indenture and other agreements contemplated hereby, (4) any public offering of its Equity Interests, including the payment of any costs, fees and expenses related thereto, (5) activities incidental to guaranteeing payment and performance obligations of its Subsidiaries in the ordinary course of business, (6) incurring fees, costs and expenses relating to overhead and general operating including professional fees and paying taxes, (7) providing indemnification for its and the General Partner’s current and former officers, directors, members of management, managers, employees and advisors and consultants, (8) other activities to the extent not prohibited by, and in compliance with, the ABL Credit Agreement, the Term Loan Credit Agreement and this Indenture and (9) activities incidental to its maintenance and continuance and to any of the foregoing activities.

Section 4.20    Limited Condition Transactions.

In connection with determining whether any Limited Condition Transaction and any actions or transactions related thereto (including the incurrence, issuance or assumption of Indebtedness and the use of proceeds thereof, the incurrence or creation of Liens and the making of Restricted Payments and Investments) is permitted hereunder, for which determination requires the calculation of any financial ratio, test or basket, each calculated on a pro forma basis, at the option of Operating LLC (Operating LLC’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction, such Limited Condition Transaction would have been permitted on the relevant LCT Test Date in compliance with such provision. For the avoidance of doubt, if Operating LLC has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated Cash Flow of the Company, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Conditional Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction.

ARTICLE V
SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.

(a) The Company shall not (x) consolidate, amalgamate or merge with or into another Person (regardless of whether the Company is the surviving entity), or (y) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the surviving entity; or

(B) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under its Note Guarantee, this Indenture, the Intercreditor Agreements and the Security Documents pursuant to a supplemental indenture;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) immediately after giving effect to such transaction and any related financing transaction on a pro forma basis as if the same had occurred at the beginning of the Trailing Four Quarter Period, either (a) the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or (b) the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction; and

(5) the Company delivers, or causes to be delivered, to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or disposition and, such supplemental indenture, comply with the requirements of this Indenture; and

(6) to the extent any assets of the Person which is merged, amalgamated or consolidated with or into the Company are assets of the type which would constitute Collateral under the Security Documents, the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required pursuant to Section 4.15, the Intercreditor Agreements and the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture, the Intercreditor Agreements and the applicable Security Documents.

(b) Notwithstanding the restrictions set forth in clause (4) of Section 5.01(a) hereof, any Restricted Subsidiary (other than the Issuers) may consolidate with, amalgamate with or merge into or dispose of all or part of its properties or assets to the Company without complying with such clause (4) in connection with any such consolidation, amalgamation, merger or disposition.

(c) Notwithstanding Section 5.01(a) hereof, the Company is permitted to reorganize as any other form of entity, provided that:

(1) the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

(2) the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(3) the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the Notes, this Indenture, the Intercreditor Agreements and the Security Documents;

(4) immediately after such reorganization no Default or Event of Default exists;

(5) to the extent any assets of the Person which is merged, amalgamated or consolidated with or into the Company are assets of the type which would constitute Collateral under the Security Documents, the Company or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required in this Indenture, the Intercreditor Agreements and the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture, the Intercreditor Agreements and the applicable Security Documents;

(6) such reorganization is not materially adverse to the Holders or Beneficial Owners of the Notes (for purposes of this clause (6), a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the Notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an “includible corporation” of an affiliated group of corporations within the meaning of Section 1504(b) of the Internal Revenue Code or any similar state or local law); and

(7) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such reorganization, and, if a supplemental indenture or other agreement is required, such supplemental indenture or other agreement, comply with this Indenture.

(d) For purposes of this Section 5.01, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, which properties or assets, if held by the Company instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

(e) Neither of the Issuers will (1) consolidate, amalgamate or merge with or into another Person (regardless of whether such Issuer is the surviving entity), or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) either: (a) such Issuer is the surviving entity; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that

Finance Corp. may not consolidate, amalgamate or merge with or into any Person other than a corporation satisfying such requirement so long as Operating LLC is not a corporation;

(2) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the Notes, this Indenture, the Intercreditor Agreements and the Security Documents pursuant to a supplemental indenture;

(3) immediately after such transaction, no Default or Event of Default exists;

(4) the Company delivers, or causes to be delivered, to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, amalgamation, merger or disposition and such supplemental indenture comply with the requirements of this Indenture; and

(5) to the extent any assets of the Person which is merged, amalgamated or consolidated with or into such Issuer are assets of the type which would constitute Collateral under the Security Documents, such Issuer or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required by Section 4.15, the Intercreditor Agreements and the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture, the Intercreditor Agreements and the applicable Security Documents.

(f) Notwithstanding anything herein to the contrary, in the event that Operating LLC becomes corporation or Operating LLC or the Person formed by or surviving any consolidation, amalgamation or merger permitted hereunder is a corporation, Finance Corp. may be merged into Operating LLC or it may be dissolved and cease to be an Issuer.

(g) A Subsidiary Guarantor will not sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or amalgamate with or merge with or into (regardless of whether such Subsidiary Guarantor is the surviving Person), another Person, other than the Company, an Issuer or another Subsidiary Guarantor, unless either:

(1) (a) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists and (b) either (i) such Subsidiary Guarantor is the surviving Person of such consolidation, amalgamation or merger or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) unconditionally assumes all the obligations of such Subsidiary Guarantor under its Note Guarantee, this Indenture, the Intercreditor Agreements and the Security Documents pursuant to a supplemental indenture and, to the extent any assets of the Person which is merged, amalgamated or consolidated with or into such Subsidiary Guarantor are assets of the type which would constitute Collateral under the Security Documents, such Subsidiary Guarantor or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Subsidiary Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Security Documents in the manner and to the extent required by this Indenture, the Intercreditor Agreements and the applicable Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by this Indenture, the Intercreditor Agreements and the applicable Security Documents; or

(2) such transaction or series of transactions does not violate Section 4.10 hereof.

Section 5.02    Successor Entity Substituted.

Upon any consolidation, amalgamation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with Section 5.01 hereof in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation, amalgamation or merger into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, such Issuer under this Indenture with the same effect as if such surviving Person had been named as such Issuer in this Indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer’s properties or assets), such Issuer will be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.01    Events of Default.

Each of the following is an “Event of Default” with respect to a series of Notes:

(1) default for 30 days in the payment when due of interest on the Notes of such series;

(2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of such series;

(3) failure by the Company to comply with its obligations under Section 5.01 hereof or to consummate a purchase of Notes of such series when required pursuant to Section 4.10 or Section 4.14 hereof;

(4) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes of such series to comply with the provisions of Section 4.07 or Section 4.09 hereof or to comply with the provisions of Section 4.10 or Section 4.14 hereof to the extent not described in clause (3) of this Section 6.01;

(5) (a) except as addressed in subclause (b) of this clause (5), failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes of the applicable series to comply with any of the other agreements in this Indenture or the Notes of such series (other than the Other Specified Collateral Requirements) or (b) failure by the Company for 180 days after notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes of the applicable series to comply with Section 4.03 hereof;

(6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A) is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness for which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided that if, prior to any acceleration of the Notes of such series, (i) any such default is cured or waived, (ii) any such acceleration of such Indebtedness is rescinded, or (iii) such Indebtedness is repaid, within a period of 10 Business Days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes of such series) shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

(7) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final, non-appealable judgments (entered by a court or courts of competent jurisdiction) aggregating in excess of $100.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(8) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with this Indenture;

(9) an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A) commences a voluntary case or proceeding;

(B) consents to the entry of an order for relief against it in an involuntary case or proceeding;

(C) consents to the appointment of a custodian, receiver or monitor of it or for all or substantially all of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) generally is not paying its debts as they become due; or

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding;

(B) appoints a custodian, receiver or monitor of any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

(C) orders the liquidation of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

(11) (i) the Liens created by any Security Document shall at any time not constitute a valid and perfected Lien on any Collateral intended to be covered thereby with a Fair Market Value, individually or in the aggregate, in excess of $50.0 million other than (A) in accordance with the terms of the relevant Security Documents and this Indenture, (B) the satisfaction in full of all Obligations under this Indenture or (C) any loss of perfection that results from the failure of the Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents, and which default continues for 30 days; (ii) the repudiation by any Issuer or any Guarantor in any pleading in any court of competent jurisdiction of any of its material obligations under the Security Documents or to file UCC continuation statements or PPSA financing change statements; or

(12) any Issuer or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any Security Document is invalid or unenforceable other than by reason of the termination of this Indenture or the release of any such Collateral in accordance with this Indenture.

Notwithstanding the foregoing, the failure of the Company or its Restricted Subsidiaries to satisfy the Other Specified Collateral Requirements shall not be an “Event of Default” under this Indenture; provided, that, upon the failure of the Company and its Restricted Subsidiaries to deliver all Other Specified Collateral Deliverables for all Other Specified Properties within the time periods and to the extent required by this Indenture (whether or not the Company and its Restricted Subsidiaries shall have used their commercially reasonable efforts (to the extent required in the Other Specified Collateral Requirements) to deliver such Other Specified Collateral Deliverables for such Other Specified Properties within such time periods, provided further that if the aggregate Designated Value of all Other Specified Properties with respect to which the applicable Other Specified Collateral Deliverables have not been satisfied exceeds the threshold set forth in 2(b) of the definition of “Material Real Property Asset” by less than 10%, such applicable time period shall be extended by 90 days) interest on the Notes shall accrue at a rate equal to 2.00% plus the interest rate otherwise applicable to the Notes until such time as such Other Specified Collateral Deliverables are satisfied. For the avoidance of doubt, for purposes of the proviso in the foregoing sentence, compliance with this paragraph shall be determined with respect to those Material Real Property Assets calculated without giving any effect to the penultimate paragraph under Section 13.05. In the event the 90 day time extension described in the second proviso of the second preceding sentence applies, and such collateral deficiency is not cured by the end of such 90 day period, the additional interest shall accrue as if such 90 day extension period had not applied.

Section 6.02    Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to either Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all principal of, and accrued but unpaid interest on, all outstanding Notes of such series will become due and payable immediately without further action or notice (subject to applicable law). If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes of such series may declare all principal of, and accrued but unpaid interest, if any, on, all the outstanding Notes of such series to be due and payable immediately, by notice in writing to the Company and, in the case of a notice by such Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration.

Upon any such declaration, the Notes of such series shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may, on behalf of the Holders of all of the Notes of such series, rescind an acceleration and its consequences if the rescission would not violate any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived.

Section 6.03    Other Remedies.

If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreements, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, on, or interest, if any, on, the Notes of a series or to enforce the performance of any provision of the Notes of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

Holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee and the Collateral Agent may, on behalf of the Holders of all of the Notes of such series, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, on, or interest, if any, on, the Notes of such series; provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or the Collateral Agent or exercising any trust or power conferred on it, in each case with respect to such series of Notes. However, the Trustee or the Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee or the Collateral Agent in personal liability.

Section 6.06    Limitation on Suits.

Subject to the provisions of Section 7.01 hereof, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Notes of the applicable series of Notes unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right with respect to a series of Notes to receive payment of principal, premium, if any, or interest, when due, no Holder of a Note of either series of Notes may pursue any remedy with respect to this Indenture or the Notes of such series unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 30% in aggregate principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer and provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee does not comply with such request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with such request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, but subject to the terms of the Intercreditor Agreements, the right of any Holder of a Note to receive payment of principal of, and premium, if any, and interest, if any, on, the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be amended without the consent of such Holder.

Section 6.08    Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount of the principal, premium, if any, or interest, if any, remaining unpaid on the Notes and interest on overdue principal and premium, if any, and to the extent lawful, interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Issuers (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, its agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent, its agents and counsel, and any other amounts due the Trustee or the Collateral Agent under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes of a series for amounts due and unpaid on the Notes on such series for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third: to the Issuers or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes of such series pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes of a series.

ARTICLE VII
TRUSTEE

Section 7.01    Duties of Trustee.

(a) If an Event of Default has occurred and is continuing with respect to a series of Notes, the Trustee will be required, in the exercise of its power vested in it by this Indenture, to use the degree of care of a prudent man in the conduct of his own affairs.

(b) Except during the continuance of an Event of Default:

(1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) The Trustee shall have no obligation to (i) independently determine or verify whether the conditions for the termination of covenants as provided in Section 4.17 have been satisfied or (ii) notify the Holders of the occurrence of such termination of covenants.

Section 7.02    Rights of Trustee.

(a) The Trustee may conclusively rely upon any document believed by it in good faith to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers will be sufficient if signed by an Officer of each of the Company and Finance Corp.

(f) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in connection with its compliance with such request.

(g) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions, or agreements on the part of the Company, except as otherwise set forth herein
.
(h) The permissive right of Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(i) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the Holders of a series of Notes of not less than a majority in principal amount of the Notes of such series outstanding as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any Person who, at the time of making such request or giving such authority or consent, is a Holder of the Notes shall be conclusive and binding upon all future Holders of such Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

Section 7.03    Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuers or any Affiliate of the Issuers with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 hereof.

Section 7.04    Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuers’ use of the proceeds from the Notes or any money paid to the Issuers or upon the Issuers’ direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will send to the Holders of Notes of such series a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Notes of such series.

The Trustee will not be deemed to have notice of any Default or Event of Default, except Events of Default under clause (1) or (2) of Section 6.01 hereof, unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event that is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of such series affected and this Indenture.

Section 7.06    [Reserved].

Section 7.07    Compensation and Indemnity.

(a) The Issuers will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services provided hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuers will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b) The Issuers and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuers and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuers, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense is found by a court of competent jurisdiction to have been caused by its own negligence, bad faith or willful misconduct. The Trustee will notify the Issuers and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers and the Guarantors will not relieve the Issuers or any of the Guarantors of their obligations hereunder unless the failure to notify the Issuers or the Guarantors impairs any Issuer’s or Guarantor’s respective ability to defend such claim. Such Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuers will pay the reasonable fees and expenses of such counsel. Neither Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c) The obligations of the Issuers and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture, and the resignation or removal of the Trustee.

(d) To secure the Issuers’ and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest, if any, on, particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

(e) When the Trustee incurs expenses or renders services after an Event of Default specified in clause (9) or (10) of Section 6.01 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08    Replacement of Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b) The Trustee may resign in writing at any time and be discharged from the trust hereby created only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuers in writing. The Issuers may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10 hereof;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

(c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers will promptly appoint a successor Trustee. Within one year after such successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the expense of the Issuers), the Issuers, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will send a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as

Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuers’ obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act will be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation or banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), (2) and (5). If this Indenture becomes qualified under the TIA, the Trustee shall be subject to TIA § 310(b) including the provision in Section § 310(b)(1); provided that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Issuer or the Guarantors are outstanding if the requirements for exclusion set forth in TIA § 310(b)(1) are met.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuers may at any time, at the option of their respective Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding Notes of a series upon compliance with the conditions set forth below in this Article VIII.

Section 8.02    Legal Defeasance and Discharge.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.02, each Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes of a series (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuers and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes of such series (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuers, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1) the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on the Notes of such series when such payments are due from the trust referred to in Section 8.04 hereof;

(2) the Issuers’ obligations with respect to the Notes of such series under Section 2.04, Section 2.06, Section 2.07, Section 2.10 and Section 4.02 hereof;

(3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuers’ and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

Upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuers and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Section 4.03, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.13, Section 4.14, Section 4.15, Section 4.16, Section 4.18 and Section 4.19 and Section 5.01(a)(4) hereof with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (such release and termination hereinafter referred to as “Covenant Defeasance”), and such Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees with respect to such series, the Issuers and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuers’ exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, clauses (3) through (8) and clauses (11) and (12) of Section 6.01 hereof and, only with respect to Subsidiaries of the Company (other than any Issuer), clauses (9) and (10) of Section 6.01 hereof will not constitute Events of Default.

Section 8.04    Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance under Section 8.02 hereof or Covenant Defeasance under Section 8.03 hereof:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, based on the written report or certificate or opinion of a nationally recognized investment bank, or an appraisal firm, valuation firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuers must specify whether the Notes of such series are being defeased to such stated date for payment or to a particular redemption date;

(2) in the case of an election under Section 8.02 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that

(A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

(B) since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of an election under Section 8.03 hereof, the Issuers must deliver to the Trustee an Opinion of Counsel confirming that the Holders and beneficial owners of the outstanding Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to such series of Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuers or any of the Guarantors is a party or by which the Issuers or any of the Guarantors is bound;

(6) the Issuers must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of Notes of such series over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or others;

(7) the Company must deliver to the Trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this Section 8.04 have been complied with; and

(8) the Company must deliver to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions, qualifications and exclusions), stating that all conditions precedent set forth in clauses (2), (3) and (5) of this Section 8.04 have been complied with; provided that the Opinion of Counsel with respect to clause (5) of this Section 8.04 may be to the knowledge of such counsel.

Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuers will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Issuers from time to time, upon the request of the Issuers any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under clause (1) of Section 8.04 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuers, in trust for the payment of the principal of, premium, if any, or interest, if any, on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Issuers) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuers for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of each such Issuer as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, at the written request and at the expense of the Issuers, cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07    Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuers’ and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees with respect to such series will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Issuers make any payment of principal of, premium, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuers will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Issuers, the Guarantors and the Trustee and Collateral Agent (if applicable) may amend or supplement this Indenture, the Notes of any series and the related Note Guarantees, the Intercreditor Agreements or the Security Documents (subject to compliance with the Intercreditor Agreements):

(1) to cure any ambiguity, defect, mistake or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes of such series and Note Guarantees and under the Security Documents in the case of a merger, amalgamation or consolidation or sale of all or substantially all of such Issuer’s or Guarantor’s properties or assets, as applicable;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes of such series or that does not adversely affect the legal rights under this Indenture of any such Holder of such series;

(5) at the Issuers’ election, to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA, if such qualification is required;

(6) to conform the text of this Indenture, the Note Guarantees, the Notes of any series, the Security Documents or the Intercreditor Agreements (as evidenced by an Officers’ Certificate) to any provision of the “Description of the notes” section of the Offering Memorandum to the extent that such provision in that “Description of the notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes of such series, the Security Documents, the Intercreditor Agreements or the Note Guarantees;

(7) to provide for the issuance of Additional Notes of any series in accordance with the limitations set forth in this Indenture as of the Issue Date;

(8) to make, complete or confirm any grant of Collateral permitted or required by this Indenture or the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents;

(9) to add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee and the termination of such Note Guarantee, all in accordance with the provisions of this Indenture governing such release and termination;

(10) to evidence or provide for the acceptance of appointment under this Indenture of a successor Trustee or a successor Collateral Agent;

(11) grant any Lien for the benefit of the holders of any future Pari Passu Notes-TLB Obligations, Pari Passu ABL Obligations, Pari Passu Second Lien Obligations or Junior Lien Obligations in accordance with and as permitted by the terms of this Indenture, and the Intercreditor Agreements (and, with respect to Pari Passu Second Lien Obligations or Junior Lien Obligations, any Pari Passu Second Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable);

(12) add additional secured parties to the Intercreditor Agreements to the extent Liens securing obligations held by such parties are permitted under this Indenture;

(13) mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under this Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Agent in accordance with the terms of this Indenture or otherwise; or

(14) provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) and the Intercreditor Agreements in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of this Indenture, the Intercreditor Agreements and the relevant Security Documents.

In addition, the Holders of the Notes will be deemed to have consented for purposes of the Security Documents and the Intercreditor Agreements to any of the following amendments, waivers and other modifications to the Security Documents and the Intercreditor Agreements:

(1) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu Notes-TLB Obligations that are incurred in compliance with the ABL Credit Agreement, the Term Loan Credit Agreement and the Notes Documents and (B) to establish that the Liens on any Collateral securing such Pari Passu Notes-TLB Obligations shall be equal in right of payment with the Liens on such Collateral securing the Notes-TLB Obligations;

(2) (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Pari Passu ABL Obligations that is incurred in compliance with the ABL Credit Agreement, the Term Loan

Credit Agreement and the Notes Documents, (B) to establish that the Liens on any Collateral securing such Pari Passu ABL Obligations shall be equal in right of payment with the Liens on such Collateral securing the ABL Obligations and senior to the Liens on such ABL Priority Collateral securing any Notes-TLB Obligations, all on the terms provided for in the Intercreditor Agreements in effect immediately prior to such amendment, (C) to establish that the Liens on any Notes-TLB Priority Collateral securing such Pari Passu ABL Obligations shall be junior and subordinated to the Liens on such Notes-TLB Priority Collateral securing any Notes-TLB Obligations, all on the terms provided for in the Intercreditor Agreements in effect immediately prior to such amendment;

(3) to establish that the Liens on any ABL Priority Collateral securing any Indebtedness replacing the ABL Credit Agreement permitted to be incurred under clause (1) of the definition of Permitted Debt shall be senior to the Liens on such ABL Priority Collateral securing any obligations under any Notes-TLB Obligations, and that any Notes-TLB Obligations shall continue to be secured on a first-priority basis by the Notes-TLB Priority Collateral and on a second-priority basis on the ABL Priority Collateral; and

(4) upon any cancellation or termination of the ABL Credit Agreement without a replacement thereof, to establish that the ABL Priority Collateral shall become Notes-TLB Priority Collateral.

Any such additional party, the ABL Collateral Agent, the Term Loan Collateral Agent, the Trustee and the Collateral Agent shall be entitled to rely upon an Officers’ Certificate certifying that such Pari Passu Notes-TLB Obligations or Pari Passu ABL Obligations, as the case may be, was issued or borrowed in compliance with the ABL Credit Agreement, the Term Loan Credit Agreement and the Notes Documents, and no Opinion of Counsel shall be required in connection therewith.

The Holders also will be deemed to have consented for purposes of this Indenture, the Security Documents and the Intercreditor Agreements to the execution and delivery by the Trustee and Collateral Agent of a Pari Passu Second Lien Intercreditor Agreement or a Junior Lien Intercreditor Agreement to the extent it is approved by the ABL Collateral Agent or, if the ABL Credit Agreement has been replaced, any other agent for the holders of ABL Obligations.

Upon the request of the Issuers accompanied by resolutions of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuers, the Guarantors and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.10 and Section 4.14 hereof), the Notes of each series, the Note Guarantees or the Security Documents (subject to compliance with the Intercreditor Agreements) with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected by such amendment or supplement (including, without limitation, Additional Notes of each such series, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series), and, subject to Section 6.04 and Section 6.07 hereof, any existing Default or Event of Default as it relates to such Notes or compliance with any provision of this Indenture, the Notes of each series or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of each series affected by such waiver (including, without limitation, Additional Notes of each such series, if any), voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes of such series).

Upon the request of the Issuers accompanied by resolutions of their respective Boards of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuers and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will send to the Holders of Notes of each series affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way amend the validity of any such amendment, supplement or waiver. Subject to Section 6.04 and Section 6.07 hereof, the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series, voting as a single class, may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes of such series held by a non-consenting Holder):

(1) reduce the principal amount of such series of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note of such series or alter or waive any of the provisions with respect to the redemption of such Notes; provided, however, that any provision with respect to any purchase or repurchase of such Notes, including pursuant to Section 4.10 and Section 4.14 hereof, shall not be deemed a provision with respect to any redemption of such Notes; and provided, further, that any amendment to the minimum notice requirement may be made with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Note of such series;

(4) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest, if any, on, the Notes of such series (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);

(5) make any Note of such series payable in money other than that stated in such Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of the applicable series of Notes to receive payments of principal of, premium, if any, or interest, if any, on, the Notes of such series;

(7) waive a redemption payment with respect to any Note of such series; provided, however, that any purchase or repurchase of Notes of such series, including pursuant to Section 4.10 and Section 4.14 hereof, shall not be deemed a redemption of the Notes of such series;

(8) release any Guarantor from any of its obligations under its Note Guarantee with respect to such series of Notes or this Indenture, except in accordance with the terms of this Indenture; or

(9) make any change in the preceding amendment, supplement and waiver provisions.

In addition, with respect to a series of Notes, without the consent of the Holders of at least 66 2/3% of the principal amount of such Notes then outstanding (including, without limitation, consents obtained in connected with a purchase of, or tender offer or exchanged offer for, such Notes), no amendment, supplement or waiver may amend any of the Security Documents or this Indenture with respect to such Series of Notes if such amendment, supplement or waiver has the effect of releasing all or substantially all of the Collateral from the Liens under this Indenture or any Security Documents with respect to such series of Notes.

Section 9.03    [Reserved].

Section 9.04    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers may fix a record date for determining which Holders must consent to such amendment, supplement or waiver. If the Issuers fix a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05 hereof, or (ii) such other date as the Issuers shall designate.

Section 9.05    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuers in exchange for all Notes of a series may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. No Issuer may sign an amended or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X
NOTE GUARANTEES

Section 10.01    Guarantee.

(a) Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuers hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on, the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuers to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guarantors hereby agree that, to the maximum extent permitted under applicable law, their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against any Issuer, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a Guarantor. To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuers, any right to require a proceeding first against an Issuer, protest, notice and all demands whatsoever and covenant that the Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Issuers, the Guarantors or any custodian, trustee, liquidator, monitor or other similar official acting in relation to either the Issuers or the Guarantors, any amount paid by either to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, to the extent permitted by applicable law, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (regardless of whether due and payable) will forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not amend the rights of the Holders under the Note Guarantee.

Section 10.02    Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state, provincial or territorial law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03    Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof, each Guarantor hereby agrees that this Indenture or a supplemental indenture in substantially the form attached hereto as Exhibit E hereto will be executed by an Officer of such Guarantor on behalf of such Guarantor by manual or facsimile signature.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding the absence of an endorsement on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or supplemental indenture, as applicable, no longer holds that office at the time the Trustee authenticates the Note, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that either Issuer or any of its Restricted Subsidiaries creates or acquires any Domestic Restricted Subsidiary after the Issue Date, if required by Section 4.15 hereof, the Company will cause such Domestic Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article X, to the extent applicable.

Section 10.04    Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 10.05 hereof, no Guarantor may sell or otherwise dispose of, in one or more related transactions, all or substantially all of its properties or assets to, or consolidate with or amalgamate with or merge with or into (regardless of whether such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

(1) immediately after giving effect to such transaction or series of related transactions, no Default or Event of Default exists; and

(2) either:

(A) (i) such Guarantor is the surviving Person of such consolidation, amalgamation or merger or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) unconditionally assumes all the obligations of such Guarantor under this Indenture (including its Note Guarantee) pursuant to a supplemental indenture satisfactory to the Trustee; or

(B) such transaction or series of transactions does not violate the provisions of Section 4.10 hereof.

In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

Except as set forth in Article IV and Article V hereof, and notwithstanding clauses (A) and (B) immediately above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05    Releases.

The Note Guarantee of a Guarantor with respect to a series of Notes will be released and discharged automatically and unconditionally:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor, by way of merger, consolidation, amalgamation or otherwise, to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided that the sale or other disposition does not violate Section 4.10 hereof;

(2) in connection with any sale or other disposition of the Capital Stock of such Guarantor (by way of merger, consolidation, amalgamation or otherwise) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary; provided that the sale or other disposition does not violate Section 4.10 hereof and the Guarantor ceases to be a Restricted Subsidiary as a result of the sale or other disposition;

(3) if the Company designates such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4) upon Legal Defeasance or Covenant Defeasance in accordance with Article VIII hereof or satisfaction and discharge of this Indenture with respect to such series of Notes in accordance with Article XI hereof;

(5) upon the liquidation or dissolution of such Guarantor, provided that no Default or Event of Default occurs as a result thereof or has occurred or is continuing;

(6) upon such Guarantor consolidating with, amalgamating with, merging into or transferring all of its properties or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist;

(7) at such time as such Guarantor is no longer required to be a Guarantor pursuant to the provisions of Section 4.15 hereof; or

(8) the release of such Subsidiary Guarantor from its guarantee of the ABL Obligations and the Term Loan Obligations, so long as such Subsidiary Guarantor would not then otherwise be required to guarantee the Notes pursuant to Section 4.15.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of, premium, if any, and interest on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

ARTICLE XI
SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge.

This Indenture will be satisfied and discharged and will cease to be of further effect as to all Notes of a series issued hereunder, including, without limitation, having all of the Issuers’ Obligations discharged with respect to the Notes of such series, all Obligations of the Guarantors discharged with respect to the Note Guarantees of such series and all Liens on the Collateral securing the Notes and the Note Guarantees of such series released (except as to surviving rights of registration of transfer or exchange of the Notes of such series and as otherwise specified in this Indenture), when:

(1) either:

(A) all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes of such series that have been replaced or paid and Notes of such series for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the Trustee for cancellation; or

(B) all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the sending of a notice of redemption or otherwise or will become due and payable within one year and either an Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal of, or interest and premium, if any, on the Notes of such series to the date of maturity or redemption;

(2) in respect of clause (B) of Section 11.01(1), no Default or Event of Default with respect to such series of Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which either Issuer or any Guarantor is a party or by which either Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and, in each case, the granting of Liens to secure such borrowings);

(3) the Issuers have, or any Guarantor has, paid or caused to be paid all sums payable by them under this Indenture with respect to such series of Notes; and

(4) the Issuers have delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver to the Trustee (a) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (4) of this Section 11.01 have been satisfied and (b) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and qualifications), stating that the condition precedent set forth in clause (4) of this Section 11.01 has been satisfied.

Upon discharge in accordance with the provisions above with respect to such series of Notes, the Trustee and the Collateral Agent, at the request and expense of the Issuers, shall execute such instruments reasonably requested by the Issuers acknowledging discharge of this Indenture with respect to such series of Notes.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (B) of Section 11.01(1) hereof, the provisions of Section 11.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02    Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes of each series and this Indenture, to the payment, either directly or through any Paying Agent (including an Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers’ and any Guarantor’s obligations under this Indenture and the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Issuers have made any payment of principal of, premium, if any, or interest, if any, on, any Notes of such series because of the reinstatement of its obligations, the Issuers shall be subrogated to the rights of the Holders of such series of Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE XII
MISCELLANEOUS

Section 12.01    Concerning the Trust Indenture Act.

The TIA shall not be applicable to, and shall not govern, this Indenture, the Notes or the Note Guarantees.

Section 12.02    Notices.

Any notice or communication by the Issuers, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or electronic transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuers and/or any Guarantor

NGL Energy Partners LP
6120 South Yale Avenue, Suite 805
Tulsa, Oklahoma 74136
Facsimile No.: (918) 481-5896
Email: Brad.Cooper@nglep.com
Attention: Chief Financial Officer

With a copy, which shall not constitute notice, to:

Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Suite 3400
Los Angeles, California 90071
Email: Michelle.Gasaway@skadden.com
Attention: P. Michelle Gasaway

If to the Trustee or the Collateral Agent:

U.S. Bank Trust Company, National Association
13737 Noel Road, Suite 800
Dallas, TX 75240
Facsimile No.: (972) 581-1660
Email: Michael.herberger@usbank.com
Attention: Global Corporate Trust Services

The Issuers, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back , if electronically transmitted; when receipt acknowledged, if transmitted by facsimile; or the next Business Day after timely delivery to a courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder, when the Notes are in the form of Definitive Notes, will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication to a Holder, when the Notes are in the form of Global Notes, will be sent pursuant to Applicable Procedures. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, regardless of whether the addressee receives it (other than with respect to notices or communications by facsimile or electronic transmission, which will be deemed to be duly given when receipt is acknowledged or when answered back, respectively).

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Holders will be filed with the Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance on such waiver.

If the Issuers send a notice or communication to Holders, they will send a copy to the Trustee and each Agent at the same time.

Section 12.03    [Reserved].

Section 12.04    Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied or waived; provided that no such Officers’ Certificate shall be delivered on the Issue Date in connection with the original issuance of the initial Global Notes; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel (who may rely upon an Officers’ Certificate as to matters of fact), all such conditions precedent and covenants have been satisfied or waived; provided that no such Opinion of Counsel shall be delivered on the Issue Date in connection with the original issuance of the initial Global Notes.

Section 12.05    Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether such covenant or condition has been satisfied; and

(4) a statement as to whether, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.06    Rules by Trustee and Agents.

The Trustee may make reasonable rules for action taken by, or meetings or consent of, Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07    No Personal Liability of Directors, Officers, Employees and Unitholders.

None of the General Partner or any director, officer, partner, employee, incorporator, manager, unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes of the applicable series and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08    Governing Law.

THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.09    No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of either Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10    Successors.

All agreements of each Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 12.11    Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be amended thereby.

Section 12.12    Counterpart Originals; Electronic Signatures.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of signed copies of this Indenture by facsimile transmission or emailed portable document format (pdf) shall constitute effective execution and delivery of this Indenture as to the parties hereto and such copies may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or portable document format (pdf) shall be deemed to be their original signatures for all purposes other than authentication of Notes by the Trustee. Except with respect to authentication of the Notes by the Trustee or an authenticating agent, the words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Indenture or any document to be signed in connection with this Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 12.13    Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.14 Judgment Currency.

If for the purpose of obtaining judgment in any court it is necessary to convert an amount due hereunder in the currency in which it is due (the “Original Currency”) into another currency (the “Second Currency”), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Collateral Agent or the Trustee could purchase in the New York foreign exchange market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given. Each Issuer and Guarantor agrees that its obligation in respect of any Original Currency due from it hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Collateral Agent or Trustee receives payment of any sum so adjudged to be due hereunder in the Second Currency, the Collateral Agent may, in accordance with normal banking procedures, purchase, in the New York foreign exchange market, the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the Issuer and the Guarantors as a separate obligation and notwithstanding any such payment or judgment to indemnify the Collateral Agent or Trustee against such loss.

ARTICLE XIII
COLLATERAL

Section 13.01    The Collateral.

(a) Each Holder, by its acceptance of any Notes and the Guarantees thereof, irrevocably consents and agrees to the appointment of U.S. Bank Trust Company, National Association to act as Collateral Agent and the Real Property Collateral Agent. The Collateral Agent and the Real Property Collateral Agent shall have the privileges, powers and immunities as set forth in this Indenture and the Security Documents. Notwithstanding any provision to the contrary contained elsewhere in this Indenture or the Security Documents, the duties of the Collateral Agent and the Real Property Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent and the Real Property Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Collateral Agent and the Real Property Collateral Agent are parties, nor shall the Collateral Agent or the Real Property Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder, the Issuers or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture or the Security Documents or otherwise exist against the Collateral Agent or the Real Property Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Collateral Agent or the Real Property Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The due and punctual payment of the principal of, premium, if any, and interest on the Notes and the Guarantees thereof when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and the Guarantees thereof and performance of all other obligations under this Indenture shall be secured by Liens and security interests on the Collateral to the extent provided by the Security Documents and subject to the Intercreditor Agreements, any Pari Passu Second Lien Intercreditor Agreement and any Junior Lien Intercreditor Agreement. The Issuers and the Guarantors hereby agree that the Collateral Agent and the Real Property Collateral Agent shall hold the applicable Collateral on behalf of and for the benefit of all of the Holders, the Trustee and the Collateral Agent and Real Property Collateral Agent, in each case pursuant to the terms of the Security Documents, and the Collateral Agent, Real Property Collateral Agent and the Trustee are hereby directed and authorized by the Holders to execute and deliver the Security Documents.

(b) Each Holder, by its acceptance of any Notes and the Guarantees thereof, irrevocably consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms, agrees to the appointment of the Collateral Agent and the Real Property Collateral Agent and authorizes and directs the Collateral Agent and the Real Property Collateral Agent (i) to enter into the Security Documents (including, without limitation, the Intercreditor Agreements), and perform its obligations and exercise its rights, powers and discretions under the Security Documents in accordance therewith, (ii) make the representations of the Holders set forth in the Security Documents (including, without limitation, the Intercreditor Agreements), and (iii) bind the Holders on the terms as set forth in the Security Documents (including, without limitation, the Intercreditor Agreements).

(c) The Trustee, the Collateral Agent and each Holder, by accepting the Notes and the Guarantees thereof acknowledges that, as more fully set forth in the Security Documents, the Collateral as now or hereafter constituted shall be held for the benefit of all the Holders, the Collateral Agent, the Real Property Collateral Agent and the Trustee, and that the Lien of this Indenture and the Security Documents in respect of the Trustee, the Collateral Agent, the Real Property Collateral Agent and the Holders is subject to and qualified and limited in all respects by the Security Documents and actions that may be taken thereunder.

Section 13.02    Maintenance of Collateral; Further Assurances.

(a) The Issuers and the Guarantors shall maintain the Collateral that is material to the conduct of their respective businesses in good, safe and insurable operating order, condition and repair. The Issuers and the Guarantors shall pay all real estate and other taxes (except such as are contested in good faith and by appropriate negotiations or proceedings) owed by them, and maintain in full force and effect all their material permits and insurance in amounts that insures against such losses and risks as are reasonable for the type and size of the business of the Issuers and the Guarantors, except, in each case, where the failure to effect such payment or maintain such permits or insurance coverages is not adverse in any material respect to the Holders.

(b) To the extent required under this Indenture or any of the Security Documents, the Issuers and the Guarantors shall, at their sole expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions which may be necessary, including those the Collateral Agent may from time to time reasonably request, to create, better assure, preserve, protect, defend and perfect the security interest and the rights and remedies created under the Security Documents for the benefit of the Trustee, the Collateral Agent and the Holders (subject to Permitted Liens). The Issuers agree to provide evidence to the Trustee as to the perfection (to the extent required by this Indenture and the Security Documents) and priority status of each such security interest and Lien.

Section 13.03    After-Acquired Property.

From and after the Issue Date, if either Issuer or any Guarantor acquires any property or asset constituting Collateral (other than Material Real Property Assets), it must within 60 days after the acquisition thereof or such later date as may be agreed to by the Term Loan Collateral Agent or the ABL Collateral Agent, as applicable, execute and deliver such mortgages, deeds of trust, deeds to secured debt, deed of hypothec, surveys, opinions, title insurance policies, certificates, security instruments, financing statements and other documents as are required under this Indenture, the Intercreditor Agreements and the Security Documents to vest in the Collateral Agent a perfected security interest with the priority set forth in the Intercreditor Agreements and this Indenture upon such property or asset as security for the Notes and the Guarantees and as may be necessary to have such property or asset added to the Collateral and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such after-acquired Collateral to the same extent and with the same force and effect.

Section 13.04    Amendment of Security Interest.

The Issuers shall not, and the Issuers shall not permit any Restricted Subsidiaries to, (i) take or omit to take any action which would materially adversely amend the Liens in favor of the Collateral Agent and the Holders of the Notes of each series with respect to the Collateral or (ii) grant any Person, or permit any Person to retain (other than the ABL Collateral Agent and the representatives of each series of Notes-TLB Obligations), any Liens on the Collateral (other than Liens not prohibited by this Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreements). The Issuers and each Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as are necessary, or as the Trustee or the Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Security Documents.

Section 13.05    Real Estate Mortgages and Filings.

(a) With respect to (i) any fee owned Material Real Property Assets and (ii) any part of the Grand Mesa Pipeline or the Delaware Pipeline that is a Material Real Property Asset of the type described in the preceding clause (i) in each case,(a) owned by any Issuer or a Guarantor on the Issue Date, such Issuer or Guarantor, as the case may be, with respect thereto shall, within 270 days of the date of the Issue Date or such later date as may be agreed to by the Term Loan Collateral Agent or ABL Collateral Agent, as applicable,(and in any event within 365 days of the Issue Date or (b) acquired by any Issuer or a Guarantor after the Issue Date, such Issuer or such Guarantor, as the case may be, shall, within 120 days of the acquisition thereof or such later date as may be agreed to by the Term Loan Collateral Agent or ABL Collateral Agent, as applicable (and in any event within 365 days of the acquisition thereof), deliver to the Real Property Collateral Agent for the ratable benefit of the Real Property Collateral Agent, the Holders of Notes-TLB Obligations and the Trustee the following:

(1) a fully executed counterpart of a first-priority mortgage, deed of hypothec, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt or leasehold deed to secure debt in favor of the Real Property Collateral Agent covering such Material Real Property Asset, in accordance with the requirements of this Indenture, duly executed by such Issuer or such Guarantor, together with satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such mortgage, leasehold mortgage, deed of hypothec, deed of trust, leasehold deed of trust, deed to secure debt or leasehold deed to secure debt (and payment of any taxes or fees in connection therewith), together with any necessary fixture filings, as may be necessary to create a valid, perfected first-priority lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) if such Material Real Property Asset has a Designated Value of $20.0 million or more, a policy or policies or marked-up unconditional binder of title insurance (or binding commitments thereof), as applicable, in favor of the Real Property Collateral Agent and its successors and/or assigns, in an amount not less than the Designated Value of such Material Real Property Asset and in the form necessary, paid for by the such Issuer or such Guarantor, issued by a nationally recognized title insurance company insuring fee simple title to each such Material Real Property Asset and insuring the Lien of such mortgage, deed of trust, deed of hypothec or deed to secure debt as a valid first priority Lien (subject to Permitted Liens) on the applicable real property described therein, together with such endorsements, title policy modifications, coinsurance and reinsurance as shall be reasonably required;

(3) if such Material Real Property Asset has a Designated Value of $20.0 million or more, such surveys (or any updates, affidavits or such other information or documents that the title insurance company may reasonably require in connection with the issuance of the title insurance policies), which are sufficient for the title insurance company to remove the standard survey exception and issue customary survey-related endorsements or title policy modifications;

(4) if such Material Real Property Asset has a Designated Value of $20.0 million or more, local counsel opinions (i) as to the due authorization, execution and delivery by such Issuer or such Guarantor of such mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed of hypothec, deed to secure debt or leasehold deed to secure debt and such other customary matters that are incidental thereto and (ii) in jurisdictions where such Material Real Property Asset is located covering the enforceability of each mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed of hypothec, deed to secure debt or leasehold deed to secure debt and such other customary matters as are incidental thereto;

(5) if such Material Real Property Asset has a Designated Value of $20.0 million or more, with respect to such Material Real Property Asset, evidence from within the past five (5) years that such Material Real Property Asset, and the uses of such Material Real Property Asset, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for such Material Real Property Asset, the permitted uses of each such Material Real Property Asset under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks); and

(6) such affidavits, certificates, instruments of indemnification and other items as shall be reasonably required to comply with the required deliverables set forth in paragraphs (2) - (5) above, and evidence of payment by the Issuer or Guarantor, as applicable, of all search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, and deeds to secure debt, leasehold deeds to secure debt and the issuance of the title insurance policies, in each case to the extent required pursuant to the foregoing.

provided that, notwithstanding the foregoing the requirements of paragraphs (2), (3), (5) and (6) of this paragraph will not be required with respect to any such Material Real Property Asset, to the extent the cost of providing such items would exceed 1% of the then Designated Value of such Material Real Property Asset.

The Issuers and each Guarantor will not, and each Issuer will not permit any of its Restricted Subsidiaries to, grant any Lien on any Material Real Property Assets to which the foregoing paragraph is applicable with respect to which such Issuer or such Restricted Subsidiary has not satisfied the applicable requirements of paragraph (1) of the preceding paragraph, as security or otherwise, subject to Permitted Liens and customary exceptions for statutory or other similar Liens. Within 270 days of the Issue Date (or such later date as may be agreed by the Term Loan Collateral Agent or the ABL Collateral Agent, as applicable), the Issuers and the Guarantors shall provide the Controlling Collateral Agent reasonably satisfactory evidence of the release or termination of any mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, deed to secure debt, leasehold deed or any other real property security instrument in respect of the 2026 Senior Secured Notes.

(b) With respect to any Material Real Property Asset consisting of Leasehold Property, easements or rights of-way, including Material Real Property Assets that are Leasehold Property, easements or rights-of-way constituting part of the Grand Mesa Pipeline or the Delaware Pipeline (in each case other than any fee owned Material Real Property Asset) (such Material Real Property Assets, “Other Specified Property”), (a) held by any Issuer or a Guarantor on the Issue Date or (b) acquired by any Issuer or a Guarantor after the Issue Date, such Issuer or such Guarantor, as the case may be, shall use commercially reasonable efforts (which, for the avoidance of doubt shall not require cash payments or other consideration aside from the payment or reimbursement of reasonable fees and expenses in connection with the preparation and recording of the documentation related to such Other Specified Collateral Deliverables) to deliver, within 270 days of the Issue Date or 120 days of the date of acquisition thereof or such later date as may be agreed to by the Term Loan Collateral Agent or ABL Collateral Agent, as applicable (provided that such deadline may not be extended to a date later than 365 days after the Issue Date or the acquisition date, as applicable), to the Real Property Collateral Agent for the ratable benefit of the Real Property Collateral Agent, the Holders of Notes-TLB Obligations and the Trustee, the following:

(1) a fully executed counterpart of a first-priority leasehold mortgage, leasehold deed of trust or leasehold deed to secure debt, duly executed by the Issuer or Guarantor that is the lessee, owner or holder of such Other Specified Property, satisfactory evidence of the completion (or satisfactory arrangements for the completion) of all recordings and necessary filings of such leasehold mortgage, leasehold deed of trust or leasehold deed to secure debt (and payment of any taxes or fees in connection therewith), together with any necessary consents, memoranda of lease and fixture filings, as may be necessary to create a valid, perfected first-priority lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2) if such Other Specified Property has a Designated Value of $20.0 million or more and is not an easement or right-of-way, policy or policies or marked-up unconditional binder of title insurance (or binding commitments thereof), as applicable, in favor of the Real Property Collateral Agent and its successors and/or assigns, in an amount not less than the Designated Value of such Other Specified Property and in the form necessary, paid for by the such Issuer or such Guarantor, issued by a nationally recognized title insurance company insuring leasehold title to such Other Specified Property and insuring the Lien of such leasehold mortgage, leasehold deed of trust or leasehold deed to secure debt as a valid first priority Lien (subject to Permitted Liens) on the applicable real property described therein, together with such endorsements, title policy modification, coinsurance and reinsurance as shall be reasonably required;

(3) if such Other Specified Property has a Designated Value of $20.0 million or more and is not an easement or right-of-way, such surveys (or any updates, affidavits or such other information or documents that the title insurance company may reasonably require in connection with the issuance of the title insurance policies), which are sufficient for the title insurance company to remove or modify the standard survey exception and issue customary survey-related endorsements or title policy modifications;

(4) if such Material Real Property Asset has a Designated Value of $20.0 million and is not an easement or right-of-way, local counsel opinions (i) as to the due authorization, execution and delivery by such Issuer or such Guarantor of such mortgage, deed of trust or deed to secure debt and such other customary matters that are incidental thereto and (ii) in jurisdictions where such Other Specified Property is located covering the enforceability of each mortgage, deed of trust or deed to secure debt and such other customary matters as are incidental thereto;

(5) if such Other Specified Property has a Designated Value of $20.0 million or more and is not an easement or right-of-way, with respect to such Other Specified Property, evidence from within the past five (5) years that such Other Specified Property, and the uses of such Other Specified Property, are in compliance in all material respects with all applicable zoning laws (the evidence submitted as to which should include the zoning designation made for such Other Specified Property, the permitted uses of each such Other Specified Property under such zoning designation and, if available, zoning requirements as to parking, lot size, ingress, egress and building setbacks); and

(6) such affidavits, certificates, instruments of indemnification and other items as shall be reasonably required to comply with the required deliverables set forth in paragraphs (2) - (5) above and evidence of payment by the Issuer or Guarantor, as applicable, of all search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, and deeds to secure debt, leasehold deeds to secure debt and the issuance of the title insurance policies, in each case to the extent required pursuant to the foregoing;

provided that, notwithstanding the foregoing, the requirements of paragraphs (2), (3), (5) and (6) of this paragraph will not be required with respect to (i) any such Other Specified Property, to the extent the cost of providing such items would exceed 1% of the Designated Value of such Other Specified Property or (ii) any such Other Specified Property that is comprised solely of easements or rights-of way. Notwithstanding anything herein to the contrary, for purposes of the determination of Designated Value pursuant to the preceding proviso, the penultimate paragraph of this covenant shall not apply.

The requirements of the foregoing paragraph with respect to the Other Specified Property shall be referred to as the “Other Specified Collateral Requirements”, and the items described in items (1) through (6) of the foregoing paragraph shall be referred to as the “Other Specified Collateral Deliverables”.

Solely for purposes of determining the Designated Value of any Real Property Assets with respect to which an Issuer or Guarantor must use commercially reasonable efforts to provide the Other Specified Collateral Requirements, if any Real Property Asset constitutes, with one or more Real Property Assets, any pipeline, facility, terminal, injection well or disposal well of the Issuers and their Restricted Subsidiaries, the Designated Value of such Real Property Asset shall be deemed to be the sum of the Designated Values of all such Real Property Assets forming such pipeline, facility, terminal, injection well or disposal well. For the avoidance of doubt, the foregoing sentence shall have no effect with respect to the assessment of additional interest pursuant to Section 6.01.

The Issuers and each Guarantor will not, and each Issuer will not permit any of its Restricted Subsidiaries to, grant any Lien on any Other Specified Property with respect to which such Issuer or such Restricted Subsidiary has not satisfied the applicable requirements of paragraph (1) of this Section 13.05(b), as security or otherwise, subject to Permitted Liens and customary exceptions for statutory or other similar Liens.

Section 13.06    Release of Liens on the Collateral.

(a) The Liens on the Collateral securing the Notes will automatically and without the need for any further action by any Person be released:

(1) in whole, upon payment in full of the principal of, accrued and unpaid interest and premium, if any, on the Notes of such series;

(2) in whole upon:

(A) a Legal Defeasance or Covenant Defeasance of such series of Notes as set forth in Article VIII hereof; or

(B) the satisfaction and discharge of this Indenture with respect to such series of Notes as set forth in Section 11.01; or

(C) upon the occurrence of a Suspension Date with respect to such series of Notes (provided that the applicable Investment Grade Ratings give effect to the proposed release of the Collateral).

(3) in part, as to any property constituting Collateral that (a) is sold, transferred or otherwise disposed of by any Issuer or any Guarantor (other than to any Issuer or another Guarantor) in a transaction not prohibited by this Indenture or the Security Documents at the time of such sale, transfer or disposition or (b) is owned or at any time acquired by a Guarantor that has been released from its Guarantee in accordance with this Indenture, concurrently with the release of such Guarantee (including in connection with the designation of a Guarantor as an Unrestricted Subsidiary);

(4) in whole or in part, as applicable, in accordance with the provisions in Article IX;

(5) in part, in accordance with the applicable provisions of the Security Documents and the Intercreditor Agreements (including, without limitation, any property or asset of an Issuer or a Guarantor that becomes and Excluded Asset); or

(6) in whole or in part, as applicable, as to all or any part of the Collateral that has been taken by eminent domain, condemnation or other similar circumstances,

provided that, in the case of any release in whole pursuant to clauses (1), (2) and (4) above, all amounts owing to the Trustee and the Collateral Agent under this Indenture, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreements with respect to such series of Notes have been paid in full.

Notwithstanding clause (2)(C) above, upon the occurrence of a Reinstatement Date with respect to such series of Notes, the Issuers and the Guarantors shall use commercially reasonable efforts to take all actions reasonably necessary to provide to the Collateral Agent for its benefit and the benefit of the Holders of such series and the Trustee valid, perfected, security interests (subject to Permitted Liens) in the Collateral (which in accordance with the Intercreditor Agreements shall be first-priority Liens, in the case of any Notes-TLB Priority Collateral, and second-priority Liens, in the case of any ABL Priority Collateral) within 60 days after such Reinstatement Date or, with respect to any Material Real Property Asset, with 270 days after such Reinstatement Date, in each case or such later date as may be agreed to by the Term Loan Collateral Agent or the ABL Collateral Agent, as applicable.

(b) To the extent a proposed release of Collateral is not automatic and requires action by the Trustee or the Collateral Agent, the Issuers and each Guarantor will furnish to the Trustee and the Collateral Agent, prior to each proposed release of such Collateral pursuant to the Security Documents and this Indenture, an Officer’s Certificate and an Opinion of Counsel that all conditions precedent provided for in this Indenture and the Security Documents relating to such release have been complied with.

(c) Upon compliance by the Issuers or the Guarantors, as the case may be, with the conditions precedent set forth above, the Trustee or the Collateral Agent shall promptly cause to be released and reconveyed (at the expense of the Issuers or the Guarantors) to the Issuers or the Guarantors, as the case may be, the released Collateral.

Section 13.07    Authorization of Actions to be Taken by the Trustee or the Collateral Agent Under the Security Documents.

(a) Subject to the provisions of the Security Documents, each of the Trustee, the Collateral Agent or the Real Property Collateral Agent may (but shall not be obligated to), in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (1) enforce any of its rights or any of the rights of the Holders under the Security Documents and (2) collect and receive any and all amounts payable in respect of the Collateral in respect of the obligations of the Issuers and the Guarantors hereunder and thereunder. Subject to the provisions of the Security Documents, the Trustee, the Collateral Agent or the Real Property Collateral Agent shall have the power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, the Collateral Agent or the Real Property Collateral Agent may deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

(b) Except as otherwise expressly set forth in Section 3 of the Security Agreement, none of the Trustee, the Collateral Agent or the Real Property Collateral Agent shall be responsible for, nor do they make any representation regarding, the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuers to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. None of the Trustee, the Collateral Agent or the Real Property Collateral Agent shall have any responsibility for recording, filing, re-recording or re-filing any financing statement, continuation statement, financing change statement, document, instrument or other notice in any public office at any time or times or to otherwise take any action to perfect or maintain the perfection of any security interest granted to it under the Security Documents or otherwise.

(c) Where any provision of this Indenture requires that additional property or assets be added to the Collateral and a security interest with respect to such property or assets would not be created or perfected without preparation and execution of additional documentation, the Issuers and each Guarantor shall deliver to the Trustee, the Collateral Agent or the Real Property Collateral Agent the following:

(1) a request from the Issuers that such Collateral be added;

(2) the form of instrument adding such Collateral, which, based on the type and location of the property subject thereto, shall be in substantially the form of the applicable Security Documents previously entered into, with such changes thereto as the Issuers shall consider appropriate, or in such other form as the Issuers shall deem proper; provided that any such changes or such form are administratively satisfactory to the Trustee, the Collateral Agent and the Real Property Collateral Agent; and

(3) such financing statements, if any, as the Issuers shall deem necessary to perfect the Collateral Agent’s security interest in such Collateral.

(d) The Trustee, the Collateral Agent and the Real Property Collateral Agent, in giving any consent or approval under the Security Documents or in executing any Security Documents, shall be entitled to receive, as a condition to such consent or approval or to executing such document in the case of a request to execute a Security Document, a request of the Issuers and, in all cases, an Officer’s Certificate and an Opinion of Counsel to the effect that all conditions precedent specified in this Indenture with respect to the action or omission for which consent or approval is to be given have been satisfied or that such action or omission for which consent or approval is not being given does not violate this Indenture, and the Trustee, the Collateral Agent and the Real Property Collateral Agent shall be fully protected in giving such consent or approval on the basis of such Officer’s Certificate and Opinion of Counsel.

(e) Notwithstanding anything else to the contrary herein, whenever reference is made in this Indenture or any Security Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or the Real Property Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent or the Real Property Collateral Agent, it is understood that in all cases the Collateral Agent or the Real Property Collateral Agent shall be fully justified in failing or refusing to take any such action under this Indenture if it shall not have received such written instruction, advice or concurrence of the Trustee (acting at the direction of the Holders and otherwise in accordance with this Indenture, Intercreditor Agreements and other Security Documents), and such indemnity from the Holders as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and the Real Property Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

Section 13.08    Information Regarding Collateral.

(a) The Issuers shall furnish to the Collateral Agent, with respect to either Issuer, or any Guarantor, promptly (and in any event within 60 days of such change) written notice of any change in such Person’s (i) corporate or organization name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) organizational identification number. The Issuers and the Guarantors agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made, or will have been made within any applicable statutory period, under UCC, the PPSA and any other applicable laws that are required in the Security Documents in order for the Collateral to be made subject to the Lien of the Collateral Agent under such Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents and will take all necessary action so that the Lien in favor of the Collateral Agent pursuant to this Indenture and/or the Security Documents is perfected with the same priority as immediately prior to such change to the extent required by this Indenture and/or the Security Documents. The Issuers shall also promptly notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned. If at any time after the Issue Date, the Issuers deliver to an agent or representative of the holders of other Pari Passu Notes-TLB Obligations an update to the perfection certificate previously delivered to any such agent or representative, then the Issuers shall promptly deliver such update to the Trustee and the Collateral Agent.

Section 13.09    Negative Pledge.

The Issuers and each Guarantor shall not, and the Issuers shall not permit any of its Restricted Subsidiaries to, further pledge the Collateral as security or otherwise, subject to Permitted Liens.

Section 13.10    Regarding the Collateral Agent.

(a) The Collateral Agent is authorized and empowered to appoint one or more subagents or co-collateral agents as it deems necessary or appropriate (it being understood that the Real Property Collateral Agent is executing its duties as a subagent for the Collateral Agent).

(b) Except as otherwise expressly set forth in Section 3 of the Security Agreement, none of the Trustee, the Collateral Agent or the Real Property Collateral Agent shall have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by any Grantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuers’ or any Guarantor’s property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent and the Real Property Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes of a series with respect to such series of Notes or as otherwise provided in the Security Documents and/or the Intercreditor Agreements.

(c) Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent or the Real Property Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent or the Real Property Collateral Agent, as the case may be, shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent or the Real Property Collateral Agent has determined that the Collateral Agent or the Real Property Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances. The Collateral Agent and the Real Property Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuers or the Holders to be sufficient.

(d) The Collateral Agent and the Real Property Collateral Agent shall not be liable for (i) any action taken or omitted to be taken by it in connection with this Indenture and the Security Documents or instrument referred to herein or therein, except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct, and (ii) interest on any money received by it except as the Collateral Agent or the Real Property Collateral Agent may agree in writing with the Issuers (and money held in trust by the Collateral Agent or the Real Property Collateral Agent shall be segregated from other funds except to the extent required by law).

(e) The Collateral Agent and the Real Property Collateral Agent shall exercise reasonable care in the custody of any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Collateral Agent and the Real Property Collateral Agent shall be deemed to have exercised reasonable care in the custody of Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar property held for its own benefit and shall not be liable or responsible for any loss or diminution in value of any of the Collateral, including, without limitation, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent or the Real Property Collateral Agent in good faith.

(f) The parties hereto and the Holders hereby agree and acknowledge that none of the Collateral Agent, the Trustee or the Real Property Collateral Agent shall assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Security Documents or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Security Documents, the Collateral Agent, the Trustee or the Real Property Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent, the Trustee or the Real Property Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent, the Trustee or the Real Property Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral. In the event that the Collateral Agent, the Trustee or the Real Property Collateral Agent is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Agent’s, Real Property Collateral Agent’s or the Trustee’s sole discretion may cause the Collateral Agent, Real Property Collateral Agent or the Trustee to be considered an “owner or operator” under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. §9601, et seq., or otherwise cause the Collateral Agent, the Trustee or the Real Property Collateral Agent to incur liability under CERCLA or any other federal, state or local law, the Collateral Agent, the Trustee and the Real Property Collateral Agent reserves the right, instead of taking such action, to either resign as the Collateral Agent, the Trustee or the Real Property Collateral Agent or arrange for the transfer of the title or control of the asset to a court-appointed receiver or monitor. None of the Collateral Agent, the Trustee or the Real Property Collateral Agent shall be liable to the Issuers, the Guarantors or any other Person for any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s, the Real Property Collateral Agent’s or the Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to the discharge, release or threatened release of hazardous materials into the environment. If at any time it is necessary or advisable for property to be possessed, owned, operated or managed by any Person (including the Collateral Agent, the Real Property Collateral Agent or the Trustee) other than the Issuers or the Guarantors, subject to the terms of the Security Documents and the Intercreditor Agreements, a majority in interest of Holders of Notes of a series shall direct the Collateral Agent, the Real Property Collateral Agent or the Trustee with respect to such series of Notes to appoint an appropriately qualified Person (excluding the Collateral Agent, the Real Property Collateral Agent or the Trustee) whom it shall designate to possess, own, operate or manage, as the case may be, such property.

(g) For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Agent and the Real Property Collateral Agent hereunder, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of this Indenture or earlier termination, resignation or removal of the Trustee, in such capacity, with respect to the holders of the ABL Priority Collateral or the Other Pari Passu Lien Obligations, as applicable, to the extent the Security Documents remain in force thereafter.

(h) For the purposes of holding any hypothec granted to the Attorney (as defined below) pursuant to the laws of the Province of Québec to secure the prompt payment and performance of any and all Notes Obligations by any Issuers or Guarantors, each of Holder hereby irrevocably appoints and authorizes the Collateral Agent and, to the extent necessary, ratifies the appointment and authorization of the Collateral Agent, to, as part of its duties as Collateral Agent, act as the hypothecary representative of the creditors as contemplated under Article 2692 of the Civil Code of Québec (in such capacity, the “Attorney”), and to enter into, to take and to hold on their behalf, and for their benefit, any hypothec, and to exercise such powers and duties that are conferred upon the Attorney under any related deed of hypothec. The Attorney shall: (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted by the terms hereof, all rights and remedies given to the Attorney pursuant to any such deed of hypothec and applicable law, and (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to and indemnification by the Issuer and the Guarantors. Any person who becomes a Holder shall be deemed to have consented to and confirmed the Attorney as the person acting as hypothecary representative holding the aforesaid hypothecs as aforesaid and to have ratified, as of the date it becomes a Holder, all actions taken by the Attorney in such capacity. The substitution of the Collateral Agent pursuant to the provisions of this Article XIII shall also result in the substitution of the Attorney.

Section 13.11    Conflicts.

The Issuers, the Guarantors, the Trustee, the Collateral Agent and the Real Property Collateral Agent acknowledge and agree to be bound by the provisions of the Security Documents and the Intercreditor Agreements, as applicable.

(Signatures on following pages)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Indenture as of the date first written above.

ISSUERS:

NGL ENERGY OPERATING LLC

By:    /s/ Brad Cooper
Name:    Brad Cooper
Title:    Executive Vice President and Chief Financial Officer

NGL ENERGY FINANCE CORP.

By:    /s/ Brad Cooper
Name:    Brad Cooper
Title:    Executive Vice President and Chief Financial Officer

GUARANTORS:

Anticline Disposal, LLC
AWR Disposal, LLC
Centennial Energy, LLC
Centennial Gas Liquids ULC
Choya Operating, LLC
Disposals Operating, LLC
GGCOF HEP Blocker, LLC
GGCOF HEP Blocker II, LLC
Grand Mesa Pipeline, LLC
GSR Northeast Terminals LLC
Hillstone Environmental Partners, LLC
NGL Crude Cushing, LLC
NGL Crude Logistics, LLC
NGL Crude Terminals, LLC
NGL Crude Transportation, LLC
NGL Delaware Basin Holdings, LLC
NGL Energy GP LLC
NGL Liquids, LLC
NGL Marine, LLC
NGL North Ranch, LLC
NGL Recycling Services, LLC
NGL Shared Services, LLC
NGL Supply Terminal Company, LLC
NGL Supply Wholesale, LLC
NGL Water Pipelines, LLC
NGL Water Solutions, LLC
NGL Water Solutions DJ, LLC
NGL Water Solutions Eagle Ford, LLC
NGL Water Solutions - ORLA SWD, LLC
NGL Water Solutions Permian, LLC
NGL Water Solutions Product Services, LLC

By:    /s/ Brad Cooper
Name:    Brad Cooper
Title:    Executive Vice President and Chief Financial Officer

GUARANTORS (CONTINUED)

NGL SHARED SERVICES HOLDINGS, INC.

By:    /s/ Brad Cooper
Name:    Brad Cooper
Title:    Executive Vice President and Chief Financial Officer

NGL SOUTH RANCH, INC.

By:    /s/ Brad Cooper
Name:    Brad Cooper
Title:    Executive Vice President and Chief Financial Officer

TRUSTEE AND COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee and Collateral Agent

By:    /s/ Michael K. Herberger
Name:    Michael K. Herberger
Title:    Vice President

EXHIBIT A-1

[Face of Note]

CUSIP/ISIN1

8.125% Senior Secured Note due 2029

No. ___________                                         $_____________

NGL ENERGY OPERATING LLC
NGL ENERGY FINANCE CORP.

jointly and severally promise to pay to                    [if a Global Note, insert — CEDE & CO., as nominee for The Depository Trust Company] or its registered assigns, the principal sum of                DOLLARS [if a Global Note, insert — , or such other principal amount as shall be set forth on the “Schedule of Exchanges of Interests in the Global Note” attached hereto,] on February 15, 2029.

Interest Payment Dates: February 15, May 15, August 15 and November 15

Record Dates: February 1, May 1, August 1 and November 1

Dated:        , 20
1 For ease of reference: 62922LAC2 (144A); U6536LAB6 (Reg S)
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NGL ENERGY OPERATING LLC

By:
Name:
Title:

NGL ENERGY FINANCE CORP.

By:
Name:
Title:

This is one of the Notes referred to in the within-
mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory
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[Back of Note]
8.125% Senior Secured Note due 2029

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. As used in this Note, references to “Notes” shall only refer to the 2029 Notes, unless otherwise indicated or the context otherwise requires.

(1)    INTEREST. NGL Energy Operating LLC, a Delaware limited liability company (the “Operating LLC”), and NGL Energy Finance Corp., a Delaware corporation (together with Operating LLC, the “Issuers”), each a wholly owned subsidiary of NGL Energy Partners LP, a Delaware limited partnership (the “Company”), jointly and severally promise to pay interest on the principal amount of this Note at 8.125% per annum until maturity. The Issuers will pay interest, if any, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); provided that the first Interest Payment Date shall be [ ]. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the then applicable interest rate on the Notes; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)    METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the February 1, May 1, August 1 and November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided to the Issuers or the Paying Agent wire transfer instructions to an account in the United States of America. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder; provided, however, that the Issuers shall at all times maintain a Paying Agent in the Borough of Manhattan, The City of New York. Either Issuer or any Subsidiary may act in any such capacity.
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(4)    INDENTURE. The Issuers issued the Notes under an Indenture dated as of February 2, 2024 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)    OPTIONAL REDEMPTION.

(a)    At any time prior to February 15, 2026, Operating LLC may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture (which may include Additional Notes) with an amount of cash not greater than the amount equal to the net cash proceeds from one or more Equity Offerings at a redemption price equal to 108.125% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the related Interest Payment Date that is on or prior to the redemption date); provided that (i) at least 50% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding after each such redemption and (ii) the redemption occurs within 180 days after the closing of such Equity Offering.

(b)    At any time or from time to time prior to February 15, 2026, (the “2029 Notes Step-Down Date”) Operating LLC may redeem, on one or more occasions, all or a part of the Notes, at a redemption price equal to the 2029 Notes Make-Whole Price, subject to the rights of Holders of Notes on the relevant record date to receive interest, if any, due on the related Interest Payment Date that is on or prior to the redemption date.

(c)    In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described in Section 4.14(c) of the Indenture) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to any Change of Control Offer or Alternate Offer described in Section 4.14 of the Indenture, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the related Interest Payment Date that is on or prior to the redemption date).

(d)    Except as provided in the immediately preceding paragraphs (a), (b) and (c), the Notes will not be redeemable at Operating LLC’s or the Company’s option prior to February 15, 2026.

(e    On and after February 15, 2026, Operating LLC may redeem, on one or more occasions, all or a part of the Notes, from time to time at the following redemption prices (expressed as a percentage of principal amount to be redeemed) plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest, if any, due on the related
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Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2026	104.063%
2027	102.031%
2028 and thereafter	100.000%

(f)    Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)    REPURCHASE AT THE OPTION OF HOLDER.

(a)    If there is a Change of Control, each Holder will have the right, except as provided below and in the Indenture, to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest, if any, due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. The Company will not be required to make a Change of Control Offer upon a Change of Control, if (i) a third party makes a Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in Section 4.14(a) of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, (ii) notice of redemption of all outstanding Notes has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered and not withdrawn at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of the Alternate Offer.

(b)    If the Company or a Restricted Subsidiary consummates any Asset Sales of Collateral, within 10 Business Days after the aggregate amount of Excess Collateral Proceeds exceeds $50.0 million, the Issuers will be required to make an offer (a “Collateral Disposition Offer”) to all Holders of Notes to purchase the maximum principal amount of the Notes (on a pro rata basis) and, if required by the terms of any other Pari Passu Notes-TLB Obligations, to the holders of such Pari Passu Notes-TLB Obligations (on a pro rata basis), to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the of the Notes and such other Pari Passu Obligations, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in the Indenture in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof with respect to the Notes. To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer (together with, if required by the terms of any other Pari Passu Notes-TLB Obligations,
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the amount of Pari Passu Notes-TLB Obligations tendered pursuant to any similar requirement), is less than the Excess Collateral Proceeds, the Issuers may use any remaining Excess Collateral Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders and, if required by the holders of Pari Passu Notes-TLB Obligations, holders of any Pari Passu Notes-TLB Obligations exceeds the amount of Excess Collateral Proceeds, the Notes and Pari Passu Notes-TLB Obligations to be purchased shall be selected by the Trustee on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes-TLB Obligations. Holders of Notes that are the subject of an offer to purchase will receive notice of a Collateral Disposition Offer from the Company prior to any related purchase, prepayment or redemption date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(7)    NOTICE OF OPTIONAL REDEMPTION. Notices of optional redemption will be mailed by first-class mail (or in the case of Notes in the form of Global Notes, pursuant to the applicable procedures of DTC) at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture with respect to the Notes. The notice of redemption with respect to a redemption pursuant to Section 3.07(b) of the Indenture and paragraph 5(b) herein need not set forth the 2029 Notes Make-Whole Price but only the manner of calculation thereof. Operating LLC will notify the Trustee of the 2029 Notes Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation. The actions taken by Operating LLC in calculating the 2029 Make-Whole price shall be conclusive absent manifest error. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(8)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 10 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(10)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents (subject to compliance with the Intercreditor Agreements) may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes of each series affected by such amendment or supplement, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes of each series affected by such waiver, if any, voting as a
A-6

single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to: (i) cure any ambiguity, defect, mistake or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes of and Note Guarantees and under the Security Documents in the case of a merger, amalgamation or consolidation or sale of all or substantially all of such Issuer’s or Guarantor’s properties or assets, as applicable; (iv) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (v) at the Issuers’ election, comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, if such qualification is required; (vi) conform the text of the Indenture, the Note Guarantees, the Notes or the Security Documents or the Intercreditor Agreements (as evidenced by an Officers’ Certificate) to any provision of the “Description of the notes” section of the Issuers’ Offering Memorandum dated January 25, 2024, to the extent that such provision in that “Description of the notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Security Documents, the Intercreditor Agreements or the Note Guarantees; (vii) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date; (viii) make, complete or confirm any grant of Collateral permitted or required by the Indenture or the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; (ix) add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture; (x) evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee or a successor Collateral Agent; (xi) grant any Lien for the benefit of the holders of any future Pari Passu Notes-TLB Obligations, Pari Passu ABL Obligations, Pari Passu Second Lien Obligations or Junior Lien Obligations in accordance with and as permitted by the terms of the Indenture and the ABL Intercreditor Agreement (and, with respect to Pari Passu Second Lien Indebtedness or Junior Lien Indebtedness, any Pari Passu Second Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable); (xii) add additional secured parties to the Intercreditor Agreements to the extent Liens securing obligations held by such parties are permitted under the Indenture; (xiii) mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Agent in accordance with the terms of the Indenture or otherwise; or (xiv) provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) and the Intercreditor Agreements in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the Indenture, the ABL Intercreditor Agreement and the relevant Security Documents.

(11)    DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company to comply with its obligations under Section 5.01 of the Indenture or to consummate a purchase of Notes when required pursuant to Sections 4.10 or 4.14 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes to comply with the provisions of Section 4.07 or Section 4.09 of the Indenture or to comply with the provisions of Section 4.10 or Section 4.14 of the Indenture to the extent not described in
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the immediately preceding clause (iii); (v) (a) except as addressed in subclause (b) of this clause (v), failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes to comply with any of the other agreements in the Indenture or this Note or (b) failure by the Company for 180 days after notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes of the applicable series to comply with Section 4.03 of the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided that if, prior to any acceleration of the Notes, (1) any such default is cured or waived, (2) any such acceleration of such Indebtedness is rescinded, or (3) such Indebtedness is repaid, within a period of 10 Business Days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes ) shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (vii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final, non-appealable judgments (entered by a court or courts of competent jurisdiction) aggregating in excess of $100.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with the Indenture; (ix) an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) generally is not paying its debts as they become due; (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case, (b) appoints a custodian of any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or (c) orders the liquidation of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days. In the case of an Event of Default specified in the immediately preceding clause (ix) or clause
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(x), with respect to either Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all then outstanding Notes will become due and payable immediately without further action or notice (subject to applicable law); (xi)(i) the Liens created by any Security Document shall at any time not constitute a valid and perfected Lien on any Collateral intended to be covered thereby with a Fair Market Value, individually or in the aggregate, in excess of $50.0 million other than (A) in accordance with the terms of the relevant Security Documents and the Indenture, (B) the satisfaction in full of all Obligations under the Indenture or (C) any loss of perfection that results from the failure of the Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents, and which default continues for 30 days; (ii) the repudiation by any Issuer or any Guarantor in any pleading in any court of competent jurisdiction of any of its material obligations under the Security Documents or to file UCC continuation statements or PPSA financing change statements; or (xii) any Issuer or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any Security Document is invalid or unenforceable other than by reason of the termination of the Indenture or the release of any such Collateral in accordance with the Indenture. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and, in the case of a notice by Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest, if any, on, any Note) if it in good faith determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding of Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes , rescind an acceleration and its consequences if the rescission would not violate any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(12)    TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for any Issuer or its Affiliates, and may otherwise deal with any Issuer or its Affiliates, as if it were not the Trustee.

(13)    NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager, unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(14)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
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(15)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

(17)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

NGL Energy Partners LP
6120 South Yale Avenue, Suite 1300
Tulsa, Oklahoma 74136
Telecopier No.: (918) 481-5896
Attention: Chief Financial Officer
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ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:                                (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10        ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).
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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

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[Face of Note]

CUSIP/ISIN2

8.375% Senior Secured Note due 2032

No. ___________                                         $_____________

NGL ENERGY OPERATING LLC
NGL ENERGY FINANCE CORP.

jointly and severally promise to pay to                    [if a Global Note, insert — CEDE & CO., as nominee for The Depository Trust Company] or its registered assigns, the principal sum of                DOLLARS [if a Global Note, insert — , or such other principal amount as shall be set forth on the “Schedule of Exchanges of Interests in the Global Note” attached hereto,] on February 15, 2032.

Interest Payment Dates: February 15, May 15, August 15 and November 15

Record Dates: February 1, May 1, August 1 and November 1

Dated:        , 20
2 For ease of reference: 62922LAD0 (144A); U6536LAC4 (Reg S)

NGL ENERGY OPERATING LLC

By:
Name:
Title:

NGL ENERGY FINANCE CORP.

By:
Name:
Title:

This is one of the Notes referred to in the within-
mentioned Indenture:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory

[Back of Note]
8.375% Senior Secured Note due 2032

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated. As used in this Note, references to “Notes” shall only refer to the 2032 Notes, unless otherwise indicated or the context otherwise requires.

(1)    INTEREST. NGL Energy Operating LLC, a Delaware limited liability company (the “Operating LLC”), and NGL Energy Finance Corp., a Delaware corporation (together with Operating LLC, the “Issuers”), each a wholly owned subsidiary of NGL Energy Partners LP, a Delaware limited partnership (the “Company”), jointly and severally promise to pay interest on the principal amount of this Note at 8.375% per annum until maturity. The Issuers will pay interest, if any, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”); provided that the first Interest Payment Date shall be [ ]. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Issuers will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate equal to the then applicable interest rate on the Notes; they will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)    METHOD OF PAYMENT. The Issuers will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the February 1, May 1, August 1 and November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Issuers maintained for such purpose within or without the City and State of New York, or, at the option of the Issuers, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided to the Issuers or the Paying Agent wire transfer instructions to an account in the United States of America. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)    PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuers may change any Paying Agent or Registrar without notice to any Holder; provided, however, that the Issuers shall at all times maintain a Paying Agent in the

Borough of Manhattan, The City of New York. Either Issuer or any Subsidiary may act in any such capacity.

(4)    INDENTURE. The Issuers issued the Notes under an Indenture dated as of February 2, 2024 (the “Indenture”) among the Issuers, the Guarantors and the Trustee. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Issuers. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)    OPTIONAL REDEMPTION.

(a)    At any time prior to February 15, 2027, Operating LLC may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes outstanding under the Indenture (which may include Additional Notes) with an amount of cash not greater than the amount equal to the net cash proceeds from one or more Equity Offerings at a redemption price equal to 108.375% of the principal amount thereof, plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the related Interest Payment Date that is on or prior to the redemption date); provided that (i) at least 50% of the aggregate principal amount of the Notes issued on the Issue Date (excluding Notes held by the Company and its Subsidiaries) remains outstanding after each such redemption and (ii) the redemption occurs within 180 days after the closing of such Equity Offering.

(b)    At any time or from time to time prior to February 15, 2027 (the “2032 Notes Step-Down Date”) Operating LLC may redeem, on one or more occasions, all or a part of the Notes, at a redemption price equal to the 2032 Notes Make-Whole Price, subject to the rights of Holders of Notes on the relevant record date to receive interest, if any, due on the related Interest Payment Date that is on or prior to the redemption date.

(c)    In the event that Holders of not less than 90% in aggregate principal amount of the outstanding Notes accept a Change of Control Offer or Alternate Offer and the Company (or any third party making such Change of Control Offer in lieu of the Company as described in Section 4.14(c) of the Indenture) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to any Change of Control Offer or Alternate Offer described in Section 4.14 of the Indenture, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the Notes that remain outstanding, to, but excluding, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the related Interest Payment Date that is on or prior to the redemption date).

(d)    Except as provided in the immediately preceding paragraphs (a), (b) and (c), the Notes will not be redeemable at Operating LLC’s or the Company’s option prior to February 15, 2027.

(e)    On and after February 15, 2027 Operating LLC may redeem, on one or more occasions, all or a part of the Notes, from time to time at the following redemption prices (expressed as a percentage of principal amount to be redeemed) plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the applicable redemption date (subject to the rights of Holders on the relevant record date to receive interest, if any, due on the related Interest Payment Date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2027	104.188%
2028	102.094%
2029 and thereafter	100.000%

(f)    Unless the Issuers default in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)    REPURCHASE AT THE OPTION OF HOLDER.

(a)    If there is a Change of Control, each Holder will have the right, except as provided below and in the Indenture, to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest, if any, due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will send a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture. The Company will not be required to make a Change of Control Offer upon a Change of Control, if (i) a third party makes a Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in Section 4.14(a) of the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, (ii) notice of redemption of all outstanding Notes has been given pursuant to the Indenture unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered and not withdrawn at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes properly tendered and not withdrawn in accordance with the terms of the Alternate Offer.

(b)    If the Company or a Restricted Subsidiary consummates any Asset Sales of Collateral, within 10 Business Days after the aggregate amount of Excess Collateral Proceeds exceeds $50.0 million, the Issuers will be required to make an offer (a “Collateral Disposition Offer”) to all Holders of Notes to purchase the maximum principal amount of the Notes (on a pro rata basis) and, if required by the terms of any other Pari Passu Notes-TLB Obligations, to the holders of such Pari Passu Notes-TLB Obligations (on a pro rata basis), to which the Collateral Disposition Offer applies that may be purchased out of the Excess Collateral Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount of the Notes and such other Pari Passu Obligations, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, in accordance with the procedures set forth in the Indenture in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof with respect to the

Notes. To the extent that the aggregate amount of Notes so validly tendered and not properly withdrawn pursuant to a Collateral Disposition Offer (together with, if required by the terms of any other Pari Passu Notes-TLB Obligations, the amount of Pari Passu Notes-TLB Obligations tendered pursuant to any similar requirement), is less than the Excess Collateral Proceeds, the Issuers may use any remaining Excess Collateral Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by Holders and, if required by the holders of Pari Passu Notes-TLB Obligations, holders of any Pari Passu Notes-TLB Obligations exceeds the amount of Excess Collateral Proceeds, the Notes and Pari Passu Notes-TLB Obligations to be purchased shall be selected by the Trustee on a pro rata basis on the basis of the aggregate principal amount of tendered Notes and Pari Passu Notes-TLB Obligations. Holders of Notes that are the subject of an offer to purchase will receive notice of a Collateral Disposition Offer from the Company prior to any related purchase, prepayment or redemption date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(7    NOTICE OF OPTIONAL REDEMPTION. Notices of optional redemption will be mailed by first-class mail (or in the case of Notes in the form of Global Notes, pursuant to the applicable procedures of DTC) at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture with respect to the Notes. The notice of redemption with respect to a redemption pursuant to Section 3.08(b) of the Indenture and paragraph 5(b) herein need not set forth the 2032 Notes Make-Whole Price but only the manner of calculation thereof. Operating LLC will notify the Trustee of the 2032 Notes Make-Whole Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation. The actions taken by Operating LLC in calculating the 2032 Make-Whole price shall be conclusive absent manifest error. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(8)    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuers need not exchange or register the transfer of any Notes for a period of 10 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(9)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(10)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees or the Security Documents (subject to compliance with the Intercreditor Agreements) may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes of each series affected by such amendment or supplement, if any, voting as a single class, and any existing Default or Event of Default or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes of each series affected by such waiver, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Notes or the Note Guarantees may be amended or supplemented to: (i) cure any ambiguity, defect, mistake or inconsistency; (ii) provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) provide for the assumption of an Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees and under the Security Documents in the case of a merger, amalgamation or consolidation or sale of all or substantially all of such Issuer’s or Guarantor’s properties or assets, as applicable; (iv) make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any Holder; (v) at the Issuers’ election, comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, if such qualification is required; (vi) conform the text of the Indenture, the Note Guarantees, the Notes or the Security Documents or the Intercreditor Agreements (as evidenced by an Officers’ Certificate) to any provision of the “Description of the notes” section of the Issuers’ Offering Memorandum dated January 25, 2024, to the extent that such provision in that “Description of the notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, the Security Documents, the Intercreditor Agreements or the Note Guarantees; (vii) provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date; (viii) make, complete or confirm any grant of Collateral permitted or required by the Indenture or the Security Documents or any release, termination or discharge of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents; (ix) add any additional Guarantor or to evidence the release of any Guarantor from its Note Guarantee, in each case as provided in the Indenture; (x) evidence or provide for the acceptance of appointment under the Indenture of a successor Trustee or a successor Collateral Agent; (xi) grant any Lien for the benefit of the holders of any future Pari Passu Notes-TLB Obligations, Pari Passu ABL Obligations, Pari Passu Second Lien Obligations or Junior Lien Obligations in accordance with and as permitted by the terms of the Indenture and the ABL Intercreditor Agreement (and, with respect to Pari Passu Second Lien Indebtedness or Junior Lien Indebtedness, any Pari Passu Second Lien Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable); (xii) add additional secured parties to the Intercreditor Agreements to the extent Liens securing obligations held by such parties are permitted under the Indenture; (xiii) mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent for the benefit of the Trustee and the Holders of the Notes as additional security for the payment and performance of the Issuers’ and any Guarantor’s obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee or the Collateral Agent in accordance with the terms of the Indenture or otherwise; or (xiv) provide for the succession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) and the Intercreditor Agreements in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of any agreement in accordance with the terms of the Indenture, the ABL Intercreditor Agreement and the relevant Security Documents.

(11)    DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest, if any, on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes; (iii) failure by the Company to comply with its obligations under Section 5.01 of the Indenture or to consummate a purchase of Notes when required pursuant to Sections 4.10 or 4.14 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 30 days after written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes to comply with the provisions of Section 4.07 or Section 4.09 of the Indenture or to comply with the provisions of Section 4.10 or Section 4.14 of the Indenture to the extent not described in the immediately preceding clause (iii); (v) (a) except as addressed in subclause (b) of this clause (v), failure by the Company or any of its Restricted Subsidiaries for 60 days after written notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes to comply with any of the other agreements in the Indenture or this Note or (b) failure by the Company for 180 days after notice from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes of the applicable series to comply with Section 4.03 of the Indenture; (vi) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (a) is caused by a failure to pay principal of, premium, if any, on, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (b) results in the acceleration of such Indebtedness prior to its Stated Maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; provided that if, prior to any acceleration of the Notes, (1) any such default is cured or waived, (2) any such acceleration of such Indebtedness is rescinded, or (3) such Indebtedness is repaid, within a period of 10 Business Days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, any Default or Event of Default (but not any acceleration of the Notes) shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree; (vii) failure by the Company or any Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final, non-appealable judgments (entered by a court or courts of competent jurisdiction) aggregating in excess of $100.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee, except, in each case, by reason of the release of such Note Guarantee in accordance with the Indenture; (ix) an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a custodian of it or for all or substantially all of its property, (d) makes a general assignment for the benefit of its creditors, or (e) generally is not paying its debts as they become due; (x) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (a) is for relief against any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case, (b) appoints a custodian of any Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or (c) orders the liquidation of an Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 consecutive days. In the case of an Event of Default specified in the immediately preceding clause (ix) or clause (x), with respect to either Issuer or any of the Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all then outstanding Notes will become due and payable immediately without further action or notice (subject to applicable law); (xi)(i) the Liens created by any Security Document shall at any time not constitute a valid and perfected Lien on any Collateral intended to be covered thereby with a Fair Market Value, individually or in the aggregate, in excess of $50.0 million other than (A) in accordance with the terms of the relevant Security Documents and the Indenture, (B) the satisfaction in full of all Obligations under the Indenture or (C) any loss of perfection that results from the failure of the Collateral Agent to maintain possession of certificates delivered to it representing securities pledged under the Security Documents, and which default continues for 30 days; (ii) the repudiation by any Issuer or any Guarantor in any pleading in any court of competent jurisdiction of any of its material obligations under the Security Documents or to file UCC continuation statements or PPSA financing change statements; or (xii) any Issuer or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any security interest in any Security Document is invalid or unenforceable other than by reason of the termination of the Indenture or the release of any such Collateral in accordance with the Indenture. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company and, in the case of a notice by Holders, also to the Trustee specifying the respective Event of Default and that it is a notice of acceleration. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of, premium, if any, or interest, if any, on, any Note) if it in good faith determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes , rescind an acceleration and its consequences if the rescission would not violate any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived. The Issuers are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuers are required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(12)    TRUSTEE DEALINGS WITH THE ISSUERS. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for any Issuer or its Affiliates, and may otherwise deal with any Issuer or its Affiliates, as if it were not the Trustee.

(13)     NO RECOURSE AGAINST OTHERS. None of the General Partner or any director, officer, partner, employee, incorporator, manager, unitholder or other owner of Capital Stock of the General Partner, the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or such Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(14)    AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(15    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(16)    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

(17)    GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

NGL Energy Partners LP
6120 South Yale Avenue, Suite 1300
Tulsa, Oklahoma 74136
Telecopier No.: (918) 481-5896
Attention: Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:                                (Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint ________________________________________________________________________
to transfer this Note on the books of the Issuers. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10        ☐ Section 4.14

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*    Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

NGL Energy Partners LP
6120 South Yale Avenue, Suite 1300
Tulsa, Oklahoma 74136

U.S. Bank Trust Company, National Association
13737 Noel Road, Suite 800
Dallas, TX 75240
Attention: Global Corporate Trust Services

Re: [8.125% Senior Secured Notes due 2029][8.375% Senior Secured Notes due 2032]

Reference is hereby made to the Indenture, dated as of February 2, 2024 (the “Indenture”), among NGL Energy Operating LLC and NGL Energy Finance Corp., as issuers (the “Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $ in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, (x) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person and (y) the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement

Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or

(b) such Transfer is being effected to an Issuer or a subsidiary thereof;
or

(c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or

(d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

(4) Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a) a beneficial interest in the:

(i) 144A Global Note (CUSIP [●]), or

(ii) Regulation S Global Note (CUSIP [●]), or

(b) a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a) a beneficial interest in the:

(i) 144A Global Note (CUSIP [●]), or

(ii) Regulation S Global Note (CUSIP [●]), or

(iii) IAI Global Note (CUSIP [●]), or

(iv) Unrestricted Global Note (CUSIP [●]), or

(b) a Restricted Definitive Note; or

(c) a Restricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

NGL Energy Partners LP
6120 South Yale Avenue, Suite 1300
Tulsa, Oklahoma 74136

U.S. Bank Trust Company, National Association
13737 Noel Road, Suite 800
Dallas, TX 75240
Attention: Global Corporate Trust Services

Re: [8.125% Senior Secured Notes due 2029 CUSIP: ][8.375% Senior Secured Notes due 2032 CUSIP: ]

Reference is hereby made to the Indenture, dated as of February 2, 2024 (the “Indenture”), among NGL Energy Operating LLC and NGL Energy Finance Corp., as issuers (the “Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and
C-1

(iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuers.

[Insert Name of Transferor]

By:
Name:
Title:

Dated
C-2

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

NGL Energy Partners LP
6120 South Yale Avenue, Suite 1300
Tulsa, Oklahoma 74136

U.S. Bank Trust Company, National Association
13737 Noel Road, Suite 800
Dallas, TX 75240
Attention: Global Corporate Trust Services

Re: [8.125% Senior Secured Notes due 2029][8.375% Senior Secured Notes due 2032]

Reference is hereby made to the Indenture, dated as of February 2, 2024 (the “Indenture”), among NGL Energy Operating LLC and NGL Energy Finance Corp., as issuers (the “Issuers”), the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $ aggregate principal amount of:

(a) a beneficial interest in a Global Note, or

(b) a Definitive Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to an Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuers a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuers to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (D) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuers such certifications, legal opinions and other information as you and the Issuers may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
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4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:
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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of , 20 , among (the “Guaranteeing Subsidiary”), a subsidiary (or a permitted successor thereof) of NGL Energy Operating LLC (“NGL LP”), a Delaware limited liability company, or NGL Energy Finance Corp. (“Finance Corp.,” and, together with NGL LP, the “Issuers”), a Delaware corporation, the Issuers, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank Trust Company, National Association, as trustee and collateral agent under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 2, 2024 providing for the issuance of 8.125% Senior Secured Notes due 2029 (the “2029 Notes”) and 8.375% Senior Secured Notes due 2032 (the “2032 Notes,” together with the 2029 Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes of each series and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes of each series as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof.

3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

4. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, organizer, manager, unitholder or other owner of Capital Stock (as defined in the Indenture) of the Guaranteeing Subsidiary or agent thereof, as such, shall have any liability for any obligations of the Issuers, the Guarantors, the Guaranteeing Subsidiary or any other Subsidiary of an Issuer providing a Note Guarantee under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes of each series by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
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6. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.
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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

NGL ENERGY OPERATING LLC

By
Name:
Title:

NGL ENERGY FINANCE CORP.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as
Trustee and Collateral Agent

By
Authorized Signatory
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